Exhibit 10.5

EXECUTION VERSION

SERVICING AGREEMENT

Dated as of February 28, 2019

by and among

GPMT 2019-FL2, LTD.
“Issuer”

GPMT COLLATERAL MANAGER LLC
 “Collateral Manager”

WILMINGTON TRUST, NATIONAL ASSOCIATION
“Trustee”

WELLS FARGO BANK, NATIONAL ASSOCIATION
“Note Administrator”

GPMT SELLER LLC
“Advancing Agent”

WELLS FARGO BANK, NATIONAL ASSOCIATION
“Servicer”

and

TRIMONT REAL ESTATE ADVISORS, LLC
“Special Servicer”

i

ii

	ARTICLE VIII

	TERMINATION; TRANSFER OF COLLATERAL INTERESTS

Section 8.01	Termination of Agreement	97
Section 8.02	Transfer of Collateral Interests	98

	ARTICLE IX

	MISCELLANEOUS PROVISIONS

Section 9.01	Amendment; Waiver	99
Section 9.02	Governing Law	100
Section 9.03	Notices	100
Section 9.04	Severability of Provisions	103
Section 9.05	Inspection and Audit Rights	103
Section 9.06	[Reserved]	103
Section 9.07	Binding Effect; No Partnership; Counterparts	103
Section 9.08	Protection of Confidential Information	103
Section 9.09	General Interpretive Principles	104
Section 9.10	Further Agreements	104
Section 9.11	Rating Agency Notices	105
Section 9.12	Limited Recourse and Non-Petition	106
Section 9.13	Capacity of Trustee and Note Administrator	107
Section 9.14	Third-Party Beneficiaries	107

EXHIBIT A	Collateral Interest Schedule
EXHIBIT B	Applicable Servicing Criteria in Item 1122 of Regulation AB
EXHIBIT C	Reserved
EXHIBIT D	Form of Special Servicer’s Two Quarter Future Advance Estimate
EXHIBIT E	Participation Holder Register
EXHIBIT F	Form of Future Funding Monthly Report

iii

THIS SERVICING AGREEMENT dated as of February 28, 2019 is by and among GPMT 2019-FL2, Ltd. (the “Issuer”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, GPMT Collateral Manager LLC, as collateral manager (the “Collateral Manager”), Wilmington Trust, National Association, as trustee (the “Trustee”), Wells Fargo Bank, National Association, as note administrator (in such capacity, the “Note Administrator”), GPMT Seller LLC, as advancing agent (the “Advancing Agent”), Wells Fargo Bank, National Association, as servicer (in such capacity, the “Servicer”) and Trimont Real Estate Advisors, LLC, as special servicer (the “Special Servicer”).

PRELIMINARY STATEMENTS

The Issuer desires to engage the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Trustee and the Note Administrator, and the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Trustee and the Note Administrator desire to accept the Issuer’s engagement, to perform their respective duties with respect to the Commercial Real Estate Loans in accordance with the provisions of this Agreement.

This Agreement shall become effective with respect to each Commercial Real Estate Loan upon the related Servicing Transfer Date.

NOW, THEREFORE, in consideration of the recitals in this Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Defined Terms.  Any capitalized term used herein without definition shall have the meaning ascribed to such term in the Indenture.  In addition, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“15Ga-1 Notice”:  As defined in Section 3.19.

“17g-5 Information Provider”:  As defined in the Indenture.

“17g-5 Website”:  As defined in the Indenture.

“A-1 Participation Servicing Agreement”:  As defined in the related Participation Agreement.

“Accountant’s Statement”:  Shall have the meaning ascribed it in Section 3.12 hereof.

“Accounts”:  The Escrow Accounts, the Collection Account, the Participated Loan Collection Account, the REO Accounts and the Cash Collateral Accounts.

“Additional Servicing Compensation”:  (i) Any fee or penalty amounts collected for checks or other items returned for insufficient funds related to the Accounts (other than the REO Account); (ii) any late payment charges and default interest collected with respect to any Serviced Commercial Real Estate Loan (which, for each Participated Loan, shall be payable solely from amounts allocated to such Collateral Interest and any related Companion Participation under the related Participation Agreement) that accrues when the related Commercial Real Estate Loan is not a Specially Serviced Loan and (iii) subject to Section 3.04, all income and gain realized from the investment of funds deposited in the Accounts (other than the REO Account).

“Additional Special Servicing Compensation”: (i) All assumption application fees received on Commercial Real Estate Loans, (ii) any modification fees, assumption fees, consent fees and similar fees received on any Commercial Real Estate Loans, (iii) any charges for processing other Obligor requests (including Other Borrower Requests), (iv) any charges for processing beneficiary statements or demands and fees in connection with defeasance, if any, on any Commercial Real Estate Loans, (v) any late payment charges and default interest collected with respect to any Collateral Interest that accrues when the related Commercial Real Estate Loan is a Specially Serviced Loan and (vi)(A) any fee or penalty amounts collected for checks or other items returned for insufficient funds relating to the REO Account and (B) subject to Section 3.04, all income and gain realized from the investment of funds deposited in the REO Account.

“Advance Rate”:  A per annum rate equal to the “Prime Rate” (as published from time to time in the “Money Rates” section of The Wall Street Journal).

“Advancing Agent”:  GPMT Seller LLC, or its successors or assigns pursuant to the Indenture, solely in its capacity as Advancing Agent.

“Affiliate”:  With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above.  For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that neither the Company Administrator nor any other company, corporation or Person to which the Company Administrator provides directors and/or administrative services and/or acts as share trustee shall be an Affiliate of the Issuer or Co-Issuer; provided, further, that none of GPMT, the Seller, the Retention Holder or any of their subsidiaries shall be deemed to be Affiliates of the Issuer.  The Note Administrator, the Servicer, the Special Servicer and the Trustee may rely on certifications of any Holder or party hereto regarding such Person’s Affiliations.

“Affiliated Future Funding Companion Participation Holder”:  Any Companion Participation Holder that is the Seller or any Affiliate of the Seller.

“Aggregate Outstanding Amount”:  As defined in the Indenture.

“Aggregate Outstanding Portfolio Balance”: As defined in the Indenture.

“Agreement”:  This Servicing Agreement, as the same may be modified, supplemented or amended from time to time.

“Anti-Terrorism Laws”:  Any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Appraisal”:  An appraisal prepared by an Appraiser and certified by such Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as FIRREA.

“Appraisal Reduction Amount”:  With respect to any Commercial Real Estate Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the principal balance of such Commercial Real Estate Loan, plus all other amounts due and unpaid with respect to such Commercial Real Estate Loan, minus (b) the sum of (i) an amount equal to 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties (net of any liens senior to the lien of the related mortgage) as determined by an updated appraisal obtained by the Special Servicer plus (ii) the aggregate amount of all reserves, letters of credit and escrows held in connection with the Commercial Real Estate Loan (other than escrows and reserves for unpaid real estate taxes and assessments and insurance premiums), plus (iii) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Commercial Real Estate Loan (whether paid or then payable by any insurance company or government authority).

With respect to any Collateral Interest that is a Participation, any Appraisal Reduction Amount calculated with respect to the underlying Participated Loan will be deemed allocated on a pro rata and pari passu basis among the related Participations (based on the outstanding principal balances thereof).

For the avoidance of doubt, with respect to any Combined Loan, any Appraisal Reduction Amount shall be calculated as, and allocated to, the Combined Loan as a whole.

“Appraisal Reduction Event”:  The occurrence of any of the following events with respect to a Commercial Real Estate Loan:

(1)                                 the 90th day following the occurrence of any uncured delinquency in monthly payments with respect to such Commercial Real Estate Loan;

(2)                                 receipt of notice that the related Obligor has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 90th day after the related Obligor becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Commercial Real Estate Loan;

(3)                                 the date on which the Mortgaged Property securing such Commercial Real Estate Loan becomes an REO Property;

(4)                                 such Commercial Real Estate Loan becomes a Modified Loan; and

(5)                                 a payment default occurs with respect to a Balloon Payment due on such Commercial Real Estate Loan;  provided, however if (i) the related Obligor is diligently seeking a refinancing commitment and delivers a statement to that effect to the Servicer within 30 days after the default, who will promptly deliver a copy to the Special Servicer and the Collateral Manager, (ii) the related Obligor continues to make its assumed scheduled payment, (iii) no other Appraisal Reduction Event has occurred with respect to that Commercial Real Estate Loan and (iv) the Collateral Manager consents, an Appraisal Reduction Event will not occur until 90 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Transaction Documents, the Indenture or the Servicing Agreement; and provided, further, if the related Obligor has delivered to the Servicer, who has promptly delivered a copy to the Special Servicer and the Collateral Manager, on or before the 90th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the Obligor continues to make its assumed scheduled payments (and no other Appraisal Reduction Event has occurred with respect to that Commercial Real Estate Loan), an Appraisal Reduction Event will not occur until the earlier of (A) 60 days beyond the related maturity date (or extended maturity date) and (B) the termination of the refinancing commitment.

“Appraiser”:  An Independent appraiser, selected by the Special Servicer with the prior consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Mortgage Asset, in consultation with the holder of the related Controlling Companion Participation), which is a member in good standing of the Appraisal Institute, and is certified or licensed in the state in which the relevant related Mortgaged Property is located, and that has a minimum of five (5) years of experience in the appraisal of comparable properties.

“Asset Status Report”:  As defined in Error! Reference source not found..

“Balloon Loan”:  Any Commercial Real Estate Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Balloon Payment”:  With respect to each Balloon Loan, the scheduled payment of principal due on the maturity date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

“Business Day”:  Any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, in the States of North Carolina or Georgia, or the location of the Corporate Trust Office of the Note Administrator or the Trustee, or (iii) days when the New York Stock Exchange or the Federal Reserve Bank of New York are closed.

“Cash”:  As defined in the Indenture.

“Cash Collateral”:  As defined in Section 3.14.

“Cash Collateral Account”:  As defined in Section 3.14.

“Class A Notes”:  As defined in the Indenture.

“Class A-S Notes”:  As defined in the Indenture.

“Class B Notes”:  As defined in the Indenture.

“Class C Notes”:  As defined in the Indenture.

“Class D Notes”:  As defined in the Indenture.

“Class E Notes”:  As defined in the Indenture.

“Class F Notes”: As defined in the Indenture.

“CLO Controlled Collateral Interests”:  Each Collateral Interest that is not a Non-CLO Controlled Collateral Interest.  As of the Closing Date, each of the Closing Date Collateral Interests will be a CLO Controlled Collateral Interest.

“CLO Custody Collateral Interest”:  As defined in the Indenture.

“Closing Date”: February 28, 2019.

“Closing Date Collateral Interests”: The Collateral Interests acquired by the Issuer on the Closing Date and listed on Schedule A attached hereto.

“Code”:  As defined in the Indenture.

“Co-Issuer”:  GPMT 2018-FL2 LLC, a Delaware limited liability company.

“Co-Issuers”:  The Issuer and the Co-Issuer.

“Collateral Interest Controlled Reserve Account”: The account required to be maintained by the Seller pursuant to the Future Funding Agreement.

“Collateral Interest File”:  With respect to any Collateral Interest, the related Loan Documents and any additional documents required to be added to such Collateral Interest File pursuant to the express provisions of this Agreement all of which are held by the Custodian.

“Collateral Interest Purchase Agreement”:  As defined in the Indenture.

“Collateral Interest Schedule”:  A schedule of the Collateral Interests attached as Exhibit A hereto, which sets forth information with respect to such Collateral Interests.

“Collateral Interests”:  Each of the Mortgage Loans, Combined Loans and Pari Passu Participations owned by the Issuer from time to time in accordance with the terms of the Indenture.

“Collateral Management Agreement”:  The Collateral Management Agreement, dated as of the Closing Date, between the Issuer and the Collateral Manager, as the same may be amended or amended and restated from time to time or any replacement thereof.

“Collateral Management Standard”:  As defined in the Collateral Management Agreement.

“Collateral Manager”:  GPMT Collateral Manager LLC, a Delaware limited liability company, as Collateral Manager under the Collateral Management Agreement, and any successor Collateral Manager appointed pursuant to the Collateral Management Agreement.

“Collateral Manager Termination Event”:  As defined in Section 7.09.

“Collection Account”:  Shall have the meaning ascribed it in Section 3.03 hereof.

“Combined Loan”:  Collectively, any Mortgage Loan and a related Mezzanine Loan secured by a pledge of all of the equity interests in the Obligor under such Mortgage Loan, as if they are a single loan.  Each Combined Loan shall be treated as a single loan for all purposes hereunder.

“Commercial Real Estate Loans”:  All of the Mortgage Loans, Combined Loans and Participated Loans.

“Committed Warehouse Line”: A warehouse facility or other similar financing facility pursuant to which the related lender has approved advances (at a 60% or greater advance rate) to fund future advance requirements under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders, subject only to the satisfaction of general conditions precedent in the related facility documents.

“Companion Participation”:  With respect to each Pari Passu Participation, the related companion participation interest in the related Participated Loan that will not be held by the Issuer unless such Companion Participation is later acquired, in whole or in part, by the Issuer pursuant to the applicable provisions of the Indenture.  Upon any acquisition of a Companion Participation by the Issuer, such Companion Participation shall become a Collateral Interest.

“Companion Participation Holder”: The holder of any Companion Participation.

“Company Administrator”:  MaplesFS Limited (or its successors and assigns).

“Controlling Companion Participation”:  With respect to each Non-CLO Controlled Collateral Interest, the related Companion Participation that is the controlling participation interest in the related Participated Loan.

“Corporate Trust Office”:  The corporate trust office of (a) the Trustee, currently located at 1100 North Market Street, Wilmington Delaware 19890, Attention:  CMBS Trustee—GPMT 2019-FL2, (b) the Note Administrator, currently located at: (i) with respect to the delivery of Asset Documents, at 1055 10th Avenue SE, Minneapolis, Minnesota, 55414, Attention: Document Custody Group, (ii) with respect to the delivery of Note transfers and surrenders, at 600 South 4th St., 7th Floor, MAC N9300-070 Minneapolis, Minnesota 55479 and (iii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:  Corporate Trust Services (CMBS), GPMT 2019-FL2, or (c) such other address as the Trustee or the Note Administrator, as applicable, may designate from time to time by notice to the Noteholders, the Holder of the Preferred Shares, the Rating Agencies, and the parties hereto.

“Corrected Loan”:  Any Specially Serviced Loan that has become current and remained current for three (3) consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Commercial Real Estate Loan, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Obligor), and (provided, that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Commercial Real Estate Loan to otherwise constitute a Specially Serviced Loan) the servicing of which the Special Servicer has returned to the Servicer pursuant to Section 3.16(b).

“Covered Entity”:  (a) The Issuer and its subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Risk Collateral Interest”: As defined in the Indenture.

“CREFC®”:  CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

“CREFC® Comparative Financial Status Report”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Investor Reporting Package”:  The reporting package substantially in the form of, and containing the information called for in, the downloadable form of the

“CREFC® Investor Reporting Package” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by CREFC® for commercial mortgage securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer.

“CREFC® Loan Periodic Update File”:  The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.  Notwithstanding any provision hereof, neither the CREFC Loan Periodic Update File, nor any other report or accounting prepared or performed by the Servicer, is required to include any allocation among the Collateral Interests of the fee payable to the Note Administrator, the fee payable to the Trustee or the fee payable to the Collateral Manager.

“CREFC® NOI Adjustment Worksheet”:  An annual report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Operating Statement Analysis Report”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC® Website or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Special Servicer Loan File”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Special Servicer Loan File” available as of the Closing Date on the CREFC® website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Website”:  The website located at “www.crefc.org” or such other primary website as CREFC® may establish for dissemination of its report forms.

“Custodian”:  As defined in the Indenture.

“Defaulted Collateral Interest”:  Any Collateral Interest for which the related Commercial Real Estate Loan is a Defaulted Loan.

“Defaulted Loan”:  Any Commercial Real Estate Loan as to which there has occurred and is continuing for more than sixty (60) days (after giving effect to any applicable grace period but without giving effect to any waiver) either: (x) a payment default; or (y) a material non-monetary event of default of which the Special Servicer has actual knowledge.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Issuer or the performance of any construction work on the REO Property, other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Due Period”:  As defined in the Indenture.

“Eligible Account”:  As defined in the Indenture.

“Eligible Investments”:  As defined in the Indenture.

“Escrow Account”:  As defined in Section 3.02.

“Escrow Payment”:  Any amounts received by the Servicer or Special Servicer for the account of an Obligor under a Serviced Commercial Real Estate Loan for application toward the payment of taxes, insurance premiums, assessments, ground rents, deferred maintenance, environmental remediation, rehabilitation costs, capital expenditures, lease-up expenses and similar items in respect of the related Mortgaged Property.

“Event of Default”:  As defined in the Indenture.

“Exchange Collateral Interest”:  As defined in the Indenture.

“Final Asset Status Report”:  With respect to any Specially Serviced Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Issuer (or the Collateral Manager acting on behalf of the Issuer), which shall not include any communication (other than the related Final Asset Status Report)

between the Special Servicer and the Issuer or the Collateral Manager with respect to such Specially Serviced Loan, and the Special Servicer has otherwise communicated to the Issuer (or the Collateral Manager acting on behalf of the Issuer) as being final; provided that no Asset Status Report shall be considered to be a Final Asset Status Report unless the Issuer (or the Collateral Manager acting on behalf of the Issuer) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to this Agreement in respect of such action, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with this Agreement.

“FIRREA”:  The Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended.

“Fitch”:  Fitch Ratings, Inc., or any successor thereto.

“Future Funding Agreement”:  The Future Funding Agreement, dated as of the Closing Date, by and among the Seller, as pledgor, GPMT, as the future funding indemnitor, the Trustee, as trustee on behalf of the Noteholders and the Holders of the Preferred Shares, as secured party, and the Note Administrator, as the same may be amended, supplemented or replaced from time to time.

“Future Funding Amount”: With respect to each Participated Loan, any unfunded future funding obligations of the related Companion Participation Holder.

“Future Funding Companion Participation”: With respect to each Participated Loan that has any remaining Future Funding Amounts, the Companion Participation held by the Companion Participation Holder obligated to fund such Future Funding Amounts.

“Future Funding Indemnitor”: GPMT in its capacity as Future Funding Indemnitor.

“Governmental Body”:  Any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any such group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor similar authority to any of the foregoing.

“GPMT”: Granite Point Mortgage Trust Inc., a Maryland corporation, and it successors-in-interest.

“GPMT 2018-FL1 Servicing Agreement”:  The Servicing Agreement, dated May 9, 2018, by and among, GPMT 2018-FL1, Ltd., as issuer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as note administrator, GPMT Seller, LLC, as advancing agent, Wells Fargo Bank, National Association, as servicer, Trimont

Real Estate Advisors, LLC, as special servicer, and Park Bridge Lender Services LLC, as operating advisor, as the same may be amended, supplemented or replaced from time to time.

“Holder”: As defined in the Indenture.

“Indenture”:  The Indenture, dated as of the Closing Date, among the Issuer, the Co-Issuer, the Advancing Agent, the Trustee and the Note Administrator.

“Independent”:  As defined in the Indenture.

“Independent Contractor”:  Any Person that would be an “Independent Contractor” with respect to GPMT (or any subsequent REIT) within the meaning of Section 856(d)(3) of the Code.

“Inquiry”:  As defined in the Indenture.

“Insurance and Condemnation Proceeds”:  All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, as applicable, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, as applicable, or released to the Obligor or any tenants or ground lessors, in either case, in accordance with the Servicing Standard.

“Insurance Policy”:  With respect to any Commercial Real Estate Loan, any hazard insurance policy, flood insurance policy, title insurance policy or other insurance policy that is maintained from time to time in respect of such Commercial Real Estate Loan or the related Mortgaged Property, as applicable.

“Interest Advance”:  As defined in the Indenture.

“Investor Q&A Forum”:  As defined in the Indenture.

“Issuer”:  As defined in the Preamble hereto.

“KBRA”:  Kroll Bond Rating Agency, Inc. or any successor thereto.

“Largest One Quarter Future Advance Estimate”: An estimate of the largest aggregate amount of future advances that will be required to be made under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders during any calendar quarter, subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate.

“Law”:  shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Liquidation Event”:  An REO Property (and the related REO Loan) or a Commercial Real Estate Loan is liquidated for a full or discounted amount and the Special

Servicer has determined that all amounts which it expects to recover from or on account of such Commercial Real Estate Loan or REO Property, as applicable, have been recovered.

“Liquidation Fee”:  A fee payable to the Special Servicer with respect to each Specially Serviced Loan or REO Property, as applicable, as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout or modification) with respect thereto from the related Obligor or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Commercial Real Estate Loan or REO Property, as applicable (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds related to such liquidated Specially Serviced Loan or REO Property, as applicable, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to any event described in clause (iii) of the definition of “Liquidation Proceeds” or clause (iv) of the definition of “Liquidation Proceeds” if such repurchase occurs within the time parameters (including any applicable extension period) set forth in the Collateral Interest Purchase Agreement.

“Liquidation Fee Rate”:  With respect to each Specially Serviced Loan, a rate equal to 1.0%.

“Liquidation Proceeds”:  Cash amounts received by or paid to the Servicer or the Special Servicer, as applicable, in connection with:  (i) the liquidation (including a payment in full) of a Mortgaged Property constituting security for a Defaulted Loan, through a receiver’s or trustee’s sale, foreclosure sale or sale of an REO Property, as applicable, or otherwise, exclusive of any portion thereof required to be released to the related Obligor in accordance with applicable law and the terms and conditions of the related Loan Documents; (ii) the realization upon any deficiency judgment obtained against an Obligor; (iii) (A) the purchase of a Defaulted Loan or Credit Risk Collateral Interest by the Collateral Manager pursuant to Section 12.1(b) of the Indenture; (B) the sale of Collateral Interests pursuant to Section 12.1(c) of the Indenture or (C) any other sale of a Collateral Interest or Commercial Real Estate Loan pursuant to Section 12.1 of the Indenture or (iv) the repurchase of a Collateral Interest by the Seller pursuant to the Collateral Interest Purchase Agreement.

“Loan Documents”:  As defined in the Indenture.

“Major Decisions”:  Any of the following

(a)                                 any modification of, or waiver with respect to, a Collateral Interest or underlying Commercial Real Estate Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or prepayment, if any, payable thereon or a deferral or a forgiveness of interest on or principal of the Collateral Interest or underlying Commercial Real Estate Loan, any change in the Principal Balance of any Collateral Interest or underlying Commercial Real Estate Loan or a modification or waiver of any other monetary term of the Collateral Interest or the underlying Commercial Real Estate Loan relating to the timing or amount of any payment of principal or interest (other than late payment charges and default interest) or any other material sums due and payable under the Commercial Real Estate Loan or underlying Loan Documents or a modification or waiver of any provision of the Commercial Real Estate Loan that (i) restricts the Obligor or its equity owners from incurring additional indebtedness, (ii) waives any breach of a material representation or a material covenant, (iii) waives any breach of any material provision of a related guaranty delivered by a guarantor of the obligations of a Obligor on such Collateral Interest or underlying Commercial Real Estate Loan, or (iv) waives any default or event of default due to the bankruptcy or insolvency of a Obligor or any guarantor of the obligations of a Obligor on such Collateral Interest or Commercial Real Estate Loan;

(b)                                 any modification of, or waiver with respect to, a Collateral Interest or underlying Commercial Real Estate Loan that would result in a discounted pay-off of the Commercial Real Estate Loan;

(c)                                  any foreclosure upon or comparable conversion of the ownership of a Mortgaged Property or any acquisition of a Mortgaged Property by deed-in-lieu of foreclosure;

(d)                                 any sale of a Mortgaged Property or any material portion thereof or, except, as specifically permitted in the Loan Documents, the transfer of any direct or indirect interest in the Obligor;

(e)                                  any sale of a Defaulted Collateral Interest;

(f)                                   any action to bring a Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials;

(g)                                  any substitution or release of collateral for a Collateral Interest (other than in accordance with the terms of, or upon satisfaction of, the Loan Documents);

(h)                                 any release of the Obligor or any guarantor from liability with respect to the Commercial Real Estate Loan (other than in accordance with the terms of, or upon satisfaction of, the Loan Documents);

(i)                                     any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Obligor);

(j)                                    any material changes to or waivers of any of the insurance requirements in the Loan Documents;

(k)                                 any incurrence of additional debt by the Obligor to the extent such incurrence requires the consent of the lender under the Loan Documents;

(l)                                     any consent to any lease to the extent the entering into such requires the consent of the lender under the Loan Documents;

(m)                             any consent to any replacement property manager or hotel manager to the extent consent of the lender is required under the related Loan Documents;

(n)                                 any consent to any replacement property, hotel management or franchise agreement to the extent that entering into any such agreement requires the consent of the lender under the related Loan Documents; and

(o)                                 any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or other subordinate debt holder related to a Commercial Real Estate Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Notes.

“Majority”: As defined in the Indenture.

“Measurement Date”:  Any of the following:  (i) the Closing Date, (ii) the date of acquisition or disposition of any Collateral Interest, (iii) any date on which any Collateral Interest becomes a Defaulted Collateral Interest, (iv) each Determination Date and (v) with reasonable notice to the Issuer, the Collateral Manager and the Note Administrator, any other Business Day that the Rating Agencies or the holders of at least 66 2/3% of the aggregate outstanding principal amount of any Class of Notes requests be a “Measurement Date”; provided, that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.

“Mezzanine Loan”: A mezzanine loan secured by a pledge of all of the equity interest in a Obligor under a Mortgage Loan that is either acquired by the Issuer or in which a Pari Passu Participation represents an interest.

“Modified Loan”:  A Commercial Real Estate Loan that has been modified by the Special Servicer pursuant to this Agreement in a manner that:

(a)                                 except as expressly contemplated by the related Loan Documents, reduces or delays in a material and adverse manner the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current monthly payments with respect to such Commercial Real Estate Loan);

(b)                                 except as expressly contemplated by the related Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Obligor and upon which the Special Servicer may conclusively rely), of the property to be released; or

(c)                                  in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Commercial Real Estate Loan or reduces the likelihood of timely payment of amounts due thereon.

“Monthly Payment”:  With respect to any Commercial Real Estate Loan, the scheduled monthly payment of interest or the scheduled monthly payment of principal and interest, as the case may be, on such Commercial Real Estate Loan which is payable by the related Obligor on the due date under the related Commercial Real Estate Loan.

“Monthly Report”:  As defined in the Indenture.

“Moody’s”:  Moody’s Investors Service, Inc., or its successor in interest.

“Mortgage”:  With respect to each Mortgage Loan, the mortgage, deed of trust or other instrument securing the related Underlying Note, which creates a lien on the real property securing such Underlying Note.

“Mortgage Loan”: A commercial, multifamily or manufactured-housing community real estate mortgage loan that is either acquired by the Issuer or in which a Pari Passu Participation represents an interest, which mortgage loan is secured by a first-lien mortgage or deed-of-trust on commercial, multifamily and/or manufactured-housing community properties.

“Mortgaged Property”:  With respect to any Mortgage Loan or Mezzanine Loan, the commercial, multifamily and/or manufactured-housing community mortgage property or properties directly or indirectly securing such Mortgage Loan or Mezzanine Loan, as applicable.

“New Lease”:  Any lease of all or any part of an REO Property entered into on behalf of the Issuer, including any lease renewed or extended on behalf of the Issuer if the Issuer has the right to renegotiate the terms of such lease.

“Non-CLO Controlled Collateral Interests”:  Each Collateral Interest that is a Pari Passu Participation that is owned by the Issuer, but is controlled by the holder of a Controlling Companion Participation under the related Participation Agreement.  If the Issuer acquires a Non-CLO Controlled Collateral Interest and then subsequently acquires the related Controlling Companion Participation, the related Collateral Interest (together with such Controlling Companion Participation) will become a CLO Controlled Collateral Interest.  For the avoidance of doubt, a Collateral Interest shall not be considered a Non-CLO Controlled Interest solely as a result of the Issuer, in its capacity as the holder of the related Pari Passu Participation, being required to obtain consent of the holder of the related Companion Participation with respect to (i) pre-default decisions in accordance with the related Participation Agreement or (ii) in the event the related Participated Loan is a Defaulted Collateral Interest or a Credit Risk Collateral Interest, Major Decisions.  As of the Closing Date, each of the Closing Date Collateral Interests will be a CLO Controlled Collateral Interest.

“Non-Exempt Person”:  Any Person other than a Person who is either (a) a U.S. Tax Person or (b) has provided to the Servicer for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (1) any income tax treaty between the United States and the country of residence of such Person, (2) the Code, or (3) any applicable rules or regulations in effect under clauses (1) or (2) above, permit the Servicer to make such payments free of any obligation or liability for withholding: provided, that duly executed form(s) provided to the Servicer pursuant to Section 7.09 hereof, shall be sufficient to qualify the Issue as not a Non-Exempt Person.

“Non-Material Borrower Request”:  Any Obligor request that does not require the consent of the Collateral Manager or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation.

“Non-Serviced Collateral Interest”:  Any Collateral Interest that relates to a Non-Serviced Commercial Real Estate Loan.

“Non-Serviced Commercial Real Estate Loans”:  The Commercial Real Estate Loan related to the Closing Date Collateral Interest identified on Exhibit A hereto as “Shippan Landing” and any Reinvestment Collateral Interest or Exchange Collateral Interest that is serviced and administered pursuant to a servicing agreement other than this Servicing Agreement.

“Nonrecoverable Servicing Advance”:  Any Servicing Advance previously made or proposed to be made in respect of a Serviced Commercial Real Estate Loan or related REO Property which, in the reasonable judgment of the Advancing Agent or in accordance with the Servicing Standard, the Special Servicer or the Servicer, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Advance Rate, from late collections or any other recovery on or in respect of such Commercial Real Estate Loan or REO Property.  In making such recoverability determination, such Person will be entitled to consider (in the case of the Servicer or the Special Servicer, in accordance with the Servicing Standard), among other things,

(a)                                 the obligations of the Obligor under the terms of the related Loan Documents as they may have been modified,

(b)                                 the related Mortgaged Properties or REO Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties or REO Properties,

(c)                                  future expenses as estimated by such Person,

(d)                                 the timing of recoveries as estimated by such Person, and

(e)                                  the existence of any Nonrecoverable Servicing Advance with respect to other Mortgaged Properties or REO Properties in light of the fact that proceeds on the related Mortgaged Property are not only a source of recovery for the Servicing Advance under consideration, but also a potential source of recovery for such Nonrecoverable Servicing Advance.

In addition, any such Person may (consistent with the Servicing Standard in the case of the Servicer or the Special Servicer) update or change its recoverability determinations at any time (but, except as provided below, may not reverse any other Person’s determination that a Servicing Advance is a Nonrecoverable Servicing Advance).  Any such Person may obtain promptly upon request, from the Special Servicer, any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination.  If the Special Servicer makes a determination in accordance with the Servicing Standard that any Servicing Advance previously made is a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance (and provides the Servicer and the Advancing Agent with the Officer’s Certificate referred to herein), the Servicer (or the Advancing Agent) may rely on the Special Servicer’s determination; provided, however, the Special Servicer’s determination of nonrecoverability cannot reverse a determination made by the Servicer.

Any such determination by any such Person, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by any of the Servicer, the Special Servicer or Advancing Agent to the other such Persons and to the Issuer, the Trustee, the Note Administrator and the Collateral Manager.  The Advancing Agent, when making an independent determination, whether or not a proposed Servicing Advance would be a Nonrecoverable Servicing Advance, shall be subject to the standards applicable to the Special Servicer hereunder.

Any Officer’s Certificate described above shall set forth such determination of nonrecoverability and the considerations of the Advancing Agent, the Servicer or the Special Servicer, as the case may be, forming the basis of such determination (which shall be accompanied by, to the extent available, information such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property or REO Property, as applicable).  The Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding Performing Loans and the Special Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding the Specially Serviced Loans as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations.

“Note Administrator”:  Wells Fargo Bank, National Association, a national banking association, appointed as Note Administrator under the Indenture or its successor under the Indenture.  Wells Fargo Bank, National Association will perform the Note Administrator role through its Corporate Trust Services division.

“Note Protection Tests”:  As defined in the Indenture.

“Noteholder”:  With respect to any Note, the Person in whose names such Note is registered in the note register maintained pursuant to the Indenture.

“Notes”:  The Notes issued under, and as defined in, the Indenture.

“Obligor”:  Any Person obligated to make payments of principal, interest, fees or other amounts or distributions of earnings or other amounts under any Commercial Real Estate Loan.

“Officer’s Certificate”:  With respect to the Servicer, the Special Servicer, the Advancing Agent or the Collateral Manager, any certificate executed by a Responsible Officer thereof.

“Other Borrower Request”:  Any Non-material Borrower Request or request for any Future Funding Amount.

“Pari Passu Participation”:  A fully funded pari passu participation interest in a Participated Loan, which pari passu participation is acquired by the Issuer.

“Participated Loan”:  Any Mortgage Loan or Combined Loan in which a Pari Passu Participation represents an interest.

“Participated Loan Collection Account”:  As defined in Section 3.03 of this Agreement.

“Participation”:  As defined in the Indenture.

“Participation Agent”:  With respect to a Non-CLO Custody Collateral Interest, the party designated as such under the related Participation Agreement.

“Participation Agreement”:  With respect to each Participated Loan, the participation agreement that governs the rights and obligations of the holders of the related Pari Passu Participation and the related Companion Participation(s).

“Participation Holder Register”: Shall have the meaning ascribed it in Section 3.25(b) hereof.

“Payment Date”:  The 4th Business Day following each Servicer Determination Date, commencing on the Payment Date in March 2019, and ending on the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto.

“Performing Loan”:  Any Serviced Commercial Real Estate Loan that is not a Specially Serviced Loan.

“Permitted Investments”:  Shall have the meaning ascribed to the term “Eligible Investments” in the Indenture.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledged Equity”:  All of the equity interest in an Obligor under a Mortgage Loan that is pledged to secure a Mezzanine Loan.

“Preferred Shareholder”:  With respect to any Preferred Share, the Person in whose name such Preferred Share is registered.

“Preferred Shares”:  As defined in the Indenture.

“Principal Prepayment”:  Shall mean any voluntary payment of principal made by the Obligor on a Commercial Real Estate Loan that is received in advance of its scheduled due date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Proceeds”:  As defined in the Indenture.

“Qualified Affiliate”:  Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of Commercial Real Estate Loans, and (c) as to which 51% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Servicer or the Special Servicer, as the case may be, or by any Person or Persons who directly or indirectly own equity ownership interests in the Servicer or the Special Servicer, as the case may be.

“Qualified Insurer”:  An insurance company or security or bonding company qualified to write the related insurance policy, in the relevant jurisdiction, which (i) other than in the case of a fidelity bond or errors and omissions policy, has a claims paying ability rated at least “A3” by Moody’s (if rated by Moody’s) and a rating by KBRA (if rated by KBRA) equivalent to at least a “A3” rating by Moody’s, or (ii) in the case of a fidelity bond and errors and omissions insurance policies required to be maintained by the Servicer and the Special Servicer pursuant to Section 3.05, is a company or security or bonding company having a claims paying ability of at least (1) “A3” by Moody’s, (2) “A” by S&P, (3) “A-” by Fitch or (4) “A:X” by A.M. Best Company, Inc. or in the case of clause (i) or (ii), such other rating as the Rating Agencies have confirmed in writing will not result, in and of itself, in a withdrawal or downgrading of the rating then assigned by the Rating Agencies to any Class of Notes, and if not rated by the Rating Agencies, then otherwise approved by the Rating Agencies.

“Qualified REIT Subsidiary”:  As defined in the Indenture.

“Qualified Servicer”:  A commercial mortgage servicer that has acted as servicer or special servicer, as applicable, for a commercial mortgage-backed securities transaction rated by Moody’s or KBRA in the prior twelve (12) months and as to which Moody’s or KBRA, as applicable, has not, in the past twelve (12) months, cited servicing concerns with respect to such servicer as the sole or material factor in any qualification, downgrade or withdrawal or placement on “watch status” in contemplation of a ratings downgrade or withdrawal (which qualification, downgrade, withdrawal or placement on “watch status” has not been withdrawn within 60 days) of the ratings of securities in such commercial mortgage-backed securities transaction serviced by the applicable servicer prior to the time of determination.

“Qualified Trustee”:  An entity meeting the eligibility requirements of Section 6.8 of the Indenture.

“Rating Agencies”:  Moody’s and KBRA, or, with respect to the Collateral generally, if at any time Moody’s or KBRA or any such successor ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other NRSRO selected by the Issuer and reasonably satisfactory to a Majority of the Notes voting as a single Class.

“Rating Agency Condition”:  As defined in the Indenture.

“Real Property”:  Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures).

“Regulation AB”:  Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Commission or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

“Reinvestment Account”:  As defined in the Indenture.

“Reinvestment Collateral Interest”:  As defined in the Indenture.

“Reinvestment Period”:  As defined in the Indenture.

“REIT Provisions”:  Sections 856 through 859 of the Code and related Treasury Regulations promulgated thereunder.

“Relevant Parties in Interest”: With respect to any Commercial Real Estate Loan, the Noteholders, the Preferred Shareholders and the related Companion Participation Holders (as a collective whole as if such Noteholders, the Preferred Shareholders and the related Companion Participation Holders constituted a single lender and taking into account the relative priority rights of such parties set forth in the related Participation Agreement).  Notwithstanding the foregoing, in connection with any sale of a Collateral Interest that is not sold together with any related Companion Participation, the Relevant Parties in Interest shall not include any Companion Participation Holder whose Companion Participation is not being included in such sale.

“Remittance Date”:  With respect to each Payment Date under the Indenture, the Business Day immediately preceding such Payment Date.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(a)                                 except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(b)                                 any amount received or accrued, directly or indirectly, from any Person if any Co-Issuer owns directly or indirectly (including by attribution) a ten percent (10%) or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

(c)                                  any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

(d)                                 any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(e)                                  rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Co-Issuers, such rent is no greater than fifteen percent (15%) of the total rent received or accrued under, or in connection with, the lease.

“REO Accounts”:  As defined in Section 3.13(c).

“REO Loan”:  The Commercial Real Estate Loan deemed for purposes hereof to be outstanding with respect to each REO Property.  Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the assets of the Issuer and provides for assumed scheduled payments on each due date therefor, and otherwise has the same terms and conditions as its predecessor Commercial Real Estate Loan including, without limitation, with respect to the calculation of the interest rate in effect from time to time.  Each REO Loan shall be deemed to have an initial outstanding principal balance and stated principal balance equal to the outstanding principal balance and stated principal balance, respectively, of its predecessor Commercial Real Estate Loan as of the date of the acquisition of the related REO Property.  All amounts due and owing in respect to the predecessor Commercial Real Estate Loan as of the date of the acquisition of the related REO Property including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan.  All amounts payable or reimbursable to the Servicer or the Special Servicer, as applicable, in respect of the predecessor Commercial Real Estate Loan as of the date of the acquisition of the related REO Loan, including, without limitation, any unpaid Special Servicing Fees, Servicing Fees and any unreimbursed Servicing Advances or Servicing Expenses, together with any interest accrued and payable to the Servicer or the Special Servicer, as the case may be, in respect of such Servicing Advances or Servicing Expenses shall continue to be payable or reimbursable to the Collateral Manager, the Servicer or the Special Servicer, as the case may be, in respect of an REO Loan.

“REO Proceeds”:  Any payments received by the Servicer or the Special Servicer, the Issuer, the Trustee, the Note Administrator or otherwise with respect to an REO Property.

“REO Property”:  A Mortgaged Property acquired by a U.S. corporation (or a limited liability company treated as a corporation for U.S. federal income tax purposes) acquired directly or indirectly by the Special Servicer for the benefit of the Relevant Parties in Interest (and also including, with respect to any Non-Serviced Commercial Real Estate Loan, the Issuer’s beneficial interest in a Mortgaged Property acquired by the applicable special servicer on behalf of, and in the name of, the applicable trustee or a nominee thereof for the benefit of the certificateholders under the servicing agreement related to such Non-Serviced Commercial Real Estate Loan) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Serviced Commercial Real Estate Loan.

“Reportable Compliance Event”:  An event where any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reporting Person”:  As defined in Section 3.11.

“Repurchase Request”:  As defined in the Indenture.

“Repurchase Request Recipient”:  As defined in Section 3.19.

“Responsible Officer”:  With respect to the Collateral Manager, the Servicer, the Special Servicer or the Advancing Agent, as the case may be, any officer or employee involved in or responsible for the administration, supervision or management of such Person’s obligations under this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.  With respect to the Issuer or the Co-Issuer, any Authorized Officer, as such term is defined in the Indenture.  With respect to the Trustee and the Note Administrator, any Trust Officer, as such term is defined in the Indenture.

“Retained Interest”:  Any origination fees paid on the Collateral Interests and any interest in respect of any Collateral Interest that accrued prior to the Closing Date or Subsequent Seller Transfer Date (as defined in the Collateral Interest Purchase Agreement), as applicable, and has not been paid to Seller.  As of the Closing Date, the Retained Interest equals $970,233.88.

“Retention Holder”:  GPMT CLO Holdings LLC, a direct wholly-owned subsidiary of the Seller and an indirect wholly-owned subsidiary of GPMT.

“S&P”:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Sale Proceeds”:  As defined in the Indenture.

“Sanctioned Country”:  A country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person”:  Any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Secured Parties”:  As defined in the Indenture.

“Segregated Liquidity”:  With respect to the Future Funding Indemnitor as of any date of determination, an amount that equals the sum of (i) amounts available under a Committed Warehouse Line; (ii) Cash or Cash equivalents of the Future Funding Indemnitor and its Affiliates that are available to make future advances under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders (which will include any amounts on deposit in the Collateral Interest Controlled Reserve Account); (iii) Cash or Cash equivalents that are projected to be earned and received by the Future Funding Indemnitor or its Affiliates during the subject period and will be available to make future advances under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders; (iv) amounts that are undrawn and available to draw under any corporate revolver, credit facility, subscription facility or warehouse or similar facility subject only to the satisfaction of general conditions precedent in the related facility documents; and (v) callable capital of the Future Funding Indemnitor or its Affiliates.

“Seller”:  GPMT Seller LLC, a Delaware limited liability company, and its successors-in-interest, solely in its capacity as Seller.

“Serviced Commercial Real Estate Loans”:  All of the Commercial Real Estate Loans other than the Non-Serviced Commercial Real Estate Loans.

“Servicer”:  Wells Fargo Bank, National Association, a national banking association, or any successor servicer as herein provided.

“Servicer Determination Date”:  The 15th calendar day of each month or, if such date is not a Business Day, the immediately succeeding Business Day, commencing on the Servicer Determination Date in March 2019.

“Servicer Termination Event”:  As defined in Section 7.02.

“Servicing”:  As defined in Section 3.01(a).

“Servicing Advances”:  All Servicing Expenses related to the Serviced Commercial Real Estate Loans, Mortgaged Properties or REO Properties and all other customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Advancing Agent, the Servicer or the Special Servicer, as applicable, in connection with the servicing and administering of (a) a Serviced Commercial Real Estate Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property related to a Serviced Commercial Real Estate Loan, including (in the case of each of such clause (a) and (b)), but not limited to, (x) the cost of (i) compliance with the Servicer’s obligations set forth in Section 3.02, (ii) the preservation, restoration and protection of a Mortgaged Property related to a Serviced Commercial Real Estate Loan, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property related to a Serviced Commercial Real Estate Loan including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property related to a Serviced Commercial Real Estate Loan and (vi) any amount specifically designated herein to be paid as a “Servicing Advance.”  Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the

Special Servicer, the Advancing Agent or the Servicer, as applicable, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Serviced Commercial Real Estate Loan or REO Property related to a Serviced Commercial Real Estate Loan.

“Servicing Expenses”:  All customary, reasonable and necessary out-of-pocket costs and expenses paid or incurred in accordance with the Servicing Standard in connection with the obligations of the Collateral Manager, the Servicer or the Special Servicer, as the case may be (other than legal fees or expenses associated with contracting with a subservicer or payment of any subservicing fee), including without limitation:

(a)                                 real estate taxes, assessments and similar charges that are or may become a lien on a Mortgaged Property;

(b)                                 insurance premiums if and to the extent funds collected from the related Obligor are insufficient to pay such premiums when due;

(c)                                  ground rents, if applicable;

(d)                                 any cost or expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;

(e)                                  any cost or expense necessary in order to maintain or release the lien of any Commercial Real Estate Loan on each Mortgaged Property, including any mortgage registration taxes, release fees, or recording or filing fees;

(f)                                   customary costs or expenses for the collection, enforcement or foreclosure of the Commercial Real Estate Loans and the collection of deficiency judgments against Obligors and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches);

(g)                                  costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants), audits or consultations, engineers, architects, accountants, on-site property managers, market studies, title and survey work and financial investigating services;

(h)                                 customary costs or expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance;

(i)                                     costs and expenses related to travel and lodging with respect to property inspections (except to the extent expressly provided otherwise herein);

(j)                                    any other reasonable costs and expenses, including without limitation, legal fees and expenses, incurred by the Collateral Manager, the Special Servicer or the Servicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of any Commercial Real Estate Loan and the performance of Servicing by the Servicer or the Special Servicer, as the case may be, under this Agreement; and

(k)                                 costs and expenses related to legal opinions obtained in connection with performing the duties and responsibilities of the Servicer or the Special Servicer, as the case may be, hereunder.

“Servicing Fee”:  With respect to each Collateral Interest and each Companion Participation related to a Serviced Commercial Real Estate Loan (including without limitation a Specially Serviced Loan, REO Loan or Non-Serviced Collateral Interest), an amount equal to the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Collateral Interest or Companion Participation, as applicable, as calculated in accordance with Section 5.01 of this Agreement.

“Servicing Fee Rate”:  With respect to (i) each Collateral Interest related to a Serviced Commercial Real Estate Loan, and the Issuer’s interest in any related REO Property, 0.0225% per annum, (ii) each Companion Participation related to a Serviced Commercial Real Estate Loan, and the Companion Participation Holder’s interest in any related REO Property, 0.0025% per annum and (iii) each Collateral Interest related to a Non-Serviced Commercial Real Estate Loan, and the Issuer’s interest in any related REO Property, 0.0200% per annum.

“Servicing File”:  With respect to each Commercial Real Estate Loan, all documents, information and records relating to the Commercial Real Estate Loan that are necessary to enable the Servicer to perform its duties and service the Commercial Real Estate Loan and the Special Servicer to perform its duties and service each Specially Serviced Loan in compliance with the terms of this Agreement, and any additional documents or information related thereto maintained or created by the Servicer.

“Servicing Standard”:  As defined in Section 2.01(b).

“Servicing Transfer Date”:  With respect to each Collateral Interest currently listed on the Collateral Interest Schedule attached as Exhibit A, and any related Serviced Commercial Real Estate Loan, the Closing Date.  With respect to any Collateral Interest added to the Collateral Interest Schedule after the Closing Date, and any related Serviced Commercial Real Estate Loan, the date on which the conditions relating to the acquisition of such Collateral Interest set forth in the Indenture have been satisfied.

“Special Servicer”:  Trimont Real Estate Advisors, LLC, a Georgia limited liability company, or any successor special servicer as herein provided.

“Special Servicing”:  As defined in Section 3.01(b).

“Special Servicing Fee”:  With respect to each Specially Serviced Loan, an amount equal to the product of (a) the Special Servicing Fee Rate and (b) the outstanding principal balance of such Specially Serviced Loan, as calculated in accordance with Section 5.03(b) of this Agreement.

“Special Servicing Fee Rate”:  With respect to each Specially Serviced Loan, a rate equal to 0.25% per annum.

“Special Servicing Transfer Event”:  With respect to any Serviced Commercial Real Estate Loan, the occurrence of any of the following events:

(i)                                                 a payment default shall have occurred at the original maturity date, or, if the original maturity date of such Commercial Real Estate Loan shall have been extended, a payment default shall have occurred at such extended maturity date; or

(ii)                                              any Monthly Payment (other than a Balloon Payment) is more than sixty (60) days delinquent; or

(iii)                                           the Servicer makes a judgment, or receives a written determination of the Special Servicer, that a payment default is imminent and is not likely to be cured by the related Obligor within sixty (60) days; or

(iv)                                          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Obligor; provided, that if such decree or order is discharged or stayed within sixty (60) days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within sixty (60) days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Commercial Real Estate Loan shall no longer be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the Special Servicer); or

(v)                                             the related Obligor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Obligor or of or relating to all or substantially all of its property; or

(vi)                                          the related Obligor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vii)                                       a default (other than a failure by the related Obligor to pay principal or interest) of which the Servicer or the Special Servicer has notice and which the Servicer or the Special Servicer, as the case may be, determines in accordance with the Servicing Standard may materially and adversely affect the interests of the Relevant Parties in Interest has occurred and remained unremedied for the applicable grace period specified in the related Loan Documents (or if no grace period is specified for those defaults which are capable of cure, sixty (60) days); or

(viii)                                    the Servicer or the Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property.

“Specially Serviced Loan”:  Any Serviced Commercial Real Estate Loan for which a Special Servicing Transfer Event has occurred and such Specially Serviced Loan has not become a Corrected Loan.

“Sub-Servicer”:  Trimont Real Estate Advisors, LLC, a Georgia limited liability company, solely in its capacity as sub-servicer under the Sub-Servicing Agreement with respect to certain of the Serviced Commercial Real Estate Loans, together with its permitted successors and assigns or any successor Person that shall have become the sub-servicer pursuant to the appropriate provisions of the Sub-Servicing Agreement.

“Sub-Servicing Agreement”:  The Sub-Servicing Agreement, dated as of the Closing Date, by and among the Servicer and the Sub-Servicer, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Subsequent Transfer Instrument”:  As defined in the Indenture.

“Successor”:  As defined in Error! Reference source not found..

“Taxes”:  Any income or other taxes (including withholding taxes), levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transaction Documents”:  As defined in the Indenture.

“Trustee”:  As defined in the Preamble hereto.

“Trustee Termination Event”:  As defined in Section 7.07.

“Two Quarter Future Advance Estimate”:  As of any date of determination, an estimate of the aggregate amount of future advances that will be required to be made under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders during the immediately following two calendar quarters, excluding future advances to be made for: (i) accretive leasing costs (e.g., following the future advance for such leasing costs, the debt yield will be equal to or greater than a required debt yield specified in the Loan Documents for the related Participated Loan); (ii) earnouts paid to Obligors upon satisfaction of certain performance metrics set forth in the Loan Documents for the related Participated Loan; (iii) advances that the Seller believes, in the exercise of its reasonable judgment, will be repaid in full during the period covered by the estimate; and (iv) accretive capital expenditures (e.g., following the future advance for such capital expenditures, the debt yield will be equal to or greater than a required debt yield specified in the Loan Documents of the related Participated Loan).

“Underlying Note”:  With respect to any Commercial Real Estate Loan, the promissory note or other evidence of indebtedness or agreements evidencing the indebtedness of an Obligor under such Commercial Real Estate Loan.

“U.S. Tax Person”:  A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996, that have elected to be treated as U.S. Tax Persons).

“Voting Rights”:  At all times during the term of the Indenture and Servicing Agreement, 100% of the voting rights for the Notes that are allocated among the holders of the respective Classes of Notes in proportion with the Aggregate Outstanding Amount of the Notes.  Voting rights allocated to a Class of Noteholders is allocated among such Noteholders in proportion to the percentage interest in such Class evidenced by their respective Notes.

“Weighted Average Life”:  As defined in the Indenture.

“Workout Fee”:  With respect to each Corrected Loan, an amount equal to the product of (a) the Workout Fee Rate and (b) each collection of interest and principal (other than penalty charges, excess interest and any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments, (iii) Principal Prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Loan for so long as it remains a Corrected Loan.

“Workout Fee Rate”:  With respect to each Corrected Loan, a rate equal to 1.0%.

ARTICLE II

RETENTION AND AUTHORITY OF SERVICER

Section 2.01                                               Engagement; Servicing Standard.  (a)  As of the applicable Servicing Transfer Date, the Issuer hereby engages the Servicer and Special Servicer, as the case may be, to perform, and the Servicer or the Special Servicer, as the case may be, hereby agrees to perform, Servicing and Special Servicing, as applicable, with respect to each of the Serviced Commercial Real Estate Loans for the benefit of the Relevant Parties in Interest throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.

(b)                     Each of the Servicer and the Special Servicer shall diligently service and administer the Serviced Commercial Real Estate Loans and any related REO Property it is obligated to service or special service, as the case may be, pursuant to this Agreement on behalf of the Issuer and Trustee in the best interests of and for the benefit of the Relevant Parties in Interest (as a collective whole) (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement and the Loan Documents.  To the extent consistent with the foregoing, the Servicer and the Special Servicer shall service and special service, as applicable, the Serviced Commercial Real Estate Loans:

(i)                                     in accordance with the higher of the following standards of care:

(A)                               with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers comparable commercial real estate loans with similar borrowers and comparable REO properties for other third party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial real estate loan servicers servicing commercial real estate loans similar to the Commercial Real Estate Loans and REO Properties); and

(B)                               with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers comparable commercial real estate loans and REO properties owned by the Servicer or the Special Servicer, as the case may be;

and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Commercial Real Estate Loan (and any related Participation Agreements);

(ii)                                  with a view to the timely recovery of all payments of principal and interest, including Balloon Payments, under the applicable Commercial Real Estate Loans or, in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery on such Specially Serviced Loan or REO Property to the Relevant Parties in Interest of principal and interest, on a present value basis; and

(iii)                               without regard to any potential conflicts of interest arising from (A) any relationship, including as lender on any other debt, that the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Obligors or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Note by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the right of the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; (D) the ownership, servicing or management for others of any other commercial real estate loan or real property not subject to this Agreement by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof and (E) any obligation of the Special Servicer or any Affiliate to repurchase any Commercial Real Estate Loan or pay an indemnity in respect thereof.

The servicing practices described in the preceding sentence are herein referred to as the “Servicing Standard.”

(c)                      Without limiting the foregoing, subject to Section 3.16, (i) the Servicer shall be obligated to service and administer all Performing Loans and (ii) the Special Servicer shall be obligated to service and administer (A) any Specially Serviced Loan, (B) with respect to a Performing Loan, (1) any Other Borrower Request (other than waivers of late payment charges and default interest on Performing Loans) and (2) any Major Decision and (C) any REO Properties (other than an REO Property related to any Non-Serviced Commercial Real Estate Loan); provided, that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Special Servicing Transfer Event had occurred and with respect to any REO Properties (and the related REO Loans) as if no acquisition of such REO Properties had occurred, and to render such services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder.  Each Commercial Real Estate Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.16.  The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Servicer reports in respect of the related Mortgaged Properties or REO Properties with respect to Specially Serviced Loans in accordance with, and to the extent required by, Section 3.12.  After notification to the Servicer, the Special Servicer may contact the related Obligor of any Performing Loan if efforts by the Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved.  Such contact shall be coordinated through and with the cooperation of the Servicer.  No provision herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer, as the case may be, of the collectability or recoverability of payments on the Commercial Real Estate Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Servicer or the Special Servicer, as the case may be (including with respect to Servicing Fees, Special Servicing Fees and, in the case of the Servicer,  the right to be reimbursed for Servicing Advances and interest accrued thereon).  Any provision in this Agreement for any Servicing Advances by the Advancing Agent or the Servicer or any Servicing Expenses by the Servicer or Special Servicer, is intended solely to provide liquidity for the benefit of Relevant Parties in Interest and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Commercial Real Estate Loans.  No provision hereof shall be construed to impose liability on the Advancing Agent, the Servicer or the Special Servicer for the reason that any recovery to the Issuer, the Noteholders, the Preferred Shareholders or any Companion Participation Holder in respect of a Commercial Real Estate Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

Section 2.02                                               Subservicing.  (a)  The Servicer or Special Servicer, as the case may be, may delegate any of its obligations hereunder to a sub-servicer (so long as such Person is a Qualified Servicer (as acknowledged by the sub-servicer in a certification to the

Servicer or the Special Servicer, as applicable)); provided, however, that the Servicer or Special Servicer, as the case may be, shall provide oversight and supervision with regard to the performance of all subcontracted services and (i) any subservicing agreement shall be consistent with and subject to the provisions of this Agreement and (ii) no sub-servicer retained shall foreclose on any Commercial Real Estate Loan or grant any modification, waiver, or amendment to the Loan Documents without the approval of the Servicer or the Special Servicer, as the case may be.  Neither the existence of any subservicing agreement nor any of the provisions of this Agreement relating to subservicing shall relieve the Servicer or Special Servicer, as the case may be, of its obligations to the Issuer hereunder.  Notwithstanding any such subservicing agreement, the Servicer or Special Servicer, as the case may be, shall be obligated to the same extent and under the same terms and conditions as if the Servicer or the Special Servicer, as the case may be, alone was servicing the related Commercial Real Estate Loans in accordance with the terms of this Agreement.  The Servicer or Special Servicer, as the case may be, shall be solely liable for all fees owed by it to any subservicer, regardless of whether the compensation hereunder of the Servicer or Special Servicer, as the case may be, is sufficient to pay such fees.  The Servicer and the Special Servicer shall be permitted to provide a copy of this Agreement, the Indenture and the Collateral Interest Purchase Agreement to any sub-servicer retained by the Servicer or the Special Servicer, as applicable.  The parties hereto acknowledge that as of the Closing Date the Sub-Servicer is a Qualified Servicer.

(b)                     Each sub-servicer shall be (i) authorized to transact business in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations hereunder and under the applicable sub-servicing agreement, and (ii) qualified to service investments comparable to the Serviced Commercial Real Estate Loans.

(c)                      Any sub-servicing agreement entered into by the Servicer or Special Servicer, as the case may be, with respect to any Serviced Commercial Real Estate Loans shall provide that it may be assumed or, other than the Sub-Servicing Agreement, terminated by (i) the Servicer or the Special Servicer, as the case may be, (ii) the Trustee, if the Trustee has assumed the duties of the Servicer or Special Servicer, as the case may be, or if the Servicer or Special Servicer, as the case may be, is otherwise terminated pursuant to the terms of this Agreement, or (iii) a successor servicer if such successor servicer has assumed the duties of the Servicer or Special Servicer, as the case may be, in each case without cause and without cost or obligation to the Trustee, the successor servicer or the successor special servicer.  In no event shall the Trustee be responsible for the payment of any termination fee in connection with any sub-servicing agreement entered into by the Servicer or Special Servicer or any successor servicer.  In no event shall any sub-servicing agreement give a sub-servicer direct rights against the assets of the Issuer.

Any subservicing agreement and any other transactions or services relating to the Serviced Commercial Real Estate Loans involving a sub-servicer shall be deemed to be between the sub-servicer and the Servicer or Special Servicer, as the case may be, alone and the Trustee shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any sub-servicer except as set forth in Section 2.01(c) and Section 6.02.

The Trustee shall not be (a) liable for any acts or omissions of any Servicer, (b) obligated to make any Servicing Advance, (c) responsible for expenses of the Servicer or the

Special Servicer, (d) liable for any amount necessary to induce any successor servicer to act as successor servicer or any successor special servicer to act as special servicer hereunder.

(d)                     Notwithstanding any contrary provisions of the foregoing subsections of this Section 2.02, the appointment by the Servicer or the Special Servicer of one or more third-party contractors for the purpose of performing discrete, ministerial functions shall not constitute the appointment of sub-servicers and shall not be subject to the provisions of this Section 2.02; provided, that (a) the Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors as if it were alone performing such functions and shall pay all fees and expenses of such third-party contractors; and (b) such appointment imposes no additional duty on any other party to this Agreement, any successor hereunder to the Servicer or the Special Servicer, as the case may be.

(e)                      Each sub-servicing agreement entered into by the Servicer shall provide that the Collateral Manager with respect to a CLO Controlled Collateral Interest (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) shall be entitled to terminate the rights and obligations of the sub-servicer under such sub-servicing agreement with respect to such Collateral Interest, with or without cause, upon ten (10) Business Days’ notice to the Issuer, the Special Servicer, the Servicer, the Collateral Manager, the Trustee and the Note Administrator, and replace such sub-servicer with a successor sub-servicer that is a Qualified Servicer, subject to the consent of the Servicer with respect to such replacement sub-servicer, which consent shall not be unreasonably withheld, conditioned or delayed; provided that (a) all applicable costs and expenses (including, without limitation, cost and expenses of the Servicer) of any such termination made by the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) shall be paid by the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) and (b) all applicable accrued and unpaid Servicing Fees, Additional Servicing Compensation and Servicing Expenses owed to such sub-servicer are paid in full.

(f)                       Unless the Issuer and the Servicer agree otherwise, the Servicer shall not be required to pay a sub-servicing fee with respect to any Collateral Interest or Companion Participation related to a Serviced Commercial Real Estate Loan in excess of 0.0025% per annum.

Section 2.03                                               Authority of the Servicer or the Special Servicer.  (a)  In performing its Servicing or Special Servicing obligations hereunder, the Servicer or Special Servicer, as the case may be, shall, except as otherwise provided herein and subject to the terms of this Agreement, have full power and authority, acting alone or through others, to take any and all actions in connection with such Servicing or Special Servicing, as applicable, that it deems necessary or appropriate in accordance with the Servicing Standard.  Without limiting the generality of the foregoing, each of the Servicer or Special Servicer, as the case may be, is hereby authorized and empowered by the Issuer when the Servicer or Special Servicer, as the case may be, deems it appropriate in accordance with the Servicing Standard and subject to the terms of this Agreement, including, without limitation, Section 3.23, to execute and deliver, on behalf of the Issuer, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien of each Mortgage or other relevant Loan Documents on the related Mortgaged Property; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to each of the Serviced Commercial Real Estate Loans and (iii) in the case of the Special Servicer, to execute such instruments of assignment and sale on behalf of the Issuer in accordance with the terms of the Indenture; provided, however, that the Servicer or Special Servicer, as the case may be, shall notify the Collateral Manager and any related Companion Participation Holder in writing in the event that the Servicer or Special Servicer, as the case may be, intends to execute and deliver any such instrument referred to in clause (ii) above.  The Issuer agrees to cooperate with the Servicer or the Special Servicer, as the case may be, by either executing and delivering to the Servicer or the Special Servicer, as the case may be, from time to time (i) powers of attorney evidencing the authority and power under this Section of the Servicer or the Special Servicer, as the case may be, or (ii) such documents or instruments deemed necessary or appropriate by the Servicer or the Special Servicer, as the case may be, to enable the Servicer or the Special Servicer, as the case may be, to carry out its Servicing or Special Servicing obligations hereunder.

(b)                     Subject to Section 2.03(c), in the performance of its Servicing or Special Servicing obligations, the Servicer or the Special Servicer, as the case may be, shall take any action or refrain from taking any action that the Issuer (or the Collateral Manager acting on behalf of the Issuer) directs shall be taken or not taken, as the case may be, which relates to the Servicing or Special Servicing obligations under this Agreement; provided, however, that neither the Servicer nor the Special Servicer shall take or refrain from taking any action that the Issuer (or the Collateral Manager acting on behalf of the Issuer) directs that the Servicer or the Special Servicer, as the case may be, take or refrain from taking to the extent that the Servicer or the Special Servicer, as the case may be, determines in accordance with the Servicing Standard that such action or inaction, as the case may be:  (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Commercial Real Estate Loan, Mortgaged Property or other collateral for a Commercial Real Estate Loan, (ii) may cause a violation of any provision of a Loan Document, this Agreement, the related Participation Agreement or the Indenture or (iii) may cause a violation of the Servicing Standard.

(c)                      The Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) shall have the right to consent to any decision that is a Major Decision hereunder.

Section 2.04                                               Certain Calculations.  (a)  All net present value calculations and determinations made under this Agreement with respect to any Commercial Real Estate Loan or REO Property shall be made using a discount rate (with respect to the selection of which the Special Servicer will be required to consult, on a non-binding basis, with the Collateral Manager) appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Commercial Real Estate Loan or sale of the Commercial Real Estate Loan if it is a Defaulted Loan by the Special Servicer, the higher of (1) the rate determined by the Special Servicer, that approximates the market rate that would be obtainable by the related Obligor on similar debt of such Obligor as of such date of determination and (2) the interest rate on such Commercial Real Estate Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

(b)                     Allocations of payments among Participations in a Participated Loan shall be made in accordance with the related Participation Agreement.

ARTICLE III

SERVICES TO BE PERFORMED

Section 3.01                                               Servicing; Special Servicing.  (a)  The Servicer hereby agrees to serve as the servicer with respect to each of the Serviced Commercial Real Estate Loans and to perform servicing as described below and as otherwise provided herein, upon and subject to the terms of this Agreement.  Subject to any limitation of authority under Section 2.03, “Servicing” shall mean those services pertaining to the Serviced Commercial Real Estate Loans which, applying the Servicing Standard, are required hereunder to be performed by the Servicer, and which shall include:

(i)                                     reviewing all documents in its possession or otherwise reasonably available to it pertaining to such Serviced Commercial Real Estate Loans, administering and maintaining the Servicing Files, and inputting all necessary and appropriate information into the Servicer’s loan servicing computer system all to the extent and when necessary to perform its obligations hereunder;

(ii)                                  preparing and filing or recording all continuation statements and other documents or instruments necessary to cause the continuation of any UCC financing statements filed with respect to the related Mortgaged Property and taking such other actions necessary to maintain the lien of any Mortgage or other relevant Loan Documents on the related Mortgaged Property, but only to the extent such other actions are within the control of the Servicer;

(iii)                               in accordance with and to the extent required by Section 3.05, monitoring each related Obligor’s maintenance of insurance coverage on the related Mortgaged Property, as required by the related Loan Documents and causing to be maintained adequate insurance coverage on the related Mortgaged Property in accordance with Section 3.05;

(iv)                              in accordance with and to the extent required by Section 3.02, monitoring the status of real estate taxes, assessments and other similar items and verifying the payment of such items for the related Mortgaged Property;

(v)                                 preparing and delivering all reports and information required to be prepared or delivered by the Servicer hereunder;

(vi)                              performing payment processing, record keeping, administration of escrow and other accounts, interest rate adjustment, and other routine customer service functions;

(vii)                           in accordance with the Servicing Standard monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with the related Loan Documents; and

(viii)                        notifying the related Obligors of the appropriate place for communications and payments, and collecting and monitoring all payments made with respect to the Serviced Commercial Real Estate Loans.

(b)                     [Reserved]

(c)                      The Special Servicer hereby agrees to serve as the special servicer with respect to each Specially Serviced Loan and REO Loan as provided herein in accordance with the Servicing Standard (“Special Servicing”).

(d)                     The Special Servicer shall be responsible for administering Major Decisions and Other Borrower Requests (other than waivers of late payment charges and default interest on Performing Loans) with respect to the Serviced Commercial Real Estate Loans as provided herein, and in each case the Special Servicer is authorized to perform all administrative functions related thereto.  The Special Servicer shall be responsible for cooperating with the Collateral Manager to administer the purchase by the Issuer of any Reinvestment Collateral Interest or Exchange Collateral Interest, as permitted pursuant to the Indenture, and is authorized to perform all administrative functions related thereto.

(e)                      In the event the Issuer is no longer a Qualified REIT Subsidiary, but instead has received a No Trade or Business Opinion, the Servicer and Special Servicer each acknowledge that the Issuer may deliver to the Servicer and the Special Servicer written restrictions relating to the Issuer’s ability to acquire, dispose of or modify Commercial Real Estate Loans (and the related Pari Passu Participations), as may be required to ensure that the Issuer is at no time treated as engaged in a trade or business in the United States.  In this regard, the Servicer and Special Servicer, as applicable, acknowledge that its actions on behalf of the Issuer under this Agreement shall be subject to such written restrictions and that such restrictions will be incorporated into the Servicer’s and Special Servicer’s duties under this Agreement.

(f)                       With respect to each Non-Serviced Commercial Real Estate Loan, the Servicer agrees to perform the following limited functions with respect to the related Collateral Interest:

(i)                                     deposit in the Collection Account all payments of interest, principal and all other amounts received by the Servicer with respect to such Collateral Interest in accordance with Section 3.03 hereof;

(ii)                                  receive and promptly provide any and all reports, budgets, material notices and related deliverables to which the holder of such Collateral Interest is entitled and that the Servicer actually receives pursuant to the terms of the related Loan Documents to the Trustee, the Note Administrator, the Collateral Manager and the Rating Agencies, in the same manner and form as, and to the extent that, any such reports, budgets, notices and related deliverables are required to be provided hereunder with respect to the Serviced Commercial Real Estate Loans; and

(iii)                               promptly provide written notice to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies upon the receipt of written notice that there has been any termination or replacement of the then-current servicer or special servicer of such Non-Serviced Commercial Real Estate Loan, or any material change with respect to the servicing agreement governing the servicing and administration of such Non-Serviced Commercial Real Estate Loan.

(g)                      With respect to each Non-Serviced Commercial Real Estate Loan, the Special Servicer agrees to perform the following limited functions with respect to the related Collateral Interest and such Non-Serviced Commercial Real Estate Loan:

(i)                                     enforce all rights and remedies reserved for the holder of such Collateral Interest pursuant to the terms of the related Participation Agreement and Loan Documents;

(ii)                                  exercise all consent, consultation, voting and related rights reserved for the holder of such Collateral Interest pursuant to the terms of the related Participation Agreement, in all such cases, in the best interests of the Issuer and Noteholders, in their respective capacities as beneficial holders of such Collateral Interest;

(iii)                               receive, review and promptly provide any and all reports, budgets, material notices and related deliverables to which the holder of such Collateral Interest is entitled and the Special Servicer actually receives pursuant to the terms of the related Loan Documents to the Trustee, the Collateral Manager, the Servicer, the Note Administrator and the Rating Agencies, in the same manner and form as, and to the extent that, any reports, budgets, notices and related deliverables that are required to be provided hereunder with respect to the Serviced Commercial Real Estate Loans; and

(iv)                              promptly provide written notice to the Trustee, the Collateral Manager, the Servicer, the Note Administrator and the Rating Agencies upon the receipt of notice that there has been any termination or replacement of the then-current servicer or special servicer, or any material change with respect to the servicing agreement governing the servicing and administration of such Non-Serviced Commercial Real Estate Loan.

(h)                     With respect to each Non-Serviced Commercial Real Estate Loan, the parties to this Agreement shall have no obligation or authority to (i) supervise the respective parties to the servicing agreement governing the servicing and administration of such Non-Serviced Commercial Real Estate Loan or (ii) make servicing advances with respect to such Non-Serviced Commercial Real Estate Loan.  Any obligation of the Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Note Administrator, the Issuer, the Collateral Manager, the Noteholders or the Rating Agencies with respect to any Non-Serviced Commercial Real Estate Loan shall be dependent on its receipt of the corresponding information and/or collections from the servicer or the special servicer under the servicing agreement governing the servicing and administration of such Non-Serviced Commercial Real Estate Loan.

Section 3.02                                               Escrow Accounts; Collection of Taxes, Assessments and Similar Items.  (a)  Subject to and as required by the terms of the related Loan Documents, the Servicer shall establish and maintain one or more Eligible Accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited promptly after receipt and identification.  Escrow Accounts shall be denominated “Wells Fargo Bank, National Association, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the GPMT 2019-FL2 Notes, the other Secured Parties and the related Companion Participation Holders”.  The Servicer shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee in writing of the location and account number of each Escrow Account it establishes and shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee promptly after any change thereof.  Except as provided herein (including without limitation, the withdrawals described in the following sentence, which may be made without Issuer, Special Servicer or Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) consent), withdrawals of amounts from an Escrow Account may be made only following notice to, and consent of, the Special Servicer subject to the consent and consultation provisions set forth in Section 3.23.  Subject to any express provisions to the contrary herein, to applicable laws, and to the terms of the related Loan Documents governing the use of the Escrow Payments, withdrawals of amounts from an Escrow Account may only be made:  (i) to effect payment of taxes, assessments and insurance premiums; (ii) to effect payment of ground rents and other items required or permitted to be paid from escrow; (iii) to refund to the related Obligors any sums determined to be in excess of the amounts required to be deposited therein; (iv) to pay interest, if required under the Loan Documents, to the Obligors on balances in the Escrow Accounts; (v) to pay to the Servicer from time to time any interest or investment income earned on funds deposited therein pursuant to Section 3.04; (vi) to apply funds to the indebtedness of the Serviced Commercial Real Estate Loan in accordance with the terms thereof; (vii) to reimburse the Servicer or the Special Servicer, the Collateral Manager or the Advancing Agent, as the case may be, for any Servicing Advance or Servicing Expense, as the case may be, for which Escrow Payments should have been made by the Obligors, but only from amounts received on the Serviced Commercial Real Estate Loan which represent late collections of Escrow Payments thereunder; (viii) to withdraw any amount deposited in the Escrow Accounts which was not required to be deposited therein; or (ix) to clear and terminate the Escrow Accounts at the termination of this Agreement.

(b)                     The Servicer shall maintain accurate records with respect to each Mortgaged Property securing a Serviced Commercial Real Estate Loan, reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto as well as the payment of ground rents with respect to each ground lease (to the extent such information is reasonably available).  To the extent that the related Loan Documents require Escrow Payments to be made by an Obligor under a Serviced Commercial Real Estate Loan, the Servicer shall use reasonable efforts to obtain, from time to time, all bills for the payment of such items, and shall effect payment prior to the applicable penalty or termination date, employing for such purpose Escrow Payments paid by such Obligor under a Serviced Commercial Real Estate Loan pursuant to the terms of the Loan Documents and deposited in the related Escrow Account by the Servicer.  To the extent that the Loan Documents do not require an Obligor under a Serviced Commercial Real Estate Loan to make Escrow Payments (and no other loan secured by the Mortgaged Property requires escrows or reserves for such amounts), the Servicer shall use its reasonable efforts to require that any tax, insurance or other payment referenced in the definition of Escrow Payment be made by such Obligors prior to the applicable penalty or termination date (to the extent that the holder of the related Serviced Commercial Real Estate Loan has the right to so require).  Subject to Section 3.05 with respect to the payment of insurance premiums, if an Obligor under a Serviced Commercial Real Estate Loan fails to make payment on a timely basis or collections from such Obligor are insufficient to pay any such item when due and the holder of the related Serviced Commercial Real Estate Loan has the right to pay such premiums on behalf of such Obligor pursuant to the terms of the related Loan Documents, the amount of any shortfall shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.

Section 3.03                                               Collection Account and Participated Loan Collection Account.  (a)  With respect to the Collateral Interests, the Servicer shall establish and maintain an Eligible Account (the “Collection Account”) for the benefit of the Issuer for the purposes set forth herein.  The Collection Account shall be denominated “Wells Fargo Bank, National Association, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the GPMT 2019-FL2 Notes and the other Secured Parties, Collection Account.”  The Servicer shall deposit into the Collection Account (1) within two (2) Business Days after receipt of properly identified funds all payments and collections received by it on or after the date hereof with respect to the Collateral Interests (other than Collateral Interests related to Participated Loans that are Serviced Commercial Real Estate Loans) and related REO Properties, other than (x) Escrow Payments, (y) payments in the nature of Additional Servicing Compensation or (z) scheduled payments of principal and interest due on or before the Closing Date and collected on or after the Closing Date, which amounts described in this clause (z) shall be remitted to the Seller; and (2) amounts from the Participated Loan Collection Account pursuant to Section 3.03(d)(vii)(A) of this Agreement.

(b)                     With respect to the Collateral Interests, the Servicer shall make withdrawals from the Collection Account only as follows (the order set forth below not constituting an order of priority for such withdrawals):

(i)                                     to withdraw any amount deposited in the Collection Account which was not required to be deposited therein;

(ii)                                  pursuant to Section 5.01, to pay itself unpaid Servicing Fees, if applicable, and any unpaid Additional Servicing Compensation on each Remittance Date;

(iii)                               pursuant to Section 5.03(a), (b) and (b), to pay to the Special Servicer the Special Servicing Fee, Liquidation Fee, Workout Fee and any unpaid Additional Special Servicing Compensation on each Remittance Date;

(iv)                              [reserved;]

(v)                                 (A) to reimburse itself and the Advancing Agent, as applicable (in that order), for unreimbursed Servicing Advances, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (A) with respect to any Collateral Interest, Commercial Real Estate Loan,

Mortgaged Property or REO Property being limited to, as applicable, related payments by the applicable Obligor with respect to such Collateral Interest or Commercial Real Estate Loan and Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Collateral Interest, Commercial Real Estate Loan, Mortgaged Property or REO Property for which such Servicing Advance was made, and (B) to pay for any Servicing Expenses related to the Collateral Interests, Commercial Real Estate Loans, Mortgaged Properties or REO Properties (provided that, with respect to any Collateral Interest or Commercial Real Estate Loan, such Servicing Expenses shall be paid first from amounts collected on such Collateral Interest or Commercial Real Estate Loan);

(vi)                              to reimburse itself and the Advancing Agent, as applicable (in that order), for Nonrecoverable Servicing Advances, together with interest thereon at the Advance Rate, first, out of REO Proceeds, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Collateral Interest or REO Property, then, out of the interest portion of general collections on the Collateral Interests and REO Properties, then, to the extent the interest portion of general collections is insufficient and with respect to such excess only, out of other collections on the Collateral Interests and REO Properties;

(vii)                           [reserved;]

(viii)                        to pay to itself, as the case may be, from time to time any interest or investment income earned on funds deposited in the Collection Account to the extent it is entitled thereto pursuant to Section 3.04;

(ix)                              to remit to the Seller any collections representing the Retained Interest;

(x)                                 to remit to the Note Administrator on each Remittance Date, all amounts on deposit in the Collection Account (that represent good and available funds) as of the close of business on the related Servicer Determination Date, net of any withdrawals from the Collection Account pursuant to this Section;

(xi)                              to clear and terminate the Collection Account upon the termination of this Agreement; and

(xii)                           subject to receipt by the Servicer of a request from the Collateral Manager satisfying the requirements set forth below in this clause (xii), to remit to the Note Administrator by no later than five (5) Business Days after receipt by the Servicer of Principal Proceeds in properly identified funds, for deposit into the Reinvestment Account, any such Principal Proceeds.  The Collateral Manager shall provide each such request to the Servicer at least ten (10) Business Days prior to the expected prepayment subject to such request.  Any such request referred to above (a) shall be delivered no more than once in each Due Period and only during the Reinvestment Period and (b) shall specify the requested date of remittance and amount of the Principal Proceeds to be remitted.  The Servicer shall not be required to make any determination with respect to, or verification of, the delivery or sufficiency of any certification of the Collateral Manager required by Section 11.1(a)(ii) of the Indenture.

(c)                      With respect to each Participated Loan that is a Serviced Commercial Real Estate Loan, the Servicer shall establish and maintain an Eligible Account (or a sub-account of an Eligible Account) (the “Participated Loan Collection Account”) for the benefit of the Issuer for the purposes set forth herein.  The Participated Loan Collection Account may be a sub-account of a single account, including of the Collection Account.  The Participated Loan Collection Account shall be denominated “Wells Fargo Bank, National Association, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the GPMT 2019-FL2 Notes, other Secured Parties and the Companion Participation Holders, Participated Loan Collection Account.”  The Servicer shall deposit in the Participated Loan Collection Account within two (2) Business Days after receipt of properly identified funds, all payments and collections received by it with respect to the Participated Loans that are Serviced Commercial Real Estate Loans and any related REO Property.

(d)                     With respect to each Participated Loan that is a Serviced Commercial Real Estate Loan, the Servicer shall make withdrawals from the Participated Loan Collection Account only as follows (the order set forth below not constituting an order of priority for such withdrawals):

(i)                                     to withdraw any amount deposited in the Participated Loan Collection Account which was not required to be deposited therein;

(ii)                                  pursuant to Section 5.01, to pay itself unpaid Servicing Fees, if applicable, and any unpaid Additional Servicing Compensation on each Remittance Date, but only to the extent earned on the Participated Loans that are Serviced Commercial Real Estate Loans or related REO Property;

(iii)                               pursuant to Section 5.03(a), (b) and (b), to pay to the Special Servicer the Special Servicing Fee, Liquidation Fee, Workout Fee and any unpaid Additional Special Servicing Compensation on each Remittance Date, but only to the extent earned on the Participated Loans that are Serviced Commercial Real Estate Loans or related REO Property;

(iv)                              (A) to reimburse itself and the Advancing Agent, as applicable (in that order), for unreimbursed Servicing Advances, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (iv) with respect to any Participated Loans that are Serviced Commercial Real Estate Loans or related REO Property being limited to, as applicable, related payments by the applicable Obligor with respect to the related Collateral Interest or Commercial Real Estate Loan and Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Collateral Interest, Commercial Real Estate Loan, Mortgaged Property or REO Property for which such Servicing Advance was made, and (B) to pay for any Servicing Expenses related to such Participated Loan, the related Collateral Interests, Mortgaged Properties or REO Properties (provided that, with respect to any Collateral Interest or Participated Loan, such Servicing Expenses shall be paid first from amounts collected on such Collateral Interest or Participated Loan);

(v)                                 to reimburse itself and the Advancing Agent, as applicable (in that order), for Nonrecoverable Servicing Advances, together with interest thereon at the Advance

Rate, out of REO Proceeds, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Participated Mortgage Loan;

(vi)                              to pay to itself, as the case may be, from time to time any interest or investment income earned on funds deposited in the Participated Loan Collection Account to the extent it is entitled thereto pursuant to Section 3.04;

(vii)                           (A) on each Remittance Date, to remit to the Collection Account, all amounts on deposit in such Participated Loan Collection Account (that represent good and available funds) as of the close of business on the related Servicer Determination Date that are allocable to the Participations owned by the Issuer pursuant to the related Participation Agreement, net of any withdrawals from the Participated Loan Collection Account pursuant to this Section 3.03(d) and (B) on each Remittance Date (or such later date as may be set forth in the related Participation Agreement) after receipt thereof, to remit to each related Companion Participation Holder, all amounts on deposit in such Participated Loan Collection Account (that represent good and available funds) as of the close of business on the related Servicer Determination Date that are payable pursuant to the related Participation Agreement to such Companion Participation Holder (taking into account other amounts due under such Participation Agreement, net of any withdrawals from the Participated Loan Collection Account pursuant to this Section 3.03(d));

(viii)                        to clear and terminate the Participated Loan Collection Account upon the termination of this Agreement; and

(ix)                              subject to receipt by the Servicer of a request from the Collateral Manager satisfying the requirements set forth below in this clause (ix), to transfer to the Collection Account by no later than five (5) Business Days after receipt by the Servicer of Principal Proceeds in properly identified funds, for deposit into the Reinvestment Account, any such Principal Proceeds.  The Collateral Manager shall provide each such request to the Servicer at least ten (10) Business Days prior to the expected prepayment subject to such request.  Any such request referred to above (a) shall be delivered no more than once in each Due Period and only during the Reinvestment Period and (b) shall specify the requested date of remittance and amount of the Principal Proceeds to be remitted.  The Servicer shall not be required to make any determination with respect to, or verification of, the delivery or sufficiency of any certification of the Collateral Manager required by Section 11.1(a)(ii) of the Indenture.

Section 3.04                 Permitted Investments.(a)    The Servicer or the Special Servicer, as the case may be, may direct any depository institution or trust company in which the Accounts are maintained to invest the funds held therein in one or more Permitted Investments; provided, however, that (a) any amounts held in the Collection Account or the Participated Loan Collection Account that are invested shall be (x) invested only in short-term Permitted Investments and (y) sold or have stated maturities no later than two Business Days prior to each Remittance Date, and (b) in all cases, such funds shall be either (i) immediately available or (ii) available in accordance with a schedule which will permit the Servicer to meet its payment obligations hereunder.  The Servicer or the Special Servicer, as the case may be, shall be entitled to all income and gain realized from the investment of funds deposited in the

Accounts that the Servicer or the Special Servicer, as applicable, maintains as Additional Servicing Compensation or Additional Special Servicing Compensation, as applicable.  The Servicer or the Special Servicer, as the case may be, shall deposit from its own funds in the applicable Account that the Servicer or the Special Servicer, as applicable, maintains the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss; provided, that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made.  Notwithstanding the foregoing, the Servicer or the Special Servicer, as the case may be, shall not (other than in the case of sub-clause (2) below) direct the investment of funds held in any Escrow Account and shall not retain the income and gain realized therefrom if the related Loan Documents or applicable law permit the Obligor to be entitled to the income and gain realized from the investment of funds deposited therein.  In such event, the Servicer or the Special Servicer, as applicable, shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein (1) in accordance with the Obligor’s written investment instructions, if the Loan Documents or applicable law require such funds to be invested in accordance with the Obligor’s direction; and (2) in accordance with the written investment instructions of the Servicer or the Special Servicer, as applicable, to invest such funds in a Permitted Investment, if the Loan Documents and applicable law do not permit the related Obligor to direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Servicer or the Special Servicer, as the case may be, to meet the payment obligations for which the Escrow Account was established, (ii) the Servicer or the Special Servicer, as the case may be, shall have no liability for any loss in investments of such funds that are invested pursuant to such written instructions, (iii)  the Servicer or the Special Servicer, as the case may be, will not be responsible for paying interest to any Obligor at a rate in excess of a reasonable and customary rate earned on similar accounts and (iv) in the absence of written investment instructions, the Servicer may (without obligation) maintain the funds in an interest-bearing Eligible Account.

Section 3.05                                               Maintenance of Insurance Policies.  (a)  The Special Servicer (only with respect to Specially Serviced Loans and REO Properties) or the Servicer (with respect to Performing Loans) shall use efforts consistent with the Servicing Standard to cause the related Obligor of each Serviced Commercial Real Estate Loan to maintain for each such Serviced Commercial Real Estate Loan such insurance as is required to be maintained pursuant to the related Loan Documents.  If the related Obligor fails to maintain such insurance, the Servicer or the Special Servicer, as applicable, shall notify the Issuer of such breach, and shall, to the extent available at commercially reasonable rates and that the Issuer has an insurable interest, cause such insurance to be maintained.  To the extent provided in the applicable Loan Documents, all such policies shall contain standard mortgagee clauses (if applicable) with loss payable to the Servicer or the Special Servicer, as applicable, on behalf of the Issuer, and shall be in an amount sufficient to avoid the application of any co-insurance clause. The costs of maintaining the Insurance Policies which the Servicer or the Special Servicer, as the case may be, is required to maintain pursuant to this Section shall be a Servicing Expense or, if the amount in the Collection Account or the Participated Loan Collection Account is insufficient to pay such costs, such costs shall be paid by the Advancing Agent as a Servicing Advance.

(b)                     The Servicer or the Special Servicer, as the case may be, may fulfill its obligation to maintain insurance, as provided in Section 3.05(a), through a master force placed insurance policy with a Qualified Insurer, the cost of which shall be a Servicing Expense or, if the amount in the Collection Account or the Participated Loan Collection Account is insufficient to pay such costs, such costs shall be paid by the Advancing Agent as a Servicing Advance; provided that such cost is limited to the incremental cost of such policy allocable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not such Mortgaged Property or REO Property is then covered thereby, which shall be paid by the Advancing Agent at the direction of the Servicer or the Special Servicer, as the case may be).  Such master force placed insurance policy may contain a deductible clause, in which case the Advancing Agent, the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.05(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the related Account from its own funds the amount not otherwise payable under the master force placed insurance policy because of such deductible to the extent that such deductible exceeds the deductible limitation required under the related Loan Documents, or, in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(c)                      Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect, or be covered by, throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering losses that may be sustained by the Servicer’s or the Special Servicer’s, as applicable, directors, officers and employees, in connection with its activities under this Agreement.  The form and amount of coverage shall be consistent with the Servicing Standard.  Notwithstanding the foregoing, with respect to Trimont Real Estate Advisors, LLC, if and for so long as it is acting as the Special Servicer, coverage in the amount of $10,000,000 that otherwise meets the requirements described in this paragraph will be deemed acceptable. In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy.  Any fidelity bond and errors and omissions insurance policy required under this Section 3.05(c) shall be obtained from a Qualified Insurer.  Notwithstanding the foregoing, so long as the unsecured obligations or deposits of the Servicer or Special Servicer (or their respective corporate parent), as applicable, have been rated at least “A3” by Moody’s, the Servicer or the Special Servicer, as applicable, shall be entitled to provide self-insurance directly or through its parent (so long as such parent is obligated to pay the related claims), as applicable, with respect to its obligation to maintain a blanket fidelity bond and an errors and omissions insurance policy.

No provision of this Section requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer, as applicable, from its duties and obligations as set forth in this Agreement.  The Servicer and Special Servicer, as applicable, shall deliver or cause to be delivered to the Trustee and the Note Administrator, upon request, a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect.

Section 3.06                                               Delivery and Possession of Servicing Files.  On or before the applicable Servicing Transfer Date, the Issuer (or the Collateral Manager on behalf of the Issuer) shall deliver or cause to be delivered to the Servicer (i) a Servicing File with respect to each Commercial Real Estate Loan; (ii) the amounts, if any, received by the Issuer representing Escrow Payments previously made by the Obligors; and (iii) if such Servicing Transfer Date is not the Closing Date, the related Subsequent Transfer Instrument including the related amount of Retained Interest, if any.  The Servicer shall promptly acknowledge receipt of the Servicing File and Escrow Payments and shall promptly deposit such Escrow Payments in the Escrow Accounts established pursuant to this Agreement.  The contents of each Servicing File delivered to the Servicer are and shall be held in trust by the Servicer on behalf of the Issuer for the benefit of the Relevant Parties in Interest.  The Servicer’s possession of the contents of each Servicing File so delivered shall be for the sole purpose of servicing the related Commercial Real Estate Loan and such possession by the Servicer shall be in a custodial capacity only.  The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Issuer (or the Collateral Manager acting on behalf of the Issuer), and upon written request of the Issuer (or the Collateral Manager acting on behalf of the Issuer), the Servicer shall deliver to the Issuer, or its nominee, the Servicing File or a copy of any document contained therein in accordance with such written requests; provided, however, that if the Servicer is unable to perform its Servicing obligations with respect to the related Commercial Real Estate Loan as a result of any such release or delivery of the Servicing File, then the Servicer shall not be liable, while the related Servicing File is not in the Servicer’s possession, for any failure to perform any obligation hereunder with respect to the related Commercial Real Estate Loan.

Section 3.07                                               Inspections; Financial Statements.  (a)  With respect to each Performing Loan, the Servicer shall perform, or cause to be performed, a physical inspection of the related Mortgaged Property (i) with respect to any related Commercial Real Estate Loan with a stated principal balance greater than or equal to $2,000,000, at least once every twelve (12) months, and (ii) with respect to any related Commercial Real Estate Loan with a stated principal balance less than $2,000,000, at least once every 24 months, in each case, beginning in 2020 (and each related Mortgaged Property shall be inspected on or prior to December 31, 2021), and, in addition, if at any time (A) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (B) the Servicer, with the approval of the Issuer (or the Collateral Manager acting on behalf of the Issuer), determines that it is prudent to conduct such an inspection.  The Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Issuer, the Special Servicer and the Collateral Manager.  The reasonable out-of-pocket expenses incurred by the Servicer and a reasonable fee due the Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be paid by the Advancing Agent as a Servicing Advance; provided, however, that with respect to the annual inspection of any such Mortgaged Property, no additional fee shall be due and such expenses shall be borne by the Servicer.

(b)                     With respect to a Specially Serviced Loan that is secured directly or indirectly by real property and with respect to REO Property related to a Serviced Commercial

Real Estate Loan, the Special Servicer shall perform a physical inspection of each such Mortgaged Property (i) as soon as possible after a Special Servicing Transfer Event and thereafter at least annually, and, in addition (ii) if at any time (x) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (y) the Special Servicer, determines that it is prudent to conduct such an inspection.  The Special Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Issuer, the Servicer, and the Collateral Manager.  The reasonable out-of-pocket expenses incurred by the Special Servicer and a reasonable fee due the Special Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be paid by the Advancing Agent as a Servicing Advance.

Section 3.08                                               Exercise of Remedies upon Serviced Commercial Real Estate Loan Defaults.  Upon the failure of any Obligor under a Serviced Commercial Real Estate Loan to make any required payment of principal, interest or other amounts due under such Serviced Commercial Real Estate Loan, or otherwise to perform fully any material obligations under any of the related Loan Documents, in either case within any applicable grace period, the Servicer shall, upon discovery of such failure, promptly notify the Special Servicer, the Advancing Agent, the Collateral Manager and the Issuer in writing.  As directed in writing by the Issuer (or the Collateral Manager acting on behalf of the Issuer) in each instance, the Special Servicer shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all reasonable actions consistent with the Servicing Standard under the related Serviced Commercial Real Estate Loan in preparation for the Special Servicer to realize upon the related Underlying Note.

Section 3.09                                               Enforcement of Due-On-Sale Clauses; Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions.  (a)  Subject to the terms of Section 2.03(c) hereof, if any Serviced Commercial Real Estate Loan contains a provision in the nature of a “due-on-sale” clause (including, without limitation, sales or transfers of related Mortgaged Properties or Pledged Equity (in full or part) or the sale or transfer of direct or indirect interests in the related Obligor, its subsidiaries or its owners), which by its terms:

(i)                                     provides that such Commercial Real Estate Loan will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interests in the Obligor,

(ii)                                  provides that such Commercial Real Estate Loan may not be assumed without the consent of the related lender in connection with any such sale or other transfer, or

(iii)                               provides that such Commercial Real Estate Loan may be assumed or transferred without the consent of the lender, provided certain conditions set forth in the Loan Documents are satisfied, then, subject to the terms of Sections 3.09(d), 3.22 and Section 3.23 hereof, the Special Servicer on behalf of the Issuer shall take such action as directed by the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) pursuant to Section 2.03(c); provided that the Special Servicer shall not waive, without first satisfying the Rating Agency Condition, any “due-on-sale” clause under any Commercial Real Estate Loan for which the related Collateral Interest (A) represents 5% or more of the principal balance of all the Collateral Interests owned by the Issuer, (B) has a principal balance of over $35,000,000 or (C) is one of the 10 largest Collateral Interests (based on principal balance) owned by the Issuer; provided, further, that the Special Servicer shall not be required to enforce any such due-on-sale clauses and in connection therewith shall not be required to (x) accelerate the payments thereon or (y) withhold its consent to such an assumption if the Special Servicer determines, in accordance with the Servicing Standard (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the related Obligor or (2) that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related mortgage rate), than would enforcement of such clause.

If, notwithstanding any directions to the contrary from the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation), the Special Servicer determines in accordance with the Servicing Standard that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the assumption or transfer of the Commercial Real Estate Loan have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom the related Commercial Real Estate Loan has been or is about to be conveyed, and to release the original Obligor from liability upon the Commercial Real Estate Loan and substitute the new Obligor as obligor thereon, provided that the credit status of the prospective new Obligor is in compliance with the Servicing Standard and criteria and the terms of the related Loan Documents.  In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Servicer and the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation).  The Special Servicer shall notify the Co-Issuers, the Servicer and the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) that any such assumption or substitution agreement has been completed by forwarding to the Issuer (with a copy to the Servicer and the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation)) the original copy of such agreement, which copies shall be added to the related Collateral Interest File and shall, for all purposes, be considered a part of such Collateral Interest File to the same extent as all other documents and instruments constituting a part thereof.  To the extent not precluded by the Loan Documents, the Special Servicer shall not approve an assumption or substitution without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related Obligor is required but fails to pay such fees, such fees shall be treated as a Servicing Expense.  The Special Servicer shall provide copies of any waivers of any due-on-sale clause to the 17g-5 Information Provider for posting on the 17g-5 Website.

(b)                     Subject to the terms of Section 2.03(c) hereof, if any Serviced Commercial Real Estate Loan contains a provision in the nature of a “due-on-encumbrance” clause (including, without limitation, any mezzanine financing of the related Obligor or the related Mortgaged Property), which by its terms:

(i)                                     provides that such Commercial Real Estate Loan shall (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or Pledged Equity,

(ii)                                  requires the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or underlying Real Property, or

(iii)                               provides that such Mortgaged Property or Pledged Equity may be further encumbered without the consent of the lender, provided certain conditions set forth in the Loan Documents are satisfied, then, subject to the terms of Sections 3.09(d), 3.22 and Section 3.23 hereof, the Special Servicer on behalf of the Issuer shall take such action as directed by the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) pursuant to Section 2.03(c); provided that, the Special Servicer shall not waive, without first satisfying the Rating Agency Condition, any “due-on-encumbrance” clause (which the Special Servicer shall interpret, if the related Loan Documents allow such interpretation, to include requests for approval of mezzanine financing or preferred equity) with regard to any Commercial Real Estate Loan for which the related Collateral Interest (A) represents 2% or more of the principal balance of all the Collateral Interests owned by the Issuer, (B) has a principal balance of over $20,000,000, (C) is one of the 10 largest Collateral Interests (based on principal balance) owned by the Issuer, (D) has an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, or (E) has an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is less than 1.2x to 1.0x; and (subject to the rights, if any, exercisable by the Trustee); provided, further that, the Special Servicer shall not be required to enforce any such due-on-encumbrance clauses and in connection therewith shall not be required to (x) accelerate the payments thereon or (y) withhold its consent to such encumbrance if the Special Servicer determines, in accordance with the Servicing Standard (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the Obligor or (2) that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related interest rate), than would enforcement of such clause.

If, notwithstanding any directions to the contrary from the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation), the Special Servicer determines in accordance with the Servicing Standard that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the further encumbrance have been satisfied, the Special Servicer is authorized to grant such consent.  To the extent not precluded by the Loan Documents, the Special Servicer shall not approve an additional encumbrance without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related Obligor is required but fails to pay such fees, such fees shall be reimbursable as a Servicing Expense.  The Special Servicer shall provide copies of any waivers of any due on encumbrance clause to the 17g-5 Information Provider for posting on the 17g-5 Website.

(c)                      Both the Servicer (in the case of a Performing Loan) and the Special Servicer may communicate directly with the Obligors in connection with any Other Borrower Request or Major Decision. If the Servicer receives any request for any assumption, transfer, further encumbrance or other action contemplated by this Section 3.09 with respect to a Serviced Commercial Real Estate Loan that is not a Specially Serviced Loan, the Servicer shall forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto. If the Special Servicer receives any such request from an Obligor (or from the Servicer) the Special Servicer shall analyze and process the request, subject to approval by the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) with respect to any Major Decision. Once the Special Servicer has approved the related Other Borrower Request or Major Decision and with respect to a Major Decision, any other required approval has been obtained, the Special Servicer shall notify the Servicer of such recommendation and when the related transaction closes the Special Servicer shall promptly provide the Servicer with the information necessary for the Servicer to update its records to reflect the terms of the transaction.

(d)                     In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Commercial Real Estate Loan, other than pursuant to Section 3.15 hereof.

Section 3.10                                               Appraisals; Realization upon Defaulted Collateral Interests. (a)  Following (i) any acquisition by the Special Servicer of an REO Property on behalf of the Issuer for the benefit of the Relevant Parties in Interest, or (ii) an Appraisal Reduction Event, the Special Servicer shall notify the Servicer thereof, and, upon delivery of such notice, the Special Servicer shall (x) promptly, in the case of an acquisition of REO Property and (y) within 60 days, in the case of an Appraisal Reduction Event, use reasonable efforts to request an updated Appraisal or a letter update for an existing Appraisal if such existing Appraisal is less than two years old, in order to determine the fair market value of such REO Property or Mortgaged Property, as applicable, and shall notify the Issuer, the Servicer and the Collateral Manager of the results of such Appraisal; provided that the Special Servicer shall not be required to obtain an updated Appraisal of any Mortgaged Property with respect to which there exists an Appraisal that is less than twelve (12) months old.  Any such Appraisal shall be conducted by an Appraiser and the cost thereof shall be a Servicing Advance.  The Special Servicer shall obtain a new updated Appraisal or a letter update every twelve (12) months thereafter for so long as such Commercial Real Estate Loan is subject to an Appraisal Reduction Event or until the REO Property is sold, as applicable.

(b)                     The Special Servicer shall monitor each Specially Serviced Loan, evaluate whether the causes of the Special Servicing Transfer Event can be corrected over a reasonable period without significant impairment of the value of the Commercial Real Estate Loan and, subject to the rights of the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) pursuant to Section 3.23 hereof, initiate corrective action in cooperation with the Obligor if, in the Special Servicer’s judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Commercial Real Estate Loan) as are consistent with the Servicing Standard.  If, in the Special Servicer’s judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Loan has not been released from the Issuer pursuant to any provision hereof, and except as otherwise specifically provided in Section 3.09(a) and 3.09(b), the Special Servicer may, to the extent consistent with an Asset Status Report and with the Servicing Standard and, subject to the rights of the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) pursuant to Section 3.23 hereof, accelerate such Specially Serviced Loan and commence a foreclosure or other acquisition with respect to the related Commercial Real Estate Loan, provided that the Special Servicer determines in accordance with the Servicing Standard that such acceleration and foreclosure are more likely to produce a greater recovery to the Relevant Parties in Interest on a present value basis (discounting at the discount rate) than would a waiver of such default or an extension or modification.  The Special Servicer shall notify the Advancing Agent of the need to advance the costs and expenses of any such proceedings.  With respect to any Combined Loan, in lieu of exercising the rights of the lender under the related Mortgage Loan to foreclose on the related Mortgage Property, subject to the rights of the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) pursuant to Section 3.23 hereof, the Special Servicer may determine, in accordance with the Servicing Standard, to exercising the rights of the lender under the related Mezzanine Loan to foreclose on the equity in the Obligor under the related Mortgage Loan.

(c)                      If the Special Servicer elects to proceed with a non-judicial foreclosure or other similar proceeding related to personal property in accordance with the laws of the state where a Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or other similar proceeding related to personal property or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Issuer and the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation).

(d)                     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the related Commercial Real Estate Loan shall be considered to be an REO Loan until such time as the Issuer’s interest in the related REO Property is sold and the REO Loan shall be reduced only by collections net of expenses (which with respect to any Commercial Real Estate Loan, shall be allocated in accordance with the related

Participation Agreement).  Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Commercial Real Estate Loan, as applicable, shall be considered to be an outstanding Commercial Real Estate Loan, as applicable:

(i)                                     it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Underlying Note shall have been discharged, such Underlying Note and, for purposes of determining the stated principal balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

(ii)                                  net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Underlying Note(s) in accordance with the terms of such Underlying Note(s).  In the absence of such terms, net REO Proceeds shall be deemed to have been received first, in reimbursement of Servicing Advances related to such Commercial Real Estate Loan; second, in payment of Special Servicing Fees, Liquidation Fees and Workout Fees related to such Commercial Real Estate Loan; third, in payment of the unpaid accrued interest on such Commercial Real Estate Loan; fourth, in payment of outstanding principal of such Commercial Real Estate Loan; and thereafter, net proceeds received in any month shall be applied to the payment of installments of principal and accrued interest deemed to be due and payable in accordance with the terms of such Underlying Note(s) or related Loan Documents, net of any withholding taxes, and such amortization schedule until such principal has been paid in full and then to other amounts due under such Commercial Real Estate Loan; provided that, with respect to any Participated Loan, REO Proceeds shall be allocated in accordance with the related Participation Agreement).

(e)                      Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Issuer, for the benefit of the Relevant Parties in Interest, obtain title to any Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect equity interest in any Obligor pledged pursuant to a pledge agreement and thereby be the beneficial owner of the related Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Issuer, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent environmental consultant who regularly conducts environmental audits, that:

(i)                                     such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuer to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(ii)                                  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation,

testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuer to take such actions with respect to the affected Mortgaged Property.

In the event that the environmental assessment first obtained by the Special Servicer with respect to the Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent environmental consultant who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of the Relevant Parties in Interest.  Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

(f)                       The environmental assessment contemplated by Section 3.10(e) shall be prepared within three (3) months (or as soon thereafter as practicable) of the determination that such assessment is required by an Independent environmental consultant who regularly conducts environmental audits for purchasers of commercial property where the Commercial Real Estate Loan is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard.  The Special Servicer shall request (with a copy to the Servicer) that the Advancing Agent to advance the cost of preparation of such environmental assessments.

(g)                      The Special Servicer shall take such action with respect to a Mortgaged Property that is not in compliance with applicable environmental laws as is directed by the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation); provided, however, that subject to the terms of Section 3.22 and Section 3.23 hereof and the Servicing Standard, if the Special Servicer determines pursuant to Section 3.10(e)(i) that any Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Issuer to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) that the circumstances referred to therein relating to hazardous materials are present but that it is in the best economic interest of the Issuer to take such action with respect to the containment, clean-up or remediation of hazardous materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Issuer, but only if the Issuer (or the Note Administrator) has mailed notice to the Noteholders of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Issuer (or the Note Administrator) does not receive, within 30 days of such notification, instructions from the Noteholders entitled to a majority of the voting rights directing the Special Servicer not to take such action.  Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such hazardous materials and provides a prior written statement to the Issuer setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard.  Neither the Issuer nor the Special Servicer shall be obligated to take any action or not take any action pursuant to this

Section 3.10(g) at the direction of the Noteholders or the related Companion Participation Holder, unless the Noteholders or such Companion Participation Holder agree to indemnify the Issuer and the Special Servicer with respect to such action or inaction.  The Special Servicer shall notify the Advancing Agent of the need to advance the costs of any such compliance, containment, clean-up or remediation as a Servicing Advance.

(h)                     The Special Servicer shall notify the Servicer of any Mortgaged Property securing a Serviced Commercial Real Estate Loan which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any such Mortgaged Property which is abandoned or foreclosed, and the Servicer shall report to the IRS and the related Obligor, in the manner required by applicable law, such information, and the Servicer shall report, via IRS Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. The Servicer shall deliver a copy of any such report to the Collateral Manager.

(i)                         The costs of any updated Appraisal obtained pursuant to this Section 3.10 shall be paid by the Advancing Agent as a Servicing Advance.

Section 3.11                                               Annual Statement as to Compliance.  The Servicer and the Special Servicer (each a “Reporting Person”) shall each deliver to the Issuer, the Note Administrator, the Trustee, the Collateral Manager and the 17g-5 Information Provider on or before April 30 of each year, beginning with April 30, 2020, an Officer’s Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Reporting Person during the preceding calendar year and of its performance under this Agreement has been made under such Officer’s supervision, and (ii) that, to the best of such Officer’s knowledge, based on such review, the Reporting Person has fulfilled all of its obligations under this Agreement in all material respects throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto.

Section 3.12                                               Annual Independent Public Accountants’ Servicing Report. (a) On or before April 30 of each year, beginning with April 30, 2020, the Servicer and the Special Servicer, each at its own expense, shall cause a registered public accounting firm (which may also render other services to the Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Issuer, the Note Administrator, the Trustee, the Collateral Manager and the 17g-5 Information Provider, regarding the Servicer’s compliance during the prior calendar year with (a) the applicable servicing criteria in Item 1122 of Regulation AB set forth on Exhibit B hereto or (b) the minimum servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers.

Section 3.13                                               Title and Management of REO Properties and REO Accounts. (a)  In the event that title to any Mortgaged Property is acquired on behalf of the Relevant Parties in Interest in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken (x) in the name of a U.S. corporation (or a limited liability company treated as a corporation for U.S. federal income tax purposes) wholly owned by the Issuer or (y) in such manner as is required pursuant to the terms of any related Participation Agreement.  The Special Servicer, on behalf of the Relevant Parties in Interest, shall dispose of any REO Property as soon after acquiring it as is practicable and feasible in a manner consistent with the Servicing Standard and as so advised by GPMT in accordance with the REIT Provisions.  The Special Servicer shall manage, conserve, protect and operate each REO Property for the Relevant Parties in Interest solely for the purpose of its prompt disposition and sale.

(b)                     The Special Servicer shall have full power and authority, subject only to the Servicing Standard, the terms of Section 3.22 and Section 3.23 hereof, and the other specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property, all on such terms and for such period as the Special Servicer deems to be in the best interests of the Relevant Parties in Interest and, in connection therewith, the Special Servicer shall agree to the payment of property management fees that are consistent with general market standards.  The Special Servicer shall request the Advancing Agent to pay such fees as a Servicing Advance.

(c)                      The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (a “REO Account”), which shall be an Eligible Account and shall be entitled “Trimont Real Estate Advisors, LLC, as special servicer, for the benefit of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of GPMT 2019-FL2 Notes — REO Account” to be held for the benefit of the Noteholders, the Preferred Shareholders and the related Companion Participation Holder.  The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in the REO Account to the extent provided in Section 3.04.  The Special Servicer shall deposit or cause to be deposited REO Proceeds in the REO Account within two (2) Business Days after receipt of such REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Servicing Advances with respect to such REO Property, including:

(i)                                     all insurance premiums due and payable in respect of any REO Property;

(ii)                                  all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon and all federal, state and local income taxes payable by the owner of the REO Property; and

(iii)                               all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property.

To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above (other than income taxes), the Special Servicer shall request the Advancing Agent to pay such amounts as Servicing Advances.  The Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. The Special Servicer shall withdraw from each REO Account and remit to the Servicer (i) for deposit into the Collection Account and (ii) for transfer to the servicer of the Companion Participation in accordance with the related Participation Agreement, on a monthly basis on or prior to the first Business Day following each Servicer Determination Date, the aggregate of all amounts received in respect of each REO Property as of such Servicer Determination Date that are then on deposit in such REO Account, provided, however, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

The Special Servicer shall be entitled to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder.  Such agreement shall provide:  (A) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification; and (B) that the Independent Contractor’s fees be reasonable.  The Special Servicer shall provide oversight and supervision with regard to the performance of all contracted services and any Independent Contractor agreement shall be consistent with and subject to the provisions of this Agreement.  Neither the existence of any Independent Contractor agreement nor any of the provisions of this Agreement relating to the Independent Contractor shall relieve the Special Servicer of its obligations to the Issuer hereunder, including without limitation, the Special Servicer’s obligation to service such REO Property in accordance with the Servicing Standard.

(d)                     When and as necessary, the Special Servicer shall send to the Servicer and the Issuer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for U.S. federal income tax purposes, resulting from the REO Property.  To perform its obligations hereunder, the Special Servicer shall be entitled to retain an Independent accountant or property manager on behalf of the Issuer for the benefit of the Relevant Parties in Interest to prepare such statements and the cost of which shall be paid by and reimbursed to the Advancing Agent as a Servicing Advance.

(e)                      The parties hereto acknowledge that for so long as the Issuer maintains its status as a Qualified REIT Subsidiary, and unless otherwise directed by GPMT (or any subsequent REIT), the Special Servicer intends to conduct its activities such that any REO Property will qualify as “foreclosure property” within the meaning of Section 856(e) of the Code with respect to GPMT.  In connection with the foregoing, and unless otherwise directed by GPMT (or any subsequent REIT), the Special Servicer shall not:

(i)                                     enter into, renew or extend any New Lease, if such New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)                                  permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii)                               authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Commercial Real Estate Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)                              Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after the acquisition thereof unless such Person is an Independent Contractor.

Section 3.14                                               Cash Collateral Accounts.  With respect to a Serviced Commercial Real Estate Loan, in the event that any related Loan Documents permit or require the related Obligor to deliver additional or substitute collateral in the form of cash (“Cash Collateral”) to the holder of such Serviced Commercial Real Estate Loan and such Obligor deposits such Cash Collateral with the Servicer, the Servicer shall segregate and hold such Cash Collateral separate and apart from its own funds and general assets and shall establish and maintain with respect to such Cash Collateral a segregated custodial account, which may be a sub-account of the Collection Account, to be held for the benefit of the Relevant Parties in Interest (each, a “Cash Collateral Account”), each of which shall be an Eligible Account or a sub-account of an Eligible Account and shall be entitled “Wells Fargo Bank, National Association, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the GPMT 2019-FL2 Notes, other Secured Parties and the related Companion Participation Holder - Cash Collateral Account” or such other name as may be required pursuant to the terms of the related Loan Documents.  The Servicer shall deposit or cause to be deposited any such Cash Collateral in the Cash Collateral Account within two (2) Business Days after receipt of properly identified funds such Cash Collateral, and shall hold and disburse such Cash Collateral in accordance with the terms of the related Loan Documents.

Section 3.15                                               Modification, Waiver, Amendment and Consents.  (a)  Subject to Section 3.23(b), all modifications, waivers (other than waivers of late payment charges and default interest on Performing Loans, which will be processed by the Servicer) and consents with respect to the Serviced Commercial Real Estate Loans shall be processed by the Special Servicer; provided that, the right to approve future fundings under any Future Funding Companion Participation shall be held by the related Companion Participation Holder.  Both the Servicer and the Special Servicer may communicate directly with the Obligors in connection with any Other Borrower Request or Major Decision in connection with a Performing Loan. If the Servicer receives any request for such modification, waiver (other than waivers of late payment charges and default interest on Performing Loans) or consent with respect to a Performing Loan, the Servicer shall forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto.  Subject to the terms of Section 3.22 and Section 3.23 hereof and Section 10.10(f) of the Indenture, and in accordance with the Servicing Standard, the Special Servicer may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any such Commercial Real Estate Loan (but with respect to substitution of collateral securing any Serviced Commercial Real Estate Loan, subject to satisfaction of the Rating Agency Condition), convert or exchange a Commercial Real Estate Loan for any other type of consideration, and/or permit the release of the related Obligor on or any guarantor of any such Commercial Real Estate Loan and/or permit any change in the management company or franchise with respect to any such Serviced Commercial Real Estate Loan without the consent of the Co-Issuers, the Trustee, any Noteholder or any Companion Participation Holder (in each case, other than any consent that is required pursuant to Section 3.22), subject, however, to each of the following limitations, conditions and restrictions:

(i)                                     the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery to the Relevant Parties in Interest on a present value basis than would liquidation;

(ii)                                  the Special Servicer shall not permit any Obligor to add or substitute any collateral for an outstanding Commercial Real Estate Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent environmental consultant who regularly conducts environmental assessments (and such additional environmental testing), at the expense of the related Obligor, that such new real property is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new real property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then-applicable environmental laws and regulations;

(iii)                               unless a release or substitution is permissible under the related Loan Document without the consent or approval of the lender, the Special Servicer shall not release or substitute any Mortgaged Property securing an outstanding Performing Loan except in the case of a release where (A) the loss of the use of the Mortgaged Property to be released will not, in the Special Servicer’s good faith and reasonable judgment, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, (B) except in the case of the release of non-material parcels, there is a corresponding principal paydown of the related Commercial Real Estate Loan in an amount at least equal to the appraised value of the Mortgaged Property to be released and (C) the remaining Mortgaged Property and any substitute mortgaged property is, in the Special Servicer’s good faith and reasonable judgment, adequate security for the related Commercial Real Estate Loan; and

(iv)                              the Special Servicer shall not agree to any modification, waiver or amendment of any term of a Commercial Real Estate Loan relating to maturity or contractual extension options unless, following such modification, waiver or amendment, the Weighted Average Life of the Collateral Interests, assuming the exercise of all contractual extension options (if any) that are exercisable by the borrower under each Collateral Interest, is less than or equal to the number of years (rounded to the nearest one hundredth thereof) during the period from such date of determination to 5.5 years from the Closing Date;

provided that notwithstanding clauses (i) through (iv) above, neither the Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving an Obligor if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

(b)                     The Special Servicer shall not have any liability to the Issuer, the Noteholders, any Companion Participation Holder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated in Section 3.15(a) is reasonably likely to produce a greater recovery to the Issuer, the Noteholders,  the Preferred Shareholders and, if applicable, the related Companion Participation Holder on a net present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith and in accordance with the Servicing Standard by the Special Servicer.  Notwithstanding the foregoing, a net present value calculation may not be relevant to a particular modification, waiver, amendment or other action contemplated under this Section 3.15(b) and the absence of such calculation shall not create or infer any failure by the Special Servicer to meet the Servicing Standard or liability on the part of the Special Servicer.

(c)                      Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof (including, without limitation, calculating monthly distributions to Noteholders, Preferred Shareholders and Companion Participation Holders), be added to the unpaid principal balance of the related Commercial Real Estate Loan, notwithstanding that the terms of such Commercial Real Estate Loan or such modification, waiver or amendment so permit.

(d)                     To the extent that the Issuer, as holder of the Collateral Interest identified on Exhibit A as “Shippan Landing,” has the right, as “Directing Holder” (as defined in the GPMT 2018-FL1 Servicing Agreement) under the GPMT 2018-FL1 Servicing Agreement, to direct the special servicer under the GPMT 2018-FL1 Servicing Agreement to approve a “Pre-Approved Modification” (as defined in the GPMT 2018-FL1 Servicing Agreement) with respect to the related Commercial Real Estate Loan, the Collateral Manager shall be entitled to exercise such direction and approval rights on behalf of the Issuer.

(e)                      All material modifications, waivers and amendments of any Commercial Real Estate Loan entered into pursuant to this Section 3.15 shall be in writing.

(f)                       The Special Servicer shall notify the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Manager, the related Companion Participation Holder and the 17g-5 Information Provider, in writing (and to the 17g-5 Information Provider by email, which email shall contain the information in the form of an electronic document suitable for posting on the 17g-5 Information Provider’s website), of any modification, waiver, material consent or amendment of any term of any Commercial Real Estate Loan and the date thereof, and shall deliver to the Custodian, on behalf of the Trustee for deposit in the related Collateral Interest File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within ten (10) Business Days) following the execution thereof.

(g)                      The Special Servicer may (subject to the Servicing Standard), as a condition to granting any request by an Obligor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the Loan Documents evidencing or securing the related Commercial Real Estate Loan and is permitted by the terms of this Agreement and applicable law, require that such Obligor pay to it directly, to the extent consistent with applicable law and the Loan Documents, (i) a reasonable and customary fee for the additional services performed in connection with such request (which fee shall be deposited in the Collection Account), and (ii) any related costs and expenses incurred by it.

(h)                     Any modification, waiver (other than waivers of late payment charges and default interest on a Performing Loan) or amendment of or consents or approvals relating to any Serviced Commercial Real Estate Loan shall be performed by the Special Servicer and not the Servicer.

(i)                         Notwithstanding the foregoing or any other provision herein, the Special Servicer may take any action with respect to any Commercial Real Estate Loan requiring the consent, direction or approval of the Issuer, the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation), the Note Administrator or the Trustee at any other time without such consent, direction or approval if the Special Servicer determines in accordance with the Servicing Standard, that such action is required by the Servicing Standard in order to avoid a material adverse effect on the Relevant Parties in Interest or is in the nature of an emergency.

(j)                        In connection with any servicing action where the related Obligor under a Serviced Commercial Real Estate Loan is required to obtain, or is otherwise obtaining, an interest rate cap agreement (other than an interest rate cap agreement in effect as of the Closing Date), the Special Servicer shall use efforts consistent with the Servicing Standard to cause the related Obligor to enter into such interest rate cap agreement with a financial institution having a long term unsecured and unsubordinated debt rating of at least “A1” by Moody’s (or “Aa3” so long as such financial institution has a short term unsecured debt obligation or commercial paper rating of at least “P-1”).

(k)                     With respect to any modification or amendment of a Combined Loan, the related Mortgage Loan and Mezzanine Loan shall be treated as a single loan, and the effect of any such modification or amendment shall apply equally to such Mortgage Loan and Mezzanine Loan.

(l)                         With respect to the Collateral Interest identified on Exhibit A as “Andover Landing,” the release of a parcel of excess land from the Mortgaged Property that was not included in the appraised value of the Mortgaged Property and related paydown of the Commercial Real Estate Loan will require the approval of the Special Servicer and the consent of the Collateral Manager with respect to the related Major Decision, but will not require satisfaction of the Rating Agency Condition with respect to waivers of “due-on-sale” or “due-on-encumbrance” clauses or substitutions of Collateral.  For the avoidance of doubt, any modification in connection with such release and related paydown shall not cause such Commercial Real Estate Loan to be a Modified Loan.

Section 3.16                                               Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.  (a)  Upon the occurrence of a Special Servicing Transfer Event with respect to any Serviced Commercial Real Estate Loan of which the Servicer has notice, the Servicer (or the Special Servicer, if such Special Servicing Transfer Event occurs due to the Special Servicer’s receipt of notice pursuant to clause (vii) or (viii) under the definition thereof) shall promptly give notice thereof to the Special Servicer (or Servicer, as applicable), the Issuer, the Trustee, the Note Administrator, the Seller, the Collateral Manager,

any related Companion Participation Holder and the Servicer shall deliver the related Servicing File to the Special Servicer and use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Collateral Interest File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Serviced Commercial Real Estate Loan in the Servicer’s possession and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Serviced Commercial Real Estate Loan becomes a Specially Serviced Loan and in any event shall continue to act as Servicer and administrator of such Serviced Commercial Real Estate Loan until the Special Servicer has commenced the servicing of such Serviced Commercial Real Estate Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence; provided, that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Special Servicing Transfer Event had occurred and with respect to the REO Properties as if no REO acquisition had occurred, and to render such services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. The Servicer, in its capacity as Servicer, will not have any responsibility for performance by the Special Servicer, in its capacity as Special Servicer, of its duties under this Agreement. The Special Servicer, in its capacity as Special Servicer, will not have any responsibility for the performance by the Servicer, in its capacity as Servicer, of its duties under this Agreement.  With respect to each such Serviced Commercial Real Estate Loan, the Servicer shall instruct the related Obligor to continue to remit all payments in respect of such Serviced Commercial Real Estate Loan to the Servicer.  The Special Servicer shall remit to the Servicer any such payments received by its pursuant to the preceding sentence within two (2) Business Days of receipt of properly identified funds.  The Servicer shall forward any notices it would otherwise send to the related Obligor of a Specially Serviced Loan to the Special Servicer who shall send such notice to the related Obligor.

(b)                     Upon determining that a Specially Serviced Loan has become a Corrected Loan, the Special Servicer shall immediately give notice thereof to the Servicer, the Issuer, the Collateral Manager, any related Companion Participation Holder and the Seller and shall return the Servicing File to the Servicer, and upon delivery of such notice and returning the related Servicing File to the Servicer, such Commercial Real Estate Loan shall cease to be a Specially Serviced Loan in accordance with the definition of Specially Serviced Loan, the Special Servicer’s obligation to service such Commercial Real Estate Loan shall terminate and the obligations of the Servicer to service and administer such Commercial Real Estate Loan as a Performing Loan shall resume.  The Special Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Specially Serviced Loan becomes a Corrected Loan.

(c)                      In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian on behalf of the Trustee originals of any documents executed by the Special Servicer that are included within the definition of “Collateral Interest File” for inclusion in the related Collateral Interest File (to the extent such documents are in the possession of the Special Servicer) and shall provide to the Servicer, copies of any additional related Commercial Real Estate Loan information, including correspondence with the related Obligor, as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(d)                     Not later than two (2) Business Days preceding each date on which the Servicer is required to furnish reports under Section 4.01 to the Issuer and the Note Administrator, the Special Servicer shall deliver to the Servicer, with a copy to the Issuer and the Collateral Manager, (i) the CREFC® Special Servicer Loan File and (ii) such additional information relating to the Specially Serviced Loans and REO Loans as the Servicer or the Issuer (or the Collateral Manager acting on behalf of the Issuer) reasonably requests to enable it to perform its duties under this Agreement.  Such statement and information shall be furnished to the Servicer in writing and/or in such electronic media as is acceptable to the Servicer.

(e)                      Notwithstanding the provisions of the preceding Section 3.16(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and shall provide the Special Servicer with any information in its possession reasonably required by the Special Servicer to perform its duties under this Agreement.  The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.

(f)                       No later than sixty (60) days after a Serviced Commercial Real Estate Loan becomes a Specially Serviced Loan, the Special Servicer shall deliver to the 17g-5 Information Provider, the Servicer, the Issuer, the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, a holder of the related Controlling Companion Participation), any related Companion Participation Holder, the Note Administrator and the Trustee, a report (the “Asset Status Report”) with respect to such Commercial Real Estate Loan.  Such Asset Status Report shall set forth the following information to the extent reasonably determinable

(i)                                     the date of transfer of servicing of such Commercial Real Estate Loan to the Special Servicer;

(ii)                                  a summary of the status of such Specially Serviced Loan and any negotiations with the related Obligor;

(iii)                               a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Commercial Real Estate Loan and whether outside legal counsel has been retained;

(iv)                              the most current rent roll and income or operating statement available for the related Mortgaged Property or the related underlying real property, as applicable;

(v)                                 the Special Servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Specially Serviced Loan or REO Property);

(vi)                              a copy of the last obtained Appraisal of the Mortgaged Property;

(vii)                           the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default;

(viii)                        a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which Special Servicer made such determination; and

(ix)                              such other information as the Special Servicer deems relevant in light of the Servicing Standard.

If within ten (10) Business Days of receiving an Asset Status Report, the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Collateral Interest, a holder of the related Controlling Companion Participation) does not disapprove of such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration the best interests of the Relevant Parties in Interest)) or the terms of the applicable Loan Documents.  If the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Collateral Interest, a holder of the related Controlling Companion Participation) disapproves such Asset Status Report within such ten (10) Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Issuer, the 17g-5 Information Provider, the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation), the Trustee, the Note Administrator and the Servicer a new Asset Status Report as soon as practicable, but in no event later than twenty (20) Business Days after such disapproval.  The Special Servicer shall revise such Asset Status Report until the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Collateral Interest, a holder of the related Controlling Companion Participation) fails to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with the Servicing Standard, that such objection is not in the best interests of the Relevant Parties in Interest, in which case the Special Servicer, upon making such determination, shall implement the recommended action outlined in the Asset Status Report.

The Special Servicer may, from time to time, modify any Asset Status Report, including, without limitation, a Final Asset Status Report, it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Issuer and the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, a holder of the related Controlling Companion Participation) if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the estimates, terms or amounts on which the original report was based or (ii) the related Obligor becomes the subject of bankruptcy proceedings.

Notwithstanding the foregoing, the Special Servicer may, following the occurrence of an extraordinary event with respect to the related Commercial Real Estate Loan, take any action set forth in such Asset Status Report before the expiration of the relevant approval period if the Special Servicer has determined, in accordance with the Servicing Standard, that failure to take such action would materially and adversely affect the interests of the Relevant Parties in Interest and it has made a reasonable effort to contact the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Collateral Interest, a holder of the related Controlling Companion Participation). The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Issuer or the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) may have.

The Special Servicer shall have the authority to meet with the Obligor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report.  The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Loan Documents.

No direction of the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or, with respect to a Non-CLO Controlled Collateral Interest, a holder of the related Controlling Companion Participation) shall (a) require, permit or cause the Servicer or the Special Servicer to violate the terms of any Commercial Real Estate Loan, the Servicing Standard, applicable law or any provision of this Agreement or (b) materially expand the scope of the Special Servicer’s, Issuer’s or the Servicer’s responsibilities under this Agreement.

Section 3.17                                               [Reserved]

Section 3.18                                               [Reserved]

Section 3.19                                               Repurchase Requests.  If the Servicer or the Special Servicer (i) receives a Repurchase Request, or such a Repurchase Request is forwarded to the Servicer or Special Servicer by a party to the Indenture in accordance with Section 7.17 of the Indenture (the Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request, then the Repurchase Request Recipient shall deliver a notice (which may be by electronic format so long as a “backup” hard copy of such notice is also delivered on or prior to the second Business Day following receipt) of such Repurchase Request or withdrawal of a Repurchase Request (each, a “15Ga-1 Notice”) to the Issuer and the Seller, in each case within ten (10) Business Days from such Repurchase Request Recipient’s receipt thereof.

Each 15Ga-1 Notice shall include (i) the identity of the related Collateral Interest, (ii) the date the Repurchase Request is received by the Repurchase Request Recipient or the date any withdrawal of the Repurchase Request is received by the Repurchase Request Recipient, as applicable, (iii) if known by the Repurchase Request Recipient, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a 15Ga-1 Notice protected by the attorney client privilege or attorney work product doctrines.  The Collateral Interest Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 3.19 is so provided only to assist the Seller and Issuer or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 3.19 by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the Collateral Interest Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

Section 3.20                                               Investor Q&A Forum and Rating Agency Q&A Forum and Servicer Document Request Tool.  Following receipt of an inquiry submitted to the Investor Q&A Forum and forwarded by the Note Administrator to the Collateral Manager, the Servicer or the Special Servicer, as applicable (based on whether such Inquiry falls within the scope of such party’s responsibilities hereunder), unless such party determines not to answer such Inquiry as provided below, such party shall reply to the inquiry, which reply of the Collateral Manager, the Servicer or the Special Servicer, as applicable, shall be delivered to the Note Administrator by electronic mail. If the Collateral Manager, the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) the Inquiry is not of a type described in Section 10.13(a) of the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law, the applicable Loan Documents or the Transaction Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer, as applicable, (v) answering any Inquiry would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product, or (vi) answering any Inquiry is otherwise, not advisable, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination.

Following receipt of an inquiry submitted to the Rating Agency Q&A Forum and Servicer Document Request Tool, and forwarded by the 17g-5 Information Provider to the Servicer or the Special Servicer, as applicable (based on whether such Inquiry falls within the scope of such party’s responsibilities hereunder), unless such party determines not to answer such Inquiry as provided below, such party shall reply to the inquiry, which reply of the Servicer, or the Special Servicer, as applicable, shall be delivered to the Note Administrator by electronic mail. If the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering the inquiry would be in violation of applicable law, Acceptable Servicing Practices, the Indenture, this Agreement or the applicable Loan Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (iii) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, such party, and the performance of such additional duty or the payment of such additional cost or expense is beyond the scope of its duties under the Indenture or this Agreement, as applicable, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination.

Section 3.21                                               Duties under Indenture; Miscellaneous.  (a)  Each of the Collateral Manager, the Servicer and the Special Servicer hereby acknowledge that the terms of the Indenture reference certain duties and functions to be performed by each of them. Notwithstanding any provision in the Indenture or herein to the contrary, the Servicer shall not be required to take any enforcement action with respect to the Commercial Real Estate Loans.  To the extent not inconsistent with the express terms of this Agreement, each of the Collateral Manager, the Servicer and the Special Servicer hereby agree with respect to the Commercial Real Estate Loans to perform the duties referenced for them in the Indenture, which performance shall benefit from the exculpatory and indemnification provisions hereunder.

(b)                     The Servicer (based on its own information and information received from the Special Servicer with respect to any Specially Serviced Loans and REO Loans or from the servicer of a Non-Serviced Collateral Interests) shall promptly upon request forward to the Note Administrator any information in its possession or reasonably available to it concerning the Collateral Interests to enable the Note Administrator to prepare any report or perform any duty or function on its part to be performed under the terms of the Indenture.

(c)                      The Servicer or the Special Servicer shall return to the Custodian each Loan Document released from custody pursuant to Section 3.3(h)(iii) of the Indenture when its need for such documents is finished (except such Loan Documents as are released in connection with a sale, exchange or other disposition, in each case only as permitted under the Indenture, of the related Collateral Interest).

Section 3.22                                               [Reserved]

Section 3.23                                               Control and Consultation.  (a)  The Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) shall have the right to consent to any Major Decisions with respect to a Collateral Interest and the related underlying Commercial Real Estate Loan, as the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) may deem advisable or as to which provision is otherwise made herein, consult with and direct the Servicer and the Special Servicer with respect to any other actions to be taken or not taken with respect to such Collateral Interest and the related underlying Serviced Commercial Real Estate Loan that relates to the Servicing or Special Servicing obligations under this Agreement, in each case subject to the Servicer’s or Special Servicer’s, as applicable, compliance with the Servicing Standard.

(b)                     Both the Servicer (in the case of a Performing Loan) and the Special Servicer may communicate directly with the Obligors in connection with any Major Decision or Other Borrower Request.  If the Servicer receives any request for a Major Decision or Other Borrower Request (other than waivers of late payment charges and default interest on Performing Loans) on the Serviced Commercial Real Estate Loans that are not Specially Serviced Loans, the Servicer shall promptly forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto.  The Special Servicer shall send the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) a copy of any written request of an Obligor for a decision that is a Major Decision or any written notification of the occurrence of an event or circumstance that requires the making of a Major Decision within two (2) Business Days of receipt thereof.  If the Collateral Manager receives any request for a Major Decision on the Commercial Real Estate Loans, the Collateral Manager shall promptly, and in any event within two (2) Business Days, forward such request to the Special Servicer for analysis and processing.   If the Special Servicer receives any such request from an Obligor (or from the Servicer or the Collateral Manager) the Special Servicer shall analyze and process the request subject to the terms of this Section 3.23.  The Special Servicer (i) shall promptly upon its completion thereof send the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) a copy of its written recommendation and analysis of any proposed Major Decision, together with all information reasonably necessary to make an informed decision with respect thereto, and (ii) shall obtain the consent of the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) prior to making or refraining from making any Major Decision or providing or denying any waiver or consent with regard to a Major Decision.  If the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) objects to such proposed Major Decision, it must object in writing to the Special Servicer and propose an alternative course of action within ten (10) Business Days after receipt of the written recommendation and analysis described above.  In the event that the Special Servicer has requested consent for Major Decisions from the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) and the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) fails to object to the Special Servicer within such ten (10) Business Day period then the Special Servicer shall take such action as it deems appropriate in accordance with the Servicing Standard.  In the event that the Special Servicer determines that the Collateral Manager’s (or, with respect to a Non-CLO Controlled Collateral Interest, the holder’s of the related Controlling Companion Participation’s) alternative proposal is in accordance with the Servicing Standard, then the Special Servicer shall take such actions as proposed by the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation).  In the event that the Special Servicer determines that the Collateral Manager’s (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation’s) alternative proposal is not in accordance with the Servicing Standard, or if the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) fails to give notice of the actions to be taken within such ten (10) Business Day period, then the Special

Servicer shall not be bound the Collateral Manager’s (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation’s) determination with respect to such action and shall take such action or refrain from taking such action, as applicable, as the Special Servicer determines is in accordance with the Servicing Standard.  After a Major Decision or Other Borrower Request (other than waivers of late payment charges and default interest on Performing Loans) is approved, the Special Servicer shall notify the Servicer of such approval and when the related transaction closes the Special Servicer shall promptly provide the Servicer with the information necessary for the Servicer to update its records to reflect the terms of the transaction.

(c)                      [Reserved]

(d)                     [Reserved]

(e)                      Subject to Section 3.23(j), the Special Servicer shall recognize the consent and consultation rights of any Companion Participation Holder in accordance with applicable Participation Agreement.

(f)                       Neither the Collateral Manager nor, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation, shall owe any fiduciary duty to the Note Administrator, the Trustee, the Servicer, the Special Servicer or any Noteholder.  Neither Collateral Manager nor, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation, shall have any duty or liability to any Noteholder for any action taken, or for refraining from the taking of any action or the giving of any consent or failure to give any consent in good faith pursuant to this Agreement or any such error in judgment.  By its acceptance of a Note, each Noteholder shall be deemed to have confirmed its agreement that (i) the Collateral Manager and, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation, may take or refrain from taking actions, or give or refrain from giving any consents or consult and make recommendations or refrain from consulting or making recommendations with respect to the Commercial Real Estate Loans, that favor the interests of any Noteholder (or holder of a Companion Participation, as applicable,) over any other Noteholder, (ii) the Collateral Manager or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation, may have special relationships and interests that conflict with the interests of any Noteholder, (iii) it shall take no action against the Collateral Manager or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and (iv) neither Collateral Manager nor, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation, shall be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights or obligations by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of the Noteholders.

(g)                      The Note Administrator shall: (i) upon receipt of notice of any change in the Collateral Manager or upon request, provide the name of the Collateral Manager to the

Trustee, the Servicer and the Special Servicer and (ii) with respect to a Non-CLO Controlled Collateral Interest, upon receipt of notice of any change in the holder of the related Controlling Companion Participation or upon request, provide the name of such holder to the Trustee, the Collateral Manager, the Servicer and the Special Servicer.

(h)                     [Reserved]

(i)                         For the avoidance of doubt, in the event the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that any direction or refusal to consent by the Collateral Manager, any Companion Participation Holder, the Trustee or the Controlling Class, or any advice from the Collateral Manager, any Companion Participation Holder or the Trustee, would cause the Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the applicable Loan Documents, or the terms of this Agreement, including without limitation, the Servicing Standard, the Servicer or the Special Servicer, as applicable, shall disregard such direction or refusal to consent or advice, as the case may be, and notify the Collateral Manager, such Companion Participation Holder, the Trustee or the Controlling Class of its determination, along with a reasonably detailed explanation of the basis therefor.

(j)                        To the extent that the Collateral Manager or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation has the right hereunder to give its consent or make a decision with respect to any servicing matter, in the event that the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Issuer, the Servicer or the Special Servicer, as applicable, may take such action without waiting for the Collateral Manager’s or, with respect to a Non-CLO Controlled Collateral Interest, the holder’s of the related Controlling Companion Participation response.

Section 3.24                                               [Reserved]

Section 3.25                                               Certain Matters Related to the Participated Loans.  (a) Allocation of Servicing Advances, Servicing Expenses, and Indemnification Amounts.  Any Servicing Advance, Servicing Expense or indemnification amount with respect to a Participated Loan shall be reimbursed, subject to the related Participation Agreement, on a pro rata and pari passu basis (based on the outstanding principal balance thereof) from amounts allocable to each related Participation.  To the extent that the Issuer bears more than its allocable share of Servicing Advances, Servicing Expenses or indemnification amounts with respect to any Participated Loan, the Servicer shall (i) promptly notify the related Companion Participation Holder and (ii) use commercially reasonable efforts in accordance with the Servicing Standard to exercise on behalf of the Issuer any rights under the related Participation Agreement to obtain reimbursement from the related Companion Participation Holder for the portion of such amount allocable to such holder’s Companion Participation.  Notwithstanding the foregoing, any Servicing Advance, Servicing Expense or indemnification amount that the Servicer or the Special Servicer determines in its reasonable judgment to only relate to the Pari Passu Participation and not to any related Companion Participation, shall not be allocated to such Companion Participation.

(b)                     Participation Holder Register.  With respect to each Companion Participation related to a Serviced Commercial Real Estate Loan, the Servicer shall maintain the register of participants in accordance with the terms of each related Participation Agreement (each, a “Participation Holder Register”).  The Servicer shall record on the applicable Participation Holder Register the names and contact information (including addresses, email addresses and telephone numbers) of the holders of the related Participations, the outstanding balances and/or Future Funding Amounts held by such holders and the wire transfer instructions for such holders, to the extent such information is provided in writing to the Servicer by the applicable holder in accordance with the related Participation Agreement.  The initial Participation Holder Register is set forth on Exhibit E attached hereto.  The Servicer shall update each Participation Holder Register upon any transfer or reallocation in accordance with the terms of the related Participation Agreement or upon written notice from any holder of record on the Participation Holder Register with any change applicable to such holder (including name, contact information and wire transfer instructions).  Each related Companion Participation Holder has agreed to inform the Servicer of its name, address, taxpayer identification number and wiring instructions (to the extent the foregoing information is not already contained in the related Participation Agreement) and of any transfer thereof (together with any instruments of transfer).  Each related Companion Participation Holder is required pursuant to the terms of the related Participation Agreement to inform the Servicer of any future funding with respect to its Future Funding Companion Participation.  Promptly upon receipt of notice from the Special Servicer of a reallocation in accordance with the related Participation Agreement, the Servicer shall reflect any such increase on the Participation Holder Register and shall provide a copy of such updated register to the Participation Agent (if applicable), the Issuer, the Collateral Manager and the related Companion Participation Holder.

In no event shall the Servicer be obligated to pay any party the amounts payable to a Companion Participation Holder hereunder other than the Person listed as the applicable Companion Participation Holder on the applicable Participation Holder Register.  In the event that a Companion Participation Holder transfers its Companion Participation without notice to the Servicer, the Servicer shall have no liability whatsoever for any misdirected payment on such Companion Participation and shall have no obligation to recover and redirect such payment.

Each Participation Holder Register shall be made available by the Servicer to the Note Administrator, the Trustee, the Seller and any related Companion Participation Holder upon request by any such Person. The Servicer shall promptly provide the names and addresses of any Companion Participation Holder to any party hereto, any related Companion Participation Holder or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information.  The Servicer shall have no liability to any Person for the provision of any such names and addresses.

(c)                      Payments to Companion Participation Holders.  With respect to each Companion Participation related to a Serviced Commercial Real Estate Loan, any amounts payable to the related Companion Participation Holder shall be transferred to the servicer of the Companion Participation (as specified in a written notice from Companion Participation Holder to the Servicer) in accordance with the related Participation Agreement within two (2) Business Days after receipt of properly identified funds.

(d)                     The Special Servicer (with respect to any Specially Serviced Loan or REO Loan and with respect to matters it is processing with respect to any Performing Loan) or the Servicer (with respect to any Performing Loan other than matters being processed by the Special Servicer), as applicable, shall take all actions relating to the servicing and/or administration of, the preparation and delivery of reports and other information with respect to, the Participated Loan or any related REO Property required to be performed by the Issuer (as holder of a Pari Passu Participation) or contemplated to be performed by a servicer, in any case pursuant to and as contemplated by the related Participation Agreement and/or any related mezzanine intercreditor agreement.  In addition, notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Participated Loan that is a Serviced Commercial Real Estate Loan:

(i)                                     none of the Servicer, the Special Servicer, the Collateral Manager, the Trustee, the Note Administrator or the Advancing Agent shall make any Interest Advance with respect to any Companion Participation; and

(ii)                                  the Servicer and the Special Servicer shall each consult with and obtain the consent of the related Companion Participation Holder to the extent required by the related Participation Agreement.

The Special Servicer (with respect to any Specially Serviced Loan or REO Loan and with respect to matters it is processing with respect to any Performing Loan) or the Servicer (with respect to any Performing Loan other than matters being processed by the Special Servicer), as applicable, shall timely provide to each applicable Companion Participation Holder any reports or notices required to be delivered to such Companion Participation Holder pursuant to the related Participation Agreement, and the Special Servicer shall cooperate with the Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

The parties hereto recognize and acknowledge the respective rights of each Companion Participation Holder under the related Participation Agreement.

Any reference to servicing any of the Participated Loans in accordance with any of the related Loan Documents shall also mean in accordance with the related Participation Agreement.

(e)                      Notwithstanding anything herein to the contrary, with respect to any Participated Loan, the Companion Participation Holder shall be entitled to exercise any of its rights to the extent expressly set forth in the applicable Participation Agreement, in accordance with the terms of such Participation Agreement and this Agreement.

(f)                       [Reserved]

(g)                      Notices, Reports and Information.  With respect to each Participated Loan that is a Serviced Commercial Real Estate Loan, the Servicer or the Special Servicer, as applicable, shall provide each related Companion Participation Holder (or its designee or representative), any reports, notices or information required to be delivered to such Companion Participation Holder pursuant to the related Participation Agreement and otherwise provided by the Servicer or the Special Servicer, as applicable, hereunder within the same time frame and to the same extent it is required to provide such reports, notices or information and materials to the Note Administrator or the Collateral Manager, as applicable, hereunder.

With respect to any certificates issued pursuant to Section 15 of a Participation Agreement, the Issuer shall issue such certificates.

Section 3.26                                               Ongoing Future Advance Estimates.

(a)                     Pursuant to the Indenture, the Note Administrator and the Trustee, on behalf of the Noteholders and the Holders of the Preferred Shares, will be directed by the Issuer to (i) enter into the Future Funding Agreement and the Future Funding Account Control Agreement, pursuant to which the Seller will agree to pledge certain collateral described therein in order to secure certain future funding obligations of the Affiliated Future Funding Companion Participation Holders as holders of the Future Funding Companion Participations under the Participation Agreements and (ii) administer the rights of the Note Administrator and the secured party, as applicable, under the Future Funding Agreement and the Future Funding Account Control Agreement.  In the event an Access Termination Notice (as defined in the Future Funding Agreement) has been sent by the Note Administrator to the related account bank and for so long as such Access Termination Notice is not withdrawn by the Note Administrator, the Note Administrator will be required, pursuant to the direction of the Issuer or the Collateral Manager on its behalf, to direct the use of funds on deposit in the Collateral Interest Controlled Reserve Account pursuant to the terms of the Future Funding Agreement.  Neither the Trustee nor the Note Administrator will have any obligation to ensure that the Seller is depositing or causing to be deposited all amounts into the Collateral Interest Controlled Reserve Account that are required to be deposited therein pursuant to the Future Funding Agreement.

(b)                     Pursuant to the Future Funding Agreement, on the Closing Date, (i) GPMT shall deliver its Largest One Quarter Future Advance Estimate to the Special Servicer, the Servicer, the Collateral Manager and the Note Administrator and (ii) the Future Funding Indemnitor shall deliver to the Special Servicer, the Servicer, the Collateral Manager, the Note Administrator and the 17g-5 Information Provider a certification of a responsible financial officer of the Future Funding Indemnitor that the Future Funding Indemnitor has Segregated Liquidity at least equal to the Largest One Quarter Future Advance Estimate.  Thereafter, so long as any Future Funding Companion Participation is held by an Affiliated Future Funding Companion Participation Holder and any future advance obligations remain outstanding under such Future Funding Companion Participation, no later than the 18th day (or, if such day is not a Business Day, the next succeeding Business Day) of the calendar-month preceding the beginning of each calendar quarter, the Future Funding Indemnitor shall deliver (which may be by email) to the Special Servicer, the Servicer, the Collateral Manager, the Note Administrator and the 17g-5 Information Provider a certification of a responsible financial officer of the Future Funding Indemnitor that the Future Funding Indemnitor has Segregated Liquidity equal to the greater of (i) the Largest One Quarter Future Advance Estimate or (ii) the controlling Two Quarter Future Advance Estimate for the immediately following two calendar quarters.

(c)                      Pursuant to the Future Funding Agreement, for so long as any Future Funding Companion Participation is held by an Affiliated Future Funding Companion

Participation Holder and so long as any future advance obligations remain outstanding under such Future Funding Companion Participation and, except as otherwise provided in clause (e) below, by (x) no earlier than thirty-five (35) days prior to, and (y) no later than the fifth (5th) day of, the calendar-month preceding the beginning of each calendar quarter, the Seller is required to deliver to the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator and the Future Funding Indemnitor (i) a Two Quarter Future Advance Estimate for the immediately following two calendar quarters and (ii) such supporting documentation and other information (including any relevant calculations) as is reasonably necessary for the Special Servicer to perform its obligations described below.  The Special Servicer shall, within ten (10) days after receipt of the Two Quarter Future Advance Estimate and supporting documentation from the Seller, (A) review Seller’s Two Quarter Future Advance Estimate and such supporting documentation and other information provided by the Seller in connection therewith, (B) consult with the Seller with respect thereto and make such inquiry, and request such additional information (and the Seller shall promptly respond to each such request for consultation, inquiry or request for information), in each case as is commercially reasonable for the Special Servicer to perform its obligations described in the following subclause (C), and (C) by written notice to the Note Administrator, the Seller and the Future Funding Indemnitor substantially in the form of Exhibit D hereto, either (1) confirm that nothing has come to the attention of the Special Servicer in the documentation provided by the Seller that in the reasonable opinion of the Special Servicer would support a determination of a Two Quarter Future Advance Estimate that is at least 25% higher than Seller’s Two Quarter Future Advance Estimate for such period and shall state that Seller’s Two Quarter Future Advance Estimate for such period shall control or (2) deliver its own Two Quarter Future Advance Estimate for such period.  If the Special Servicer’s Two Quarter Future Advance Estimate is at least 25% higher than Seller’s Two Quarter Future Advance Estimate for any period, then the Special Servicer’s Two Quarter Future Advance Estimate for such period shall control; otherwise, the Seller’s Two Quarter Future Advance Estimate for such period shall control.

(d)                     The Seller shall provide the Special Servicer with the current operating budget for the Mortgaged Property securing each Participated Loan for which the related Future Funding Companion Participation is held by an Affiliated Future Funding Companion Participation Holder within thirty (30) days following the Closing Date, and shall provide the Special Servicer with copies of any updates to such budgets, and shall provide the Special Servicer with any other documentation and information reasonably requested by the Special Servicer with respect to any such Future Funding Companion Participation from time to time.

The Special Servicer may conclusively rely on any and all documents and information provided to the Special Servicer with respect to any Future Funding Companion Participation, including the supporting documentation (including any accretive costs, expenditures or other amounts provided by the Seller) and additional information provided by the Seller pursuant to this Section 3.26, without any further investigation or inquiry obligation (except for any investigation or inquiry in subclause (B) of clause (c) above necessary to perform its obligations under subclause (C) of clause (c) above).  The Special Servicer shall not, under any circumstances, be required or permitted (w) to perform site inspections, (x) consult with parties other than the Seller (including any Obligors or property managers), (y) confirm or otherwise investigate any accretive costs, expenditures or other similar amounts provided by the Seller, or (z) request information not reasonably available to the Seller.

(e)                      No Two Quarter Future Advance Estimate shall be made by the Seller or the Special Servicer for a calendar quarter if, by the fifth (5th) day of the calendar-month preceding the beginning of such calendar quarter, the Future Funding Indemnitor delivers (which may be by email) to the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator and the 17g-5 Information Provider a certificate of a responsible financial officer of the Future Funding Indemnitor certifying that (i) the Future Funding Indemnitor has Segregated Liquidity equal to at least 100% of the aggregate amount of outstanding future advance obligations (subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate) under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders or (ii) no such future funding obligations remain outstanding under the Future Funding Companion Participations held by Affiliated Future Funding Companion Participation Holders.  All certifications regarding Segregated Liquidity, any Two Quarter Future Advance Estimates, or any notices described in clauses (b) and (c) above shall be emailed by the provider thereof to the Note Administrator at trustadministrationgroup@wellsfargo.com and cts.cmbs.bond.admin@wellsfargo.com or such other email address as provided by the Note Administrator.

(f)                       Notwithstanding the provisions of Section 9.03, all estimates, certifications, documents and other information to be provided to the Special Servicer pursuant to this Section 3.26, shall be provided to the Special Servicer electronically by email addressed to CMBSServicing@trimontrea.com with a subject reference to “GPMT 2019-FL2” (or similar reference). Further, any budgets, calculations or other numeric information delivered to the Special Servicer shall be delivered in Microsoft Excel format or in a format as the parties may agree upon from time to time.

ARTICLE IV

STATEMENTS AND REPORTS

Section 4.01                                               Reporting by the Servicer and the Special Servicer.  (a)  On or before 2:00 p.m., one (1) Business Day before the Remittance Date, the Servicer shall deliver to the Issuer and the Note Administrator the CREFC® Loan Periodic Update File.

(b)                     The Servicer will provide the Issuer and the Collateral Manager with on-line telephone access to all information with respect to the Commercial Real Estate Loans via CMSView or any successor facility or system, as applicable, subject to such reasonable policies, procedures and limitations as the parties may agree upon from time to time.

(c)                      Each year, beginning in the calendar year of this Agreement, to the extent the Servicer has the information necessary to prepare such reports and returns, the Servicer shall prepare and file the reports of foreclosures and abandonments of any Mortgaged Property securing a Serviced Commercial Real Estate Loan and the annual information returns with respect to each Obligor’s debt service payments under the Serviced Commercial Real Estate Loans as required by Sections 6050J and 6050H, respectively, of the Code.

(d)                     One (1) Business Day after each Servicer Determination Date, the Special Servicer shall provide the Servicer with the CREFC® Special Servicer Loan File and any

CREFC® Investor Reporting Package reports customarily prepared by the Special Servicer.  On or before 2:00 p.m. on the Remittance Date, the Servicer shall forward such CREFC® Special Servicer Loan File and such other reports prepared by the Special Servicer, together with the reports and files in the CREFC® Investor Reporting Package (other than the CREFC® Comparative Financial Status Report, CREFC® NOI Adjustment Worksheet and CREFC® Operating Statement Analysis Report) customarily prepared by the Servicer, to the Note Administrator and any related Companion Participation Holder (if the related Participated Loan is a Serviced Commercial Real Estate Loan). The Note Administrator shall complete the CREFC® Investor Reporting Package and, to the extent such items have been delivered to the Note Administrator by the Servicer, make the CREFC® Investor Reporting Package (and any underlying operating statements and rent rolls) available to Noteholders pursuant to Section 10.12(a) of the Indenture.

(e)                      Commencing with respect to the calendar year ending December 31, 2019 (as to annual information) and the calendar quarter ending on June 30, 2019 (as to quarterly information), the Servicer, in the case of any Performing Loan, and the Special Servicer, in the case of any Specially Serviced Loan or REO Property, shall (i) make reasonable efforts to collect promptly from the related Obligor quarterly and annual operating statements and rent rolls of the related real property, financial statements of such Obligor and any other documents or reports required to be delivered under the terms of the related Loan Documents, if delivery of such items is required pursuant to the terms of the related Loan Documents and (ii) promptly (A) review and analyze such items as may be collected; (B) prepare or update, on a quarterly and annual basis, CREFC NOI Adjustment Worksheets, CREFC Operating Statement Analysis Reports and CREFC® Comparative Financial Status Reports based on such analysis; and (C) in the case of the Special Servicer, deliver copies of such prepared written reports and collected operating statements and rent rolls to the Servicer.  The Servicer, with respect to each Performing Loan (and with respect to Specially Serviced Loans and REO Properties, if the Special Servicer has delivered the related CREFC® Operating Statement Analysis Report, CREFC® NOI Adjustment Worksheet, CREFC® Comparative Financial Status Reports and operating statements to the Servicer), shall deliver or make available copies (in electronic format) of each CREFC® Operating Statement Analysis Report, CREFC® NOI Adjustment Worksheet, CREFC® Comparative Financial Status Reports and, upon request, the related operating statements (in each case, promptly following the initial preparation and each material revision thereof) to the Note Administrator.

(f)                       Unless otherwise specifically stated herein, if the Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Servicer may satisfy such obligation by (i) physically delivering a paper copy of such statement, report or information, (ii) delivering such statement, report or information in a commonly used electronic format, or (iii) subject to such reasonable policies, procedures and limitations as the parties may agree upon from time to time, making such statement, report or information available on the Servicer’s Internet website, unless this Agreement expressly specifies a particular method of delivery; except that delivery of the reports provided in Section 4.01(d) above and any other reports that are required to be posted by the Note Administrator to its internet website pursuant to the terms of the Indenture shall be delivered electronically to the Note Administrator in a method acceptable to the Servicer and the Note Administrator.

(g)                      Except as provided in this Section 4.01 or elsewhere in this Agreement, neither the Servicer nor the Special Servicer, as the case may be, shall be required to provide any other report without its prior written consent, which will not be unreasonably withheld.

(h)                     Notwithstanding anything in this Agreement to the contrary, none of the Servicer, Special Servicer, Certificate Administrator or Trustee shall have any obligation under this Agreement or the Indenture (i) to provide any information or reports necessary to comply with the reporting requirements of the EU Securitization Laws or (ii) to confirm the compliance by the Issuer, GPMT or the Retention Holder with the U.S. credit risk retention rules or the EU Securitization Laws.

(i)                         One (1) Business Day after each Determination Date, the Collateral Manager shall deliver or cause the holder of the Future Funding Companion Participations to deliver to the Servicer a report in the form of, and containing the information called for in, Exhibit F hereto.

ARTICLE V

SERVICER AND SPECIAL SERVICER COMPENSATION AND EXPENSES

Section 5.01                                               Servicing Compensation.  (a)  As consideration for servicing the Collateral Interests and Commercial Real Estate Loans subject to this Agreement, the Servicer shall be entitled to a Servicing Fee for each Collateral Interest and each Companion Participation related to a Serviced Commercial Real Estate Loan (including without limitation a Specially Serviced Loan, a REO Loan and Non-Serviced Collateral Interest (including the Issuer’s interest in any REO Property related to a Non-Serviced Collateral Interest)) remaining subject to this Agreement during any calendar month or part thereof; provided that any Servicing Fee payable in respect of a Companion Participation and the related Companion Participation Holder’s interest in any related REO Property shall only be paid from collections in respect of the related Commercial Real Estate Loan that are allocated to such Companion Participation.  The Servicing Fee shall be payable monthly on the Remittance Date (or earlier pursuant to the related Participation Agreement) of each month and shall be computed on the basis of the outstanding principal balance of the related Collateral Interest or on the Companion Participation as of the first Business Day following the Determination Date in the immediately preceding calendar month and for the period with respect to which any related interest payment on the related Collateral Interest or on the Companion Participation or distribution on the related Collateral Interest or on the Companion Participation is computed.  The Servicer may pay itself the Servicing Fee on the Remittance Date (or earlier pursuant to the related Participation Agreement) of each month from amounts on deposit in the Collection Account or the Participated Loan Collection Account, as applicable, or such other funds permitted under the related Participation Agreement.  To the extent that amounts on deposit in the Collection Account or the Participated Loan Collection Account, as applicable, on the Remittance Date are insufficient to pay the Servicing Fee allocated to any Commercial Real Estate Loan or related REO Loan, the Issuer shall pay any such shortfall to the Servicer within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor.  The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with (i) delegation in respect of servicing of a Commercial Real Estate Loan in respect of which there is a Companion

Participation to a sub-servicer, which sub-servicer or an affiliate of such sub-servicer is also the servicer under the related A-1 Participation Servicing Agreement, or (ii) the transfer of all of the Servicer’s responsibilities and obligations under and as permitted pursuant to this Agreement.

(b)                     As further compensation for its activities hereunder, the Servicer shall be entitled to retain, and shall not be required to deposit in the Collection Account or the Participated Loan Collection Account pursuant to Section 3.03, amounts constituting Additional Servicing Compensation with respect to the Commercial Real Estate Loans.

(c)                      The Servicer shall be required to pay all expenses related to the Servicer’s internal costs, consisting of overhead and employee costs and expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.02                                               Servicing Advances; Servicer Expenses.  (a)  The Special Servicer (for Specially Serviced Loans) or the Servicer (for Performing Loans) shall, in the first instance, have the right to determine, in accordance with the Servicing Standard, the necessity for all Servicing Advances and Servicing Expenses.  With respect to the Serviced Commercial Real Estate Loans only, the Advancing Agent at the direction of the Special Servicer or the Servicer, as applicable, shall advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien on a Mortgaged Property or REO Property, (ii) ground rents (if applicable), (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Obligor (or related REO Proceeds, if applicable) are insufficient to pay such item when due and the related Obligor has failed to pay such item on a timely basis and (iv) all other customary, reasonable and necessary out-of-pocket expenses paid or incurred by the Collateral Manager, the Servicer or the Special Servicer in connection with the servicing (or special servicing, as applicable) and administering of the Serviced Commercial Real Estate Loans; and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance; and provided, further, however, that with respect to the payment of real estate taxes, assessments and similar items, the Advancing Agent shall not be required to make such advance until the later of (x) five (5) Business Days after the Special Servicer or the Servicer has received confirmation that such item has not been paid or (y) the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments.

(b)                     The Special Servicer shall give the Advancing Agent, the Collateral Manager, the Servicer and the Issuer no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Advancing Agent is requested to make any Servicing Advance with respect to a given Specially Serviced Loan; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance).  The Advancing Agent or the Servicer, as applicable, may pay to the Special Servicer the aggregate amount of such Servicing Advances listed on a monthly request, in which case the Special Servicer shall provide the Servicer with such information in its possession as the

Servicer may reasonably request to enable the Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.  Any request by the Special Servicer that the Advancing Agent or the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Advancing Agent and the Servicer shall be entitled to conclusively rely on such determination; provided that the determination that such requested Servicing Advance is not a Nonrecoverable Servicing Advance shall not be binding on the Servicer and the Special Servicer’s determination that a Servicing Advance is required to be made in accordance with the Servicing Standard shall not be binding on the Advancing Agent.

The Servicer shall give the Advancing Agent, the Collateral Manager and the Issuer no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Advancing Agent is requested to make any Servicing Advance with respect to a given Performing Loan; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance).  The Advancing Agent may pay to the Servicer the aggregate amount of such Servicing Advances listed on a monthly request, in which case the Servicer shall provide the Advancing Agent with such information in its possession as the Advancing Agent may reasonably request to enable the Advancing Agent to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.  Any request by the Servicer that the Advancing Agent make a Servicing Advance shall be deemed to be a determination by the Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Advancing Agent shall be entitled to conclusively rely on such determination; provided, that the determination that such requested Servicing Advance is not a Nonrecoverable Servicing Advance shall not be binding on the Advancing Agent but the Servicer’s determination that a Servicing Advance is required to be made in accordance with the Servicing Standard is binding on the Advancing Agent.

(c)                      Notwithstanding anything to the contrary contained in this Agreement, in the event that the Advancing Agent fails to make in a timely manner any Servicing Advance that the Servicer or the Special Servicer has determined is required in accordance with the Servicing Standard, and the Advancing Agent has not determined that such Servicing Advance would be a Nonrecoverable Servicing Advance:

(i)                                     the Note Administrator shall (x) terminate the Advancing Agent hereunder and under the Indenture and, if the Special Servicer is an Affiliate of, or the same entity as, the Advancing Agent, terminate the Special Servicer pursuant to Section 7.02, (y) use reasonable efforts for 90 days after such termination to replace the Advancing Agent hereunder and under the Indenture in accordance with the applicable procedures set forth in the Indenture, subject to satisfaction of the Rating Agency Condition, and (z) if the Special Servicer is an Affiliate of, or the same entity as, the Advancing Agent, terminate the Special Servicer and replace the Special Servicer in accordance with the procedures set forth in Section 6.03 of this Agreement (but, for the avoidance of doubt, the Note Administrator shall not be responsible for making any Servicing Advance); and

(ii)                                  within five (5) Business Days of the Servicer’s receipt of written notice of the Advancing Agent’s failure to make a required Servicing Advance that the Advancing Agent or the Special Servicer has not determined to be a Nonrecoverable Servicing Advance, the Servicer shall promptly make such Servicing Advance, but subject to the Servicer’s determination that such Servicing Advance is not a Nonrecoverable Servicing Advance; provided that the Servicer shall be required to make Servicing Advances pursuant to this Section 5.02(c)(ii) only until a successor Advancing Agent is appointed, subject to satisfaction of the Rating Agency Condition.  After the Advancing Agent has been removed pursuant to this Section 5.02(c), the Servicer shall be primarily responsible for making Servicing Advances hereunder, in the manner set forth in this Section 5.02 until a successor Advancing Agent is appointed, subject to satisfaction of the Rating Agency Condition.  Any successor Advancing Agent’s long-term unsecured debt shall be rated at least “A2” by Moody’s and a rating by KBRA (if rated by KBRA) equivalent to at least a “A2” rating by Moody’s and short-term unsecured debt shall be rated at least “P-1” by Moody’s (and a rating by KBRA (if rated by KBRA) equivalent to at least a “P-1” rating by Moody’s).

(d)                     The Advancing Agent or the Servicer, as applicable, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for any Nonrecoverable Servicing Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Servicing Advance during the period ending on the then-current Servicer Determination Date for successive one-month periods for a total period not to exceed 12 months (with the consent of the Collateral Manager for any deferral in excess of 6 months).  If the Advancing Agent or Servicer, as applicable, makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Servicing Advance (and interest thereon), then such Nonrecoverable Servicing Advance (and interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent one-month period.

(e)                      On the first Business Day after the Servicer Determination Date for the related Remittance Date, the Advancing Agent or the Special Servicer shall report to the Servicer if the Advancing Agent or the Special Servicer determines that any Servicing Advance previously made by the Advancing Agent or the Servicer is a Nonrecoverable Servicing Advance.  The Servicer shall be entitled to conclusively rely on such a determination, and such determination shall be binding upon the Servicer, but shall in no way limit the ability of the Servicer in the absence of such determination to make its own determination that any Servicing Advance is a Nonrecoverable Servicing Advance.  All such Servicing Advances shall be reimbursable in the first instance from related collections from the Obligors and further as provided in Section 3.03(b) and Section 3.03(d).

(f)                       Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance.  Except as set forth in Section 5.02(c)(ii), the Servicer shall have no obligation under this Agreement to make any Servicing Advances.

Notwithstanding anything to the contrary contained in this Section 5.02, the Servicer may in its reasonable judgment elect (but shall not be required) to make a payment from amounts on deposit in the Collection Account or the Participated Loan Collection Account (which shall be deemed first made from amounts distributable as interest collections and then from all other amounts comprising principal collections) to pay for certain expenses set forth below notwithstanding that the Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Loans or REO Loans, the Special Servicer has notified the Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property (or REO Property) from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage or security instrument, or the loss of any security for the related Commercial Real Estate Loan; provided that in each instance, the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (as evidenced by an Officer’s Certificate delivered to the Issuer) that making such expenditure is in the best interest of the Relevant Parties in Interest.

(g)                      At such time as it is reimbursed for any Servicing Advance out of the Collection Account pursuant to Section 3.03(b) or the Participated Loan Collection Account pursuant to Section 3.03(d), the Advancing Agent and the Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Collection Account or such Participated Loan Collection Account in accordance with the provisions of Section 3.03(b) or 3.03(d), as applicable, interest at the Advance Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement.  The Servicer shall reimburse the Advancing Agent or itself, as the case may be, for any outstanding Servicing Advance as soon as practically possible after receipt of payments from the related Obligor that represent reimbursement of such Servicing Advances, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Commercial Real Estate Loan, Mortgaged Property or REO Property for which such Servicing Advance was made or if such Servicing Advance has been determined to be a Nonrecoverable Servicing Advance, from general collections in respect of all of the Commercial Real Estate Loans as reimbursement for such Servicing Advance.

(h)                     Neither the Servicer nor the Advancing Agent shall have any liability to the Issuer, the Noteholders, any Companion Participation Holder or any other Person if its determination that a Servicing Advance made or to be made is a Nonrecoverable Servicing Advance should prove to be wrong or incorrect, so long as such determination in the case of the Advancing Agent was made on a reasonable basis in good faith or, in the case of the Servicer was made in accordance with the Servicing Standard.

(i)                         The Servicer shall not be obligated to make Interest Advances.

Section 5.03                                               Special Servicer Compensation.  (a)  As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan; provided that any Special Servicing Fee allocable to a Companion Participation shall be paid only from amounts allocated to such Companion Participation in accordance with the related Participation Agreement.  As to each Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the outstanding principal balance of such Specially Serviced Loan as of the first Business Day following the Determination Date in the immediately preceding calendar month and in the same manner as interest is calculated on the Specially Serviced Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof.  The Special Servicing Fee shall be payable monthly, on an asset-by-asset basis, in accordance with the provisions of Section 3.03(b).  The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.  The Special Servicer shall be required to pay all expenses related to the Special Servicer’s internal costs consisting as overhead and employees expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

(b)                     The Special Servicer shall be entitled to a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate on such Commercial Real Estate Loan for so long as it remains a Corrected Loan; provided that any Workout Fee allocable to a Companion Participation shall be paid only from amounts allocated to such Companion Participation in accordance with the related Participation Agreement.  The Workout Fee with respect to any Corrected Loan will cease to be payable if such Commercial Real Estate Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Loan again becomes a Corrected Loan.  If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Commercial Real Estate Loans that became Corrected Loans prior to the time of such termination or resignation, except the Workout Fees will no longer be payable if the Commercial Real Estate Loan subsequently becomes a Specially Serviced Loan.  If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the Obligor had not had sufficient time to make three (3) consecutive timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the Obligor making such three (3) consecutive timely Monthly Payments. The successor Special Servicer will not be entitled to any portion of such Workout Fees to which the predecessor Special Servicer is entitled pursuant to the preceding two (2) sentences.  The Special Servicer shall be entitled to a Liquidation Fee with respect to each Specially Serviced Loan as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds); provided that any Liquidation Fee allocable to a Companion Participation shall be paid only from amounts allocated to such Companion Participation in accordance with the related Participation Agreement.  Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (w) the repurchase of any Commercial Real Estate Loan by the Seller for a breach of representation or warranty or for defective or deficient Commercial Real Estate Loan documentation so long as such repurchase is completed within the period (including any extension thereof) provided for such repurchase in the Collateral Interest Purchase Agreement (x) the sale of any Commercial Real Estate Loan or Collateral Interest pursuant to Section 12.1 of the Indenture, or (y) the purchase of a Specially Serviced Loan or REO Property by any lender or Companion Participation Holder pursuant to any purchase option.  If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Commercial Real Estate Loan.  Notwithstanding anything herein to the contrary, the Special Servicer shall be entitled to receive only a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Commercial Real Estate Loan.

(c)                      As further compensation for its activities hereunder, the Special Servicer shall be entitled to retain, and shall not be required to deposit in the Collection Account or the Participated Loan Collection Account pursuant to Section 3.03 or any REO Account pursuant to Section 3.13, amounts constituting Additional Special Servicing Compensation with respect to the Commercial Real Estate Loans.

ARTICLE VI

THE SERVICER AND THE ISSUER

Section 6.01                                               No Assignment; Merger or Consolidation.  Except as otherwise provided for in this Section or in Section 2.02 or 6.03(b), neither the Servicer nor the Special Servicer may assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that the Servicer or the Special Servicer may assign this Agreement to a Qualified Affiliate upon satisfaction of the Rating Agency Condition and upon the written consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer).

The Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer or the Special Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer or the Special Servicer hereunder.

Section 6.02                                               Liability and Indemnification.  None of the Servicer, the Sub-Servicer, the Special Servicer, the Trustee, the Note Administrator, the Collateral Manager nor their Affiliates nor any of the managers, members, directors, officers, employees or agents thereof shall be under any liability to either the Issuer or the Co-Issuer or any third party (including the Noteholders) for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement, or for errors in judgment; provided, however, that none of the Servicer, the Sub-Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee or any such Person will be protected against any breach of its representations or warranties (if any) made in this Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder.  The Servicer, the Sub-Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, and any director, officer, manager, member, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.  The Servicer, the Sub-Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, and any member, manager, director, officer, employee or agent thereof shall be indemnified and held harmless by the Issuer and the Co-Issuer against any loss, liability or expense incurred, including reasonable attorneys’ fees, including in connection with the enforcement of such indemnity, in connection with any claim, legal action, investigation or proceeding relating to this Agreement, the performance hereunder by, or any specific action which the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the holder of the Controlling Companion Participation or the Trustee authorized, requested or advised the Servicer, the Sub-Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, to perform pursuant to this Agreement, as such are incurred, except for any loss, liability or expense incurred by reason of the willful misfeasance, bad faith, or negligence in the performance of the duties of the Servicer, the Sub-Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, or breach of the Servicer’s, the Special Servicer’s, the Note Administrator’s, the Collateral Manager’s or the Trustee’s, as the case may be, representations and warranties set forth in Section 7.01.  Any such indemnification shall be payable from any amounts on deposit in the Collection Account or the Participated Loan Collection Account (other than in the case of the Note Administrator and the Trustee) and pursuant to the Priority of Payments under the Indenture.

In the event that the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, sustains any loss, liability or expense which results from any overcharges to Obligors under the Commercial Real Estate Loans, to the extent that such overcharges were collected by the Servicer or the Special Servicer, as the case may be, and remitted to the Issuer, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall promptly remit such overcharge to the related Obligor or other Obligors after the Issuer’s receipt of written notice from the Servicer or the Special Servicer, as the case may be, regarding such overcharge.

The Issuer and any director, officer, employee or agent thereof shall be indemnified and held harmless by the Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, against any loss, liability or expense incurred, including reasonable attorneys’ fees, including in connection with the enforcement of this indemnity, by reason of (i) the willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer, the Special Servicer, the Note Administrator or the Trustee, as applicable, hereunder or (ii) a breach of the representations and warranties of the Servicer or the Special Servicer set forth in Section 7.01.

Each of the Servicer and the Special Servicer, severally and not jointly, shall indemnify and hold harmless each of the Trustee and the Note Administrator from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses, including the costs of enforcing this indemnity, and related costs, judgments and other costs and expenses incurred by the Trustee or the Note Administrator, as the case may be, that arise out of or are based upon the negligence, bad faith, fraud or willful misconduct on the part of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations under this Agreement or its negligent disregard of its obligations and duties under this Agreement.

Each of the Trustee, the Note Administrator and the Advancing Agent, severally and not jointly, shall indemnify and hold harmless each of the Servicer and the Special Servicer from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses, including the costs of enforcing this indemnity, and related costs, judgments and other costs and expenses incurred by the Servicer or the Special Servicer, as the case may be, that arise out of or are based upon the negligence, bad faith, fraud or willful misconduct on the part of the Trustee, the Note Administrator or the Advancing Agent, as the case may be, in the performance of its obligations under this Agreement or the Indenture or its negligent disregard of its obligations and duties under this Agreement or the Indenture.

Each of the Servicer and the Special Servicer shall be entitled to the same rights, protections, immunities and indemnities afforded to each herein in connection with any matter contained in the Indenture.

Neither the Servicer nor the Special Servicer shall be responsible for any delay or failure in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war); provided that such delay or failure is not also a result of its own negligence, bad faith or willful misconduct.  Additionally, neither the Servicer nor the Special Servicer shall be liable for the actions or omissions of the Issuer, the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation), the Co-Issuer, the Trustee, the Note Administrator, the Servicer (in the case of the Special Servicer), the Special Servicer (in the case of the Servicer), and without limiting the foregoing, neither the Servicer nor the Special Servicer shall be under any obligation to verify compliance by any party hereto with the terms of the Indenture (other than itself) or to verify or independently determine the accuracy of information received by it from the Trustee, the Collateral Manager, the Issuer or Note Administrator (or from any selling institution, agent bank, trustee or similar source) with respect to the Commercial Real Estate Loans or Collateral Interests.

The provisions of this Section shall survive any termination of the rights and obligations of the Servicer, the Special Servicer, the Note Administrator or the Trustee hereunder.

Section 6.03                                               Eligibility; Successor, the Servicer or the Special Servicer.  (a)  The Issuer, the Collateral Manager, the Servicer and the Special Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Issuer, the Collateral Manager, the Servicer and the Special Servicer herein.

(b)                     (i) Subject to the provisions of Section 7.03, within thirty (30) days of the Servicer or the Special Servicer, as applicable, receiving a notice of termination pursuant to

Section 7.02, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall retain a successor servicer or special servicer, as applicable (subject to the satisfaction of the Rating Agency Condition), or (ii) on or after the date the Issuer receives the resignation of the Servicer or the Special Servicer in accordance with Section 8.01(a), the resigning Servicer or Special Servicer, as the case may be, shall identify and retain a successor servicer or special servicer who shall assume the Servicer’s or Special Servicer’s duties pursuant to Section 6.03(b), subject to satisfaction of the Rating Agency Condition.  Such successor servicer or special servicer, as the case may be, shall be collectively referred to herein as “Successor.”  The Successor shall be the successor in all respects to the Servicer or Special Servicer, as the case may be, in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, accruing after such termination or resignation; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer’s or Special Servicer’s failure to comply with Section 7.01 shall not be considered a default by the Successor hereunder.  In its capacity as Successor, the Successor shall have the same limitation of liability herein granted to the Servicer or Special Servicer, as the case may be.  In connection with any such appointment and assumption, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may make such arrangements for the compensation of such Successor as it and such Successor shall agree; provided, however, that no compensation shall be in excess of that permitted the Servicer or Special Servicer, as the case may be, hereunder.  If no Successor servicer or special servicer, as the case may be, shall have been so appointed and have accepted appointment within thirty (30) days after the Servicer or Special Servicer receives notice of termination in accordance with Section 8.01, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may petition any court of competent jurisdiction for the appointment of a Successor servicer or special servicer, as the case may be.  Except as provided in Section 6.03(b) herein, until the Successor is appointed and has accepted such appointment, the Servicer or the Special Servicer shall continue to serve as Servicer or Special Servicer hereunder, as applicable, and shall have all the rights, benefits and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, hereunder.  Once appointed, the Servicer or the Special Servicer, as the case may be, shall cooperate with the Successor to take such reasonable action, consistent with this Agreement, to effectuate any such succession.

(c)          Subject to the provisions of Section 6.01, neither the Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except in the event that (i) its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or (ii) a successor servicer or special servicer that is a Qualified Servicer, as applicable, has assumed the Servicer’s or the Special Servicer’s, as applicable, responsibilities and obligations, and the Rating Agency Condition has been satisfied with respect to appointment of a successor servicer or special servicer.  Any determination under clause (i) of the immediately preceding sentence permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Issuer, the Note Administrator and the Trustee and the 17g-5 Information Provider.  Except for a resignation described above in Section 6.03(b)(i), no resignation by the Servicer or the Special Servicer under this Agreement shall become effective until the Successor, in accordance with Error! Reference source not found., shall have assumed the Servicer’s or Special Servicer’s, as the case may be, responsibilities and obligations.  Resignation under Section 6.03(b)(i) shall be effective within thirty (30) days of such notice.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES; TERMINATION EVENTS

Section 7.01                                               Representations and Warranties.  (a)  The Servicer hereby makes the following representations and warranties to each of the other parties hereto:

(i)                    Due Organization, Qualification and Authority.  The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and is licensed in each state to the extent necessary to ensure the enforceability of each Commercial Real Estate Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(ii)                 No Conflicts.  Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Servicer’s articles of association, as amended, or by laws; (w) conflicts with or results in a breach of any material agreement or material instrument to which the Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Participation Holder to realize on the Commercial Real Estate Loans, or (2) the Servicer to perform its obligations hereunder;

(iii)              No Litigation Pending.  There is no action, suit, or proceeding pending or, to Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Commercial Real Estate Loans, or would be likely to impair materially the ability of the Servicer to perform its duties and obligations under the terms of this Agreement;

(iv)             No Consent Required.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Servicer is required for (x) the Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Servicer may not be duly qualified to transact business as an entity or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof;

(v)                No Default/Violation.  The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or its performance hereunder;

(vi)             E&O Insurance.  The Servicer currently maintains a fidelity bond and errors and omissions insurance or self-insures, in either case meeting the requirements of Section 3.05(c);

(b)       The Special Servicer hereby makes the following representations and warranties to the each of the other parties hereto:

(i)                    Due Organization, Qualification and Authority.  The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Commercial Real Estate Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Special Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Special Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(ii)                 No Conflicts.  Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the

Special Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Special Servicer’s articles of organization, as amended, or operating agreement, as amended; (w) conflicts with or results in a breach of any agreement or instrument to which the Special Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Participation Holder to realize on the Commercial Real Estate Loans, or (2) the Special Servicer to perform its obligations hereunder;

(iii)              No Litigation Pending.  There is no action, suit, or proceeding pending or, to Special Servicer’s knowledge, threatened against the Special Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Commercial Real Estate Loans, or would be likely to impair materially the ability of the Special Servicer to perform its duties and obligations under the terms of this Agreement;

(iv)             No Consent Required.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Special Servicer is required for (x) the Special Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Special Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Special Servicer may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof.

(v)                No Default/Violation.  The Special Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Special Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its performance hereunder;

(vi)             E&O Insurance.  The Special Servicer currently maintains a fidelity bond and errors and omissions insurance or self-insures, in either case meeting the requirements of Section 3.05(c) hereof.

(c)          The Issuer hereby makes the following representations and warranties to the each of the other parties hereto:

(i)                    Due Authority.  The Issuer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Issuer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; the Issuer has the right to authorize the Servicer to perform the actions contemplated herein; this Agreement constitutes the valid, legal, binding obligation of the Issuer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(ii)                 Non-Exempt Person.  The Issuer is a Non-Exempt Person.

(iii)              Anti-Money Laundering/International Trade Law Compliance.  As of the date of this Agreement, each Remittance Date or payment date under Section 3.02 or Section 3.03, and at all times until the Agreement has been terminated and all amounts hereunder have been paid in full, that: (A) no Covered Entity (1) is a Sanctioned Person; (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (4) engages in any dealings or transactions prohibited by any Anti-Terrorism Law; (B) the proceeds of this Agreement will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Law; (C) the funds used to pay the Servicer are not derived from any unlawful activity; and (D) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any Laws, including but not limited to any Anti-Terrorism Laws. The Issuer covenants and agrees that it shall immediately notify the Servicer in writing upon the occurrence of a Reportable Compliance Event.

(iv)             Ownership of Collateral Interests.  The Issuer is the beneficial owner of the Collateral Interests and has the right to perform the actions contemplated herein.

(v)                No Conflicts.  Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Issuer:  (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Issuer’s Governing Documents; (w) conflicts with or results in a breach of any agreement or instrument to which the Issuer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Issuer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Participation Holder to realize on the Commercial Real Estate Loans, or (2) the Issuer to perform its obligations hereunder.

(vi)             No Litigation Pending.  There is no action, suit, or proceeding pending or, to Issuer’s knowledge, threatened against the Issuer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Commercial Real Estate Loans, or would be likely to impair materially the ability of the Issuer to perform its duties and obligations under the terms of this Agreement.

(vii)          No Consent Required.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Issuer is required for (x) the Issuer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Issuer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Issuer may not be duly qualified to transact business as a foreign company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof.

(viii)       No Default/Violation.  The Issuer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Issuer to perform its obligations hereunder.

(ix)             Commercial or Multifamily Loans.  The Commercial Real Estate Loans relate to or are comprised of only commercial or multifamily loans, the proceeds of which loans were used primarily for commercial or multifamily purposes and not for personal, single family or single household purposes.

(d)         The Collateral Manager hereby makes the following representations and warranties to each of the other parties hereto:

(i)                    Due Organization, Qualifications and Authority. The Collateral Manager is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Collateral Manager has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Collateral Manager has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Collateral Manager, except as enforceability may be limited by:  (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally; (B) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws.

(ii)                 No Conflicts.  Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Collateral Manager, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Collateral Manager’s certificate of formation, as amended, or limited liability company agreement, as amended; (w) conflicts with or results in a breach of any agreement or instrument to which the Collateral Manager is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; or (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Collateral Manager or its property is subject if compliance therewith is necessary for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof.

(iii)              No Litigation Pending.  There is no action, suit, or proceeding pending or, to the Collateral Manager’s knowledge, threatened against the Collateral Manager which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Commercial Real Estate Loans, or would be likely to impair materially the ability of the Collateral Manager to perform its duties and obligations under the terms of this Agreement.

(iv)             No Consent Required.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Collateral Manager is required for (x) the Collateral Manager’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Collateral Manager contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Collateral Manager may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Commercial Real Estate Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof.

(v)                No Default/Violation.  The Collateral Manager is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Collateral Manager to perform its obligations hereunder.

(e)                      The representations and warranties of the Servicer, the Special Servicer, the Collateral Manager and the Issuer set forth in this Section 7.01 shall survive until the termination of this Agreement.

Section 7.02                                               Servicer Termination Event.  Any one of the following events shall be a “Servicer Termination Event”:

(a)                     any failure (i) by the Servicer to remit to the Note Administrator the amount required to be so remitted by the Servicer on any Remittance Date pursuant to Section 3.03(b)(x) of this Agreement, which continues unremedied by the Servicer by 11:00 a.m. on the following Business Day, (ii) by the Special Servicer to remit to the Issuer or its nominee any payment required to be so remitted by the Servicer or the Special Servicer, as the case may be, under the terms of this Agreement, when and as due which continues unremedied by the Servicer or the Special Servicer, as the case may be, for a period of two (2) Business Days after the date on which such remittance was due, or (iii) by the Servicer to remit to the Seller or a Companion Participation Holder any payment required to be so remitted by the Servicer under the terms of this Agreement, when and as due which continues unremedied by the Servicer for a period of two (2) Business Days after the date on which such remittance was due; or

(b)                     any failure by the Advancing Agent to make a Servicing Advance in a circumstance that Section 5.02(c) of this Agreement requires termination of the Special Servicer;

(c)                      any failure on the part of the Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer, as the case may be, contained in this Agreement, or any representation or warranty set forth by the Servicer or the Special Servicer, as the case may be, in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Commercial Real Estate Loan or the priority of the lien on any Commercial Real Estate Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager acting on behalf of the Issuer) provided that the Servicer or the Special Servicer, as the case may be, is diligently proceeding in good faith to cure such failure or breach); or

(d)                     a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Servicer or the Special Servicer, as the case may be, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Servicer or the Special Servicer, as the case may be, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or

(e)                      the Servicer or the Special Servicer, as the case may be, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer, as the case may be, or relating to all or substantially all of such entity’s property; or

(f)                       the Servicer or the Special Servicer, as the case may be, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(g)                      the Servicer or the Special Servicer, as the case may be, receives actual knowledge that any Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Notes, or (B) placed one or more classes of Notes on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within sixty (60) days of the date that the Servicer or the Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either of clauses (A) or (B) above, publicly citing servicing concerns with the Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; or

(h)                     the Servicer or, following removal or resignation of the Special Servicer, any successor to the Special Servicer, ceases to be a Qualified Servicer,

then, and in each and every case, so long as the applicable Servicer Termination Event has not been remedied, (i) the Issuer (or the Collateral Manager acting on behalf of the Issuer) may, or (ii) in the case of a Servicer Termination Event with respect to the Special Servicer that materially and adversely affects any Companion Participation Holder, the Issuer shall, at the direction of such Companion Participation Holder, or (iii) in the case of a Servicer Termination Event with respect to the Special Servicer under clause (b) above, the Note Administrator shall, by notice in writing to the Servicer (if such Servicer Termination Event is with respect to the Servicer) or the Special Servicer (if such Servicer Termination Event is with respect to the Special Servicer), as the case may be, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Servicer or the Special Servicer, as the case may be, under this Agreement and in and to the Collateral Interests and the related Commercial Real Estate Loans and the proceeds thereof, without the Issuer (or the Collateral Manager acting on behalf of the Issuer) incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Servicer or the Special Servicer, as the case may be, relating to the payment of its Servicing Fees, Special Servicing Fees, Additional Servicing Compensation, Additional Special Servicing Compensation and the reimbursement of any Servicing Advance or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination.  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.  On or after the receipt by the Servicer or the Special Servicer, as the case may be, of such written notice of termination from the Issuer (or the Collateral Manager acting on behalf of the Issuer), all authority and power of the Servicer or the Special Servicer, as the case may be, under this Agreement, whether with respect to the Collateral Interests and the related Commercial Real Estate Loans, any Participations or otherwise, shall pass to and be vested in the Trustee, and the Servicer or the Special Servicer, as applicable, agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights hereunder of the Servicer or the Special Servicer, including, without limitation, the transfer of the Servicing Files and the funds held in the Accounts as set forth in Section 8.01.

The Issuer (or the Collateral Manager acting on behalf of the Issuer) may waive any Servicer Termination Event (other than a Servicer Termination Event under clause (b), (g), or (h) above), as the case may be, in the performance of its obligations hereunder and its consequences provided that no waiver shall be effective without the consent of the Note Administrator, which may be withheld in its sole discretion.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.03                                               Termination of the Special Servicer by the Collateral Manager.  The Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement with respect to any Collateral Interest related to a Serviced Commercial Real Estate Loan and the related Commercial Real Estate Loan, with or without cause, upon ten (10) Business Days’ notice to the Issuer, Special Servicer, the Servicer, the Note Administrator and the Trustee; provided that (a) such removal is subject to Section 5.03 and Section 6.02 hereof, (b) all applicable costs and expenses of any such termination made by the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation) without cause shall be paid by the Collateral Manager (or, with respect to a Non-CLO Controlled Collateral Interest, the holder of the related Controlling Companion Participation), (c) all applicable accrued and unpaid Special Servicing Fees, Additional Special Servicing Compensation and Servicing Expenses owed to the Special Servicer are paid in full, (d) the terminated Special Servicer shall retain the right to receive any indemnifications amounts, and any applicable Liquidation Fees and Workout Fees earned by it and, in each case, payable to it in accordance with the terms hereof and (e) satisfaction of the Rating Agency Condition with respect to the appointment of any successor thereto; provided, however, that, if a Commercial Real Estate Loan was being administered by the Special Servicer at the time of termination, the terminated Special Servicer and the successor Special Servicer shall agree to apportion the applicable Liquidation Fee or Workout Fee, if any, between themselves in a manner that reflects their relative contributions in earning the fee and if such parties are unable to agree on such allocation, the Liquidation Fee or Workout Fee shall be apportioned on the basis of the number of months that each administered such Specially Serviced Loan, over a period commencing on the date the Commercial Real Estate Loan became a Specially Serviced Loan and ending on the date of the final liquidation of such Specially Serviced Loan or the closing date of the related workout, as applicable.

Section 7.04                                               [Reserved]

Section 7.05                                               [Reserved]

Section 7.06                                               [Reserved]

Section 7.07                                               Note Administrator/Trustee Termination Event.  As used herein, a “Note Administrator/Trustee Termination Event” means any one of the following:

(a)                     any failure on the part of the Note Administrator or the Trustee, as applicable, duly to observe or perform in any material respect any of the covenants or agreements on the part of the Note Administrator or Trustee, as applicable, contained in this Agreement, or any representation or warranty set forth by the Trustee in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Commercial Real Estate Loan or the priority of the lien on any Commercial Real Estate Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Note Administrator or the Trustee, as applicable, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager acting on behalf of the Issuer)); provided that the Note Administrator or the Trustee, as applicable, is diligently proceeding in good faith to cure such failure or breach); or

(b)                     a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Note Administrator or the Trustee, as applicable, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Note Administrator or the Trustee, as applicable, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or

(c)                      the Note Administrator or the Trustee, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Note Administrator or the Trustee, as applicable, or relating to all or substantially all of its property; or

(d)                     the Note Administrator or the Trustee, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(e)                      the Trustee no longer qualifies as a Qualified Trustee or the Note Administrator no longer satisfies the standards set forth in the definition of Qualified Trustee.

then, and in each and every case, so long as an Event of Default with respect to the Note Administrator or the Trustee, as applicable, shall not have been remedied, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may, by notice in writing to the Note Administrator or the Trustee, as applicable, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Note Administrator or the Trustee, as applicable, under this Agreement and in and to the Collateral Interests or the related Commercial Real Estate Loans and the proceeds thereof, without the Issuer (or the Collateral Manager acting on behalf of the Issuer) incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Note Administrator or the Trustee, as applicable, relating to the payment of any compensation due hereunder or the reimbursement of any Servicing Advance or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination.  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.  On or after the receipt by the Note Administrator or the Trustee, as applicable, of such written notice of termination from the Issuer (or the Collateral Manager on behalf of the Issuer), all authority and power of the Note Administrator or the Trustee, as applicable, under this Agreement, whether with respect to the Collateral Interests or the Commercial Real Estate Loans or otherwise, shall pass to and be vested in the Issuer, and the Note Administrator or the Trustee, as applicable, agrees to cooperate with the Issuer (or the Collateral Manager on behalf of the Issuer) in effecting the termination of the responsibilities and rights hereunder of the Note Administrator or the Trustee, as applicable.

The Issuer (or the Collateral Manager on behalf of the Issuer) may waive any default by the Note Administrator or the Trustee, as applicable, in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.08                 Trustee to Act; Appointment of Successor.  (a)   No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all the Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder.

(b)                     Notwithstanding anything herein to the contrary, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Noteholders entitled to a majority of the voting rights so request in writing to the Trustee or if the Trustee is not a Qualified Servicer, promptly appoint a Qualified Servicer as the successor to the Servicer or Special Servicer, as the case may be, of all of the responsibilities, duties and liabilities of the Servicer or the Special Servicer, as the case may be, hereunder.  Pending appointment of a successor to the Servicer or the Special Servicer, as the case may be, hereunder, unless the Trustee shall be prohibited by law from so acting or is unable to act, the Trustee shall act in such capacity as hereinabove provided.  In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Commercial Real Estate Loans or otherwise as it and such successor shall agree; provided, however, the Trustee is hereby authorized to make arrangements for payment of increased compensation (including in the event that the Trustee or an affiliate of the Trustee is the successor Servicer or Special Servicer) at whatever market rate is reasonably necessary to identify and retain an acceptable successor Servicer or Special Servicer, as the case may be. Any such increased compensation shall be an expense of the Issuer.

Section 7.09                                               Collateral Manager Termination Event.  As used herein, a “Collateral Manager Termination Event” means any one of the following:

(a)                                 any failure by the Collateral Manager to timely make any payment or reimbursement, as the case may be, under the terms of this Agreement when and as due, which continues unremedied by the Collateral Manager for a period of two (2) Business Days after the date on which such payment or reimbursement was due; or

(b)                                 any failure on the part of the Collateral Manager duly to observe or perform in any material respect any of the covenants or agreements on the part of the Collateral Manager contained in this Agreement, or any representation or warranty set forth by the Collateral Manager in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Commercial Real Estate Loan or the priority of the lien on any Commercial Real Estate Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Collateral Manager by the Issuer (or such extended period of time approved by the Issuer; provided that the Collateral Manager is diligently proceeding in good faith to cure such failure or breach); or

(c)                                  a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Collateral Manager for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against Collateral Manager and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or

(d)                                 the Collateral Manager shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Collateral Manager or relating to all or substantially all of its property; or

(e)                                  the Collateral Manager shall admit in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

(f)                                   the Collateral Manager receives actual knowledge that any Rating Agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Notes, or (ii) placed one or more Classes of Notes on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within sixty days of the date that the Collateral Manager obtained such actual knowledge) and, in the case of either of clauses (i) or (ii) above, citing servicing concerns with the Collateral Manager or the Collateral Manager, as the case may be, as the sole or material factor in such rating action;

then, and in each and every case, so long as a Collateral Manager Termination Event shall not have been remedied, the Issuer may, by notice in writing to the Collateral Manager in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Collateral Manager under this Agreement and in and to the Collateral Interests and related Real Estate Loans and the proceeds thereof, without the Issuer incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Collateral Manager relating to the reimbursement of any Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination.  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Collateral Manager Termination Event.  On or after the receipt by the Collateral Manager of such written notice of termination from the Issuer, all authority and power of the Collateral Manager under this Agreement, whether with respect to the Collateral Interests or the Real Estate Loans or otherwise, shall pass to and be vested in the Issuer, and the Collateral Manager agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights hereunder of the Collateral Manager.

The Issuer may waive any Collateral Manager Termination Event.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.10                                               Closing Conditions; Issuer Covenants.

(a)                                 Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of the Agreement, the Issuer and any Companion Participation Holder shall deliver to each of the Servicer, Special Servicer and the Collateral

Manager, with a copy to the Note Administrator, evidence satisfactory to each of the Servicer, Special Servicer and the Collateral Manager substantiating that it is not a Non-Exempt Person and that the Servicer, Special Servicer and the Collateral Manager is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Collateral Interests, the related Commercial Real Estate Loans or otherwise under this Agreement. Without limiting the effect of the foregoing, provided it is a Qualified REIT Subsidiary at the time of the execution of this Agreement, (A) the Issuer shall satisfy the requirements of the preceding sentence by furnishing to each of the Servicer, Special Servicer and the Collateral Manager, with a copy to the Note Administrator, an IRS Form W-9 and (B) if the Issuer ceases to be a Qualified REIT Subsidiary or entity disregarded as separate from a REIT (for U.S. federal income tax purpose), then the Issuer shall satisfy the requirements of the preceding sentence by furnishing to each of the Servicer, and the Special Servicer and the Collateral Manager, with a copy to the Note Administrator, an IRS Form W-8ECI, IRS Form W-8EXP, IRS Form W-8IMY (with appropriate statements), IRS Form W-8BEN-E or successor forms, as may be required from time to time, duly executed by the Issuer, as evidence of such Issuer’s exemption from the withholding of United States tax with respect thereto. Each of the Servicer, Special Servicer and the Collateral Manager shall not be obligated to make any payments hereunder to the Issuer or any Companion Participation Holder until the Issuer or such Companion Participation Holder, as the case may be, shall have furnished to each of the Servicer, Special Servicer and the Collateral Manager the requested forms, certificates, statements or documents.

(b)                                 The obligations of each of the Servicer, the Special Servicer and the Collateral Manager under this Agreement or any transaction contemplated hereby shall be subject to Issuer’s compliance with all Laws, including Anti-Terrorism Laws, and the continued truthfulness and completeness of Issuer’s representations and warranties found in Section 7.01(c)(ii) and (iii).

Section 7.11                                               Post-Closing Performance Conditions.

The Servicer, the Special Servicer and the Issuer (or the Collateral Manager acting on behalf of the Issuer) agree to cooperate with reasonable requests made by the Servicer or the Special Servicer or the Issuer (or the Collateral Manager acting on behalf of the Issuer), as applicable, after signing this Agreement to the extent reasonably necessary for the other to comply with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, OFAC and related regulations).

ARTICLE VIII

TERMINATION; TRANSFER OF COLLATERAL INTERESTS

Section 8.01                                               Termination of Agreement.  (a)  Subject to the appointment of a Successor and the acceptance of such appointment by such Successor pursuant to Error! Reference source not found., this Agreement may be terminated by the Issuer, at the direction of the Collateral Manager, with respect to any or all of the Commercial Real Estate Loans only (i) upon thirty (30) days written notice to the Servicer or without cause upon thirty (30) days written notice to the Special Servicer, or (ii) in connection with a transfer described in Section 8.02 upon thirty (30) days prior written notice.  Subject to the appointment of a Successor and the acceptance of such appointment by such Successor pursuant to Section 6.03(b), the Servicer or the Special Servicer, as the case may be, may resign from its duties and obligations hereunder with respect to any Commercial Real Estate Loans, without cause, upon thirty (30) days written notice to the Issuer.

(b)                     Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Issuer, the Note Administrator, the Trustee, the Servicer, the Special Servicer or any Companion Participation Holder, as the case may be, which may have accrued through the date of termination hereunder.  Upon such termination, the Servicer shall (i) remit all funds in the related Accounts to the Issuer or such other Person designated by the Issuer, net of accrued Servicing Fees, Additional Servicing Compensation, Additional Special Servicing Compensation, Special Servicing Fees, Workout Fees or Liquidation Fees, Servicing Advances or Servicing Expenses through the termination date to which the Servicer and/or Special Servicer would be entitled to payment or reimbursement hereunder; (ii) deliver all related Servicing Files to the successor servicer or to Persons designated by the Trustee; and (iii) fully cooperate with the Trustee, the Note Administrator and any new servicer or special servicer to effectuate an orderly transition of Servicing or Special Servicing of the related Commercial Real Estate Loans.  Upon such termination, any Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Additional Servicing Compensation, Additional Special Servicing Compensation, Servicing Advances (with interest thereon at the Advance Rate), Servicing Expenses (with interest thereon at the Advance Rate) which remain unpaid or unreimbursed after the Servicer or the Special Servicer, as the case may be, has netted out such amounts pursuant to the preceding sentence, shall be remitted by the Issuer to the Servicer or the Special Servicer, as the case may be, within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor to the extent the Servicer or the Special Servicer, as applicable, is terminated without cause.

Section 8.02                                               Transfer of Collateral Interests.  (a)  The Servicer or the Special Servicer, as the case may be, acknowledges that any or all of the Collateral Interests may be sold, transferred, assigned or otherwise conveyed by the Issuer to any third party pursuant to the terms and conditions of this Agreement and the Indenture without the consent or approval of the Servicer or the Special Servicer, as the case may be.  Any such transfer shall constitute a termination of this Agreement with respect to such Collateral Interest and any Companion Participation, subject to the Issuer’s notice requirements under Section 8.01(a).  The Issuer acknowledges that the Servicer or the Special Servicer, as the case may be, shall not be obligated to perform Servicing or Special Servicing, as applicable, with respect to such transferred Collateral Interests (or any related Companion Participation) for any such third party unless and until the Servicer or the Special Servicer, as applicable, and such third party execute a servicing agreement having terms which are mutually agreeable to the Servicer or the Special Servicer, as applicable, and such third party; provided, however, no such third party shall be obligated to engage the Servicer or the Special Servicer, as the case may be, to perform Servicing or Special Servicing with respect to the transferred Collateral Interests (or any related Companion Participation) (or be liable for any of the obligations of Issuer hereunder).

(b)                     Until the Servicer or the Special Servicer, as the case may be, receives written notice from the Issuer of the sale, transfer, assignment or conveyance of one or more Collateral Interests, the Issuer shall be presumed to be the owner and holder of such Collateral

Interests, the Servicer or the Special Servicer, as the case may be, shall continue to earn Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Additional Servicing Compensation, Additional Special Servicing Compensation and any other compensation hereunder with respect to such Collateral Interests (or any related Companion Participations as provided herein) and the Servicer shall continue to remit payments and other collections in respect of such Collateral Interests to the Issuer or the Note Administrator, as applicable, pursuant to the terms and provisions hereof.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01                                               Amendment; Waiver.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and no term or provision hereof may be amended or waived except from time to time by:

(a)                     The mutual agreement of the Issuer, the Collateral Manager the Note Administrator, the Trustee, the Advancing Agent, the Servicer and the Special Servicer, without the consent of any of the Noteholders or the Rating Agencies, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Offering Memorandum, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or (iv) for any other purpose provided, that such action shall not adversely affect in any material respect the interests of any Noteholder without the consent of such Noteholder.

(b)                     The Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Servicer and the Special Servicer, and with the written consent of the Noteholders evidencing, in the aggregate, not less than a majority of the Voting Rights of the Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Agreement that materially and adversely affect the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Commercial Real Estate Loans are required to be distributed with respect to any Underlying Note without the consent of the Noteholders, (ii) adversely affect in any material respect the interests of the holders of a Class of Notes in a manner other than as set forth in (i) above without the consent of the holders of such Class of Notes evidencing, in the aggregate, not less than 51% of the Voting Rights of such Class of Notes; (iii) reduce the aforesaid percentages of Voting Rights of the Notes, the holders of which are required to consent to any such amendment without the consent of 51% of the holders of any affected Class of Notes of then outstanding or, (iv) alter the obligations of the Issuer to make an advance or to alter the Servicing Standard set forth herein.

(c)                      It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Issuer may prescribe.

(d)                     In connection with any proposed amendment hereto, the Trustee, the Note Administrator, the Servicer and the Special Servicer (i) shall each be entitled to receive such officer’s certificates as required for amendments to and pursuant to this Agreement, and (ii) shall not be required to enter into any amendment that affects its obligations, rights, or indemnities hereunder.

(e)                      No amendment of this Agreement shall adversely affect in any material respect the interests of any Companion Participation Holder without the consent of such Companion Participation Holder.

(f)                       Promptly after the execution of any amendment to this Agreement, the Issuer or the Note Administrator shall furnish a copy of such amendment to each Noteholder and the 17g-5 Information Provider pursuant to the terms of the Indenture.

(g)                      The parties to this Agreement shall be entitled to rely upon an Officer’s Certificate of the Issuer in determining whether or not the Securityholders would be materially or adversely affected by such change (after giving notice of such change to the Securityholders).  Such determination shall be conclusive and binding on all present and future Securityholders.  None of the parties to this Agreement shall be liable for any such determination made in good faith.

Section 9.02                                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of laws.

Section 9.03                                               Notices.  All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(a)                                 if to the Issuer, at:

GPMT 2019-FL2, Ltd.
590 Madison Avenue, 38th Floor
New York, New York 10022
Attention:  General Counsel
Email:  GPMT2019-FL2@gpmortgagetrust.com;

(b)                                 if the Collateral Manager, at:

GPMT Collateral Manager LLC
590 Madison Avenue, 38th Floor
New York, New York 10022
Attention:  General Counsel
Email:  GPMT2019-FL2@gpmortgagetrust.com;

(c)                                  if to the Note Administrator, at

Wells Fargo Bank, National Association
Corporate Trust Services
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:  Corporate Trust Services — GPMT 2019-FL2;

with a copy by email to:

trustadmistrationgroup@wellsfargo.com and
cts.cmbs.bond.admin@wellsfargo.com;

(d)                                 if to the Trustee, at

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention:  CMBS Trustee — GPMT 2019-FL2
Facsimile number:  (302) 636-6196;

with a copy to:

Email:  cmbstrustee@wilmingtontrust.com;

(e)                                  if to the Servicer, at

Wells Fargo Bank, National Association,
Commercial Mortgage Servicing
Three Wells Fargo
MAC D1050-084, 401 South Tryon Street, 8th Floor
Charlotte, North Carolina 28202
Attention:  GPMT 2019-FL2 Asset Manager
Facsimile number:  (704) 715-0036;

(f)                                   if to the Special Servicer, at

Trimont Real Estate Advisors., LLC
One Alliance Center
3500 Lenox Road NE, Suite G1
Atlanta, Georgia 30326
Attention:  Special Servicing;

with copies by email to:

CMBSServicing@trimontrea.com

and

legaldepartment@trimontrea.com;

(g)                                  if to the Advancing Agent, at

GPMT Seller LLC
590 Madison Avenue, 38th Floor
New York, New York 10022
Attention:  General Counsel
Email:  GPMT2019-FL2@gpmortgagetrust.com; and

(h)                                 if to the initial Companion Participation Holders, at the addresses set forth on Exhibit E hereto.

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons.  All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy; provided, however, that any notice delivered after normal business hours of the recipient or on a day which is not a Business Day shall be deemed to have been given on the next succeeding Business Day.

To the extent that any demand, notice or communication hereunder is given to the Servicer or the Special Servicer, as the case may be, by a Responsible Officer of the Issuer (or the Collateral Manager on its behalf), such Responsible Officer shall be deemed to have the requisite power and authority to bind the Issuer with respect to such communication, and the Servicer or the Special Servicer, as the case may be, may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.  To the extent that any demand, notice or communication hereunder is given to the Issuer by a Responsible Officer of the Servicer, the Special Servicer, the Trustee or the Note Administrator, as the case may be, such Responsible Officer shall be deemed to have the requisite power and authority to bind such party with respect to such communication, and the Issuer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 9.04                                               Severability of Provisions.  If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder.  To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 9.05                                               Inspection and Audit Rights.  (a)  The Servicer and the Special Servicer, as the case may be, agree that, on reasonable prior notice, it will permit any agent or representative of the Issuer, during the normal business hours, to examine all the books of account, records, reports and other papers of the Servicer and the Special Servicer, as the case may be, relating to the Commercial Real Estate Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Issuer, and to discuss matters relating to the Commercial Real Estate Loans with the officers, employees and accountants of the Servicer and the Special Servicer (and by this provision the Servicer and the Special Servicer hereby authorize such accountants to discuss with such agents or representatives such matters), all at such reasonable times and as often as may be reasonably requested.  Any expense incident to the exercise by the Issuer of any right under this Section shall be borne by the Issuer.

(b)         The Special Servicer shall, on reasonable prior notice, permit any agent or representative of the Collateral Manager, the holder of a Controlling Companion Participation, the Note Administrator, the Trustee and any applicable person in accordance with the control and consultation procedures of Section 3.23, during normal business hours, to examine all the books of account, records, reports and other papers of the Special Servicer relating to the Specially Serviced Loans and to generally review the Special Servicer’s operational practices in respect of Specially Serviced Interests to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard under this Agreement.

Section 9.06                                               [Reserved]

Section 9.07                                               Binding Effect; No Partnership; Counterparts.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the parties hereto other than the Issuer shall be rendered as an Independent Contractor for the Issuer.  For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart to this Agreement.

Section 9.08                                               Protection of Confidential Information.  The Servicer and the Special Servicer shall keep confidential and shall not divulge to any party, without the Issuer’s prior written consent, any information pertaining to the Commercial Real Estate Loans or the Obligors except to the extent that (a) it is appropriate for the Servicer or the Special

Servicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities, regulators or other governmental agencies or in connection with performing its obligations hereunder, (ii) in accordance with the Servicing Standard or (iii) when required by any law, regulation, ordinance, administrative proceeding, governmental agency, court order or subpoena or (b) the Servicer or the Special Servicer, as the case may be, is disseminating general statistical information relating to the assets (including the Commercial Real Estate Loans) being serviced by the Servicer or the Special Servicer, as the case may be, so long as the Servicer or the Special Servicer does not identify the Obligors.  Unless prohibited by law, statute, rule or court order, Servicer or the Special Servicer, as the case may be, shall promptly notify Issuer of any such disclosure pursuant to clause (iii); provided, however, the Servicer or the Special Servicer, as the case may be, shall still make such disclosure absent a court order directing it to stop or terminate such disclosure.

Section 9.09                                               General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                     the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                     accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)                      references herein to an “Article,” “Section,” or other subdivision without reference to a document are to the designated Article, Section or other applicable subdivision of this Agreement;

(d)                     reference to a Section, subsection, paragraph or other subdivision without further reference to a specific Section is a reference to such Section, subsection, paragraph or other subdivision, as the case may be, as contained in the same Section in which the reference appears;

(e)                      the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)                       the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)                      the Article, Section and subsection headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning of the provisions contained therein.

Section 9.10                                               Further Agreements.  Each party hereto agrees:  (a)  to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably requested by the other parties hereto and as may be necessary or appropriate to effectuate the purposes of this Agreement;

(b)                     that neither the Servicer nor the Special Servicer, as the case may be, shall be responsible for any federal, state or local securities reporting requirements related to servicing for the Commercial Real Estate Loans; and

(c)                      that neither the Servicer nor the Special Servicer, as the case may be, shall be (and cannot be) performing any broker-dealer activities.

Section 9.11                                               Rating Agency Notices.  (a)  The Issuer (or the Collateral Manager acting on behalf of the Issuer) shall deliver written notice of the following events to (i) Kroll Bond Rating Agency, Inc., 805 Third Avenue, 29th Floor, New York, New York 10022, Attention: CMBS Surveillance (or by electronic mail at cmbssurveillance@kbra.com) and (ii) Moody’s Investor Services, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: CRE CDO Surveillance, (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com), or such other address that any Rating Agency shall designate in the future, promptly following the occurrence thereof: (a) any amendment to this Agreement or any other documents included in the Indenture; (b) any Event of Default; (c) any change in or the termination of the Collateral Manager; (d) the removal of the Servicer or the Special Servicer or any successor servicer as Servicer or successor special servicer as Special Servicer; (e) any inspection results received in writing (whether structural, environmental or otherwise) of any Mortgaged Property; (f) final payment to the Noteholders; or (g) any change in a property manager.  In addition, the Monthly Reports, the CREFC® Investor Reporting Package and the CREFC® Special Servicer Loan File and such other reports provided for hereunder or under the Indenture shall be made available to the Rating Agencies at the time such documents are required to be delivered pursuant to the Indenture.  The Servicer or the Special Servicer and the Issuer also shall furnish such other information regarding the Commercial Real Estate Loans as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense.  Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event under this Agreement.

(b)                     All information and notices required to be delivered to the Rating Agencies pursuant to this Agreement or requested by the Rating Agencies in connection herewith, shall first be provided in electronic format to the 17g-5 Information Provider in compliance with the terms of the Indenture (who shall post such information to the 17g-5 Website in accordance with Section 14.13 of the Indenture).  The Servicer may (but is not required to) provide information and notices directly to the Rating Agencies the earlier of (a) upon notice that the information is posted to the 17g-5 Website and (b) at the same time the information or notice was provided to the 17g-5 Information Provider in accordance with the procedures in Section 14.13 of the Indenture.

(c)                      Each party hereto, insofar as it may communicate with any Rating Agency pursuant to any provision of this Agreement, each other party to this Agreement, agrees to comply (and to cause each and every sub-servicer, subcontractor, vendor or agent for such Person and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 9.11 and shall not deliver to the Rating Agencies any report, statement, request or other information relating to the Notes or the Commercial Real Estate Loans other than in compliance with such provisions.

(d)                     The Collateral Manager, the Servicer and the Special Servicer shall be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Loan Documents and any other matters related to the Commercial Real Estate Loans, the related Mortgaged Properties, the related Mortgagors or any other matters relating to this Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary in accordance with the procedures set forth herein the same day such communication takes place; provided, further, that the summary of such oral communications shall not identity which Rating Agency the communication was with.  The 17g-5 Information Provider shall post such written summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in the Indenture.

(e)                      None of the foregoing restrictions in this Section 9.11 prohibit or restrict oral or written communications, or providing information, between the Servicer or Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings, if any, it assigns to such party, (ii) such Rating Agency’s approval, if any, of such party as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of such party’s servicing operations in general; provided, however, that such party shall not provide any information relating to the Notes or the Commercial Real Estate Loans to any Rating Agency in connection with any such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded onto the 17g-5 Website; or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with respect to the Notes.

Section 9.12                                               Limited Recourse and Non-Petition.  (a)  Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator, the Advancing Agent and the Trustee hereby agree and acknowledge that the obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer payable solely from the Commercial Real Estate Loans as contemplated hereby or in accordance with the Priority of Payments (as defined in the Indenture), and, following realization of all of the Commercial Real Estate Loans, all obligations of the Issuer and all claims of Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator and the Trustee against the Issuer under this Agreement shall be extinguished and shall not thereafter revive.  Each of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator and the Trustee hereby agrees and acknowledges that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that none of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator or the Trustee will have any recourse to any of the directors, officers, employees, shareholders or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby.

(b)                     Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator and the Trustee hereby agree not to file, cause the filing of or join in any petition in bankruptcy against the Issuer for the non-payment to the Servicer, the Special Servicer, the Collateral Manager, or the Trustee of any amounts due pursuant to this Agreement until at least one year and one day, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands), after the payment in full of all Notes.

(c)                      The provisions of this Section 9.12 shall survive the termination of this Agreement for any reason whatsoever.

Section 9.13                                               Capacity of Trustee and Note Administrator.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by each of the Trustee and the Note Administrator, not individually or personally, but solely in its respective capacity as trustee and note administrator, as applicable, on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Indenture for the Issuer, and pursuant to the direction of the Issuer, (ii) under no circumstances shall the Trustee or Note Administrator be liable for the payment of any indebtedness or expenses of the Issuer, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other agreement including the Indenture for the Issuer or any related document; and (iii) the Trustee and the Note Administrator shall not have any obligations or duties under this Agreement except as expressly set forth herein, no implied duties on the part of the Trustee or the Note Administrator shall be read into this Agreement, and nothing herein shall be construed to be an assumption by the Trustee or the Note Administrator of any duties or obligations of any other party to this Agreement, the Indenture or any related document, the duties of the Trustee and the Note Administrator being solely those set forth in the related Servicing Agreement and/or Indenture, as applicable.

Each of the Trustee and the Note Administrator shall be entitled to all the rights, protections, immunities, and indemnities under the Indenture as if specifically set forth herein.

Section 9.14                                               Third-Party Beneficiaries.  The parties to this Agreement acknowledge that the Seller and each Companion Participation Holder is an intended third-party beneficiary in respect of the rights afforded it under this Agreement and may directly enforce such rights.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee and the Advancing Agent have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

With respect to the Issuer only, executed as a Deed by

GPMT 2019-FL2, LTD., as Issuer

By:	/s/ Michael J. Karber
	Name:	Michael J. Karber
	Title:	Authorized Signatory

GPMT 2019-FL2 — Signature Page to Servicing Agreement

GPMT COLLATERAL MANAGER LLC, as Collateral Manager

By:	/s/ Michael J. Karber
	Name:	Michael J. Karber
	Title:	Deputy General Counsel

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GPMT 2019-FL2 — Signature Page to Servicing Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Drew Davis
	Name:	Drew Davis
	Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GPMT 2019-FL2 — Signature Page to Servicing Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Note Administrator

By:	/s/ Amber Nelson
	Name:	Amber Nelson
	Title:	Assistant Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GPMT 2019-FL2 – Signature Page to Servicing Agreement

GPMT SELLER LLC, as Advancing Agent

By:	/s/ Michael J. Karber
	Name:	Michael J. Karber
	Title:	Deputy General Counsel

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GPMT 2019-FL2 – Signature Page to Servicing Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Servicer

By:	/s/ MaryKate Walker
	Name:	MaryKate Walker
	Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GPMT 2019-FL2 – Signature Page to Servicing Agreement

TRIMONT REAL ESTATE ADVISORS, LLC, as Special Servicer

By:	/s/ Steven M. Lauer
	Name:	Steven M. Lauer
	Title:	Authorized Signatory

GPMT 2019-FL2 – Signature Page to Servicing Agreement

EXHIBIT A

COLLATERAL INTEREST SCHEDULE

#	Property Name	Collateral Interest Type	Initial Collateral Interest Balance
1	The Meier & Frank Building	Pari Passu Participation	$58,967,901
2	Shippan Landing	Pari Passu Participation	$54,298,318
3	100 Jefferson Road	Pari Passu Participation	$47,484,318
4	St. Paul Place	Pari Passu Participation	$46,002,213
5	One Union Center	Pari Passu Participation	$44,593,151
6	Snow King Resort	Pari Passu Participation	$41,000,000
7	St. Jean Apartments	Pari Passu Participation	$40,478,228
8	Andover Landing	Pari Passu Participation	$39,572,154
9	The Quinn At Westchase	Pari Passu Participation	$38,325,871
10	Mill and Main	Pari Passu Participation	$32,012,287
11	58-30 Grand Avenue	Pari Passu Participation	$29,403,500
12	The Bloc	Whole Mortgage Loan	$28,966,000
13	South City Plaza	Pari Passu Participation	$28,569,014
14	Flats on LaSalle	Pari Passu Participation	$26,885,000
15	Moxy Hotel	Whole Mortgage Loan	$26,000,000
16	100 Park	Pari Passu Participation	$24,330,000
17	One Commerce	Pari Passu Participation	$23,779,823
18	446 West 14th Street	Pari Passu Participation	$21,060,843
19	The Grand Hotel	Pari Passu Participation	$20,500,000
20	Kenwood Village	Pari Passu Participation	$19,500,000
21	Gramercy Plaza	Pari Passu Participation	$18,980,249
22	Pueblo del Sol	Whole Mortgage Loan	$18,700,000
23	Vantage on the Park	Pari Passu Participation	$18,423,346
24	500 EJC	Pari Passu Participation	$18,187,500
25	Wilton Shoppes	Pari Passu Participation	$16,353,142
26	Alpine Creek Apartments	Pari Passu Participation	$16,000,000
27	One Pine Apartments	Pari Passu Participation	$13,500,000
28	Plaza at Eastlake	Pari Passu Participation	$13,160,000

A-1

EXHIBIT B

APPLICABLE SERVICING CRITERIA IN ITEM 1122 OF REGULATION AB

The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” (with each Applicable Party(ies) deemed to be responsible for the items applicable to the functions it is performing.  In addition, this Exhibit B shall not be construed to impose on any Person any servicing duty that is not otherwise imposed on such Person under the main body of the Servicing Agreement of which this Exhibit B forms a part or to require an assessment of the criterion that is not encompassed by the servicing duties of the applicable party that are set forth in the main body of the Servicing Agreement.  For the avoidance of doubt, for purposes of this Exhibit B, other than with respect to Item 1122(d)(2)(iii), references to Servicer below shall include any sub-servicer engaged by the Servicer.

	Applicable Servicing Criteria	Applicable Party(ies)
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer; Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer; Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the loans are maintained.	N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Servicer; Special Servicer
Cash Collection and Administration
1122(d)(2)(i)

Payments on loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Servicer; Special Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A

	Applicable Servicing Criteria	Applicable Party(ies)
Reference	Criteria
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Servicer; Special Servicer
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Servicer; Special Servicer
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

Servicer; Special Servicer
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer; Special Servicer
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicer; Special Servicer
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s

N/A

	Applicable Servicing Criteria	Applicable Party(ies)
Reference	Criteria
records as to the total unpaid principal balance and number of loans serviced by the Servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A
1122(d)(3)(iii)

Disbursements made to an investor are posted within two business days to the Servicer’s investor records or Note Administrator’s investor records, or such other number of days specified in the transaction agreements.

N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A
Loan Administration
1122(d)(4)(i)	Collateral or security on loans is maintained as required by the transaction agreements or related loan documents.	Servicer; Special Servicer
1122(d)(4)(ii)	Loan and related documents are safeguarded as required by the transaction agreements.	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Special Servicer
1122(d)(4)(iv)

Payments on loans, including any payoffs, made in accordance with the related loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related loan documents.

Servicer
1122(d)(4)(v)	The Servicer’s records regarding the loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool loan documents.

Special Servicer

	Applicable Servicing Criteria	Applicable Party(ies)
Reference	Criteria
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Special Servicer
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Servicer; Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for loans with variable rates are computed based on the related loan documents.	Servicer
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related loans, or such other number of days specified in the transaction agreements.

Servicer
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Servicer
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Servicer

	Applicable Servicing Criteria	Applicable Party(ies)
Reference	Criteria
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

EXHIBIT C

[Reserved]

C-1

EXHIBIT D

FORM OF SPECIAL SERVICER’S TWO QUARTER FUTURE ADVANCE ESTIMATE

[Date]

Servicer:	commercial.servicing@wellsfargo.com

Special Servicer:	CMBSServicing@trimontrea.com

Collateral Manager:	GPMT2019-FL2@gpmortgagetrust.com

Seller and Future Funding Indemnitor:	GPMT2019-FL2@gpmortgagetrust.com; and

Note Administrator:	trustadministrationgroup@wellsfargo.com; and
cts.cmbs.bond.admin@wellsfargo.com

17g 5 Information Provider	17g5informationprovider@wellsfargo.com

Re:          GPMT 2019-FL2, Ltd. — Two Quarter Future Advance Estimate

Ladies and Gentlemen:

This notification is delivered pursuant to Section 3.26 of the Servicing Agreement entered into in connection with the above referenced transaction.  Capitalized terms used but not defined herein have the respective meanings set forth in the Servicing Agreement.  The period covered by this notification is from          to          (the “Relevant Period”).

Check One:

☐                                                                                    Nothing has come to the attention of the Special Servicer in the documentation provided by the Seller that in the reasonable opinion of the Special Servicer would support a determination of a Two Quarter Future Advance Estimate for the Relevant Period that is at least 25% higher than Seller’s Two Quarter Future Advance Estimate for the Relevant Period.  In accordance with Section 3.26 of the Servicing Agreement, Seller’s Two Quarter Future Advance Estimate is the controlling estimate for the Relevant Period.

☐                                                                                    The Special Servicer’s Two Quarter Future Advance Estimate for the Relevant Period is $              .  In accordance with Section 3.26 of the Servicing Agreement, the Special Servicer’s Two Quarter Future Advance Estimate is the controlling estimate for the Relevant Period.

D-1

TRIMONT REAL ESTATE ADVISORS, LLC, as Special Servicer

By:
Name:
Title:

D-2

EXHIBIT E

PARTICIPATION HOLDER REGISTER

#	Property Name	Collateral Interest Principal Balance	Companion Participation(s) Principal Balance	Outstanding Future Funding Amount	Companion Participation Holder(s)	Pari Passu Participation Holder
1	The Meier & Frank Building	A-2 Participation: $58,967,901	$23,325,222	A-1 Participation: $23,325,222	A-1 Participation: TH Commercial JPM LLC	GPMT 2019-FL2, Ltd.
2			$16,951,682	A-1 Participation: $16,951,682	A-1 Participation: TH Commercial GS LLC	GPMT 2019-FL2, Ltd.
	Shippan Landing	A-3 Participation: $54,298,318	$53,750,000		A-2 Participation: GPMT 2018-FL1, Ltd.
3	100 Jefferson Road	A-2 Participation: $47,484,318	$4,715,682	A-1 Participation: $4,715,682	A-1 Participation: TH Commercial JPM LLC	GPMT 2019-FL2, Ltd.
4	St. Paul Place	A-2 Participation: $46,002,213	$1,633,198	A-1 Participation: $1,633,198	A-1 Participation: TH Commercial JPM LLC	GPMT 2019-FL2, Ltd.
5	One Union Center	A-2 Participation: $44,593,151	$30,186,849	A-1 Participation: $30,186,849	A-1 Participation: TH Commercial GS LLC	GPMT 2019-FL2, Ltd.
6	Snow King Resort	A-2 Participation: $41,000,000	$5,000,000	A-1 Participation: $5,000,000	A-1 Participation: GP Commercial WF LLC	GPMT 2019-FL2, Ltd.
7	St. Jean Apartments	A-2 Participation: $40,478,228	$6,486,382	A-1 Participation: $6,486,382	A-1 Participation: TH Commercial GS LLC	GPMT 2019-FL2, Ltd.
8	Andover Landing	A-2 Participation: $39,572,154	$39,572,154	A-1 Participation: $7,605,691	A-1 Participation: GP Commercial CB LLC	GPMT 2019-FL2, Ltd.

#	Property Name	Collateral Interest Principal Balance	Companion Participation(s) Principal Balance	Outstanding Future Funding Amount	Companion Participation Holder(s)	Pari Passu Participation Holder
9	The Quinn at Westchase	A-2 Participation: $38,325,871	$6,461,641	A-1 Participation: $6,461,641	A-1 Participation: TH Commercial JPM LLC	GPMT 2019-FL2, Ltd.
10	Mill and Main	A-2 Participation: $32,012,287	$6,767,713	A-1 Participation: $6,767,713	A-1 Participation: GP Commercial CB LLC	GPMT 2019-FL2, Ltd.
11	58-30 Grand Avenue	A-2 Participation: $29,403,500	$7,366,801	A-1 Participation: $7,366,801	A-1 Participation: GP Commercial CB LLC	GPMT 2019-FL2, Ltd.
12	South City Plaza	A-2 Participation: $28,569,014	$2,288,794	A-1 Participation: $2,288,794	A-1 Participation: TH Commercial GS LLC	GPMT 2019-FL2, Ltd.
13	Flats on LaSalle	A-2 Participation: $26,885,000	$7,267,294	A-1 Participation: $7,267,294	A-1 Participation: TH Commercial Mortgage LLC	GPMT 2019-FL2, Ltd.
14	100 Park	A-2 Participation: $24,330,000	$3,220,000	A-1 Participation: $3,220,000	A-1 Participation: TH Commercial Mortgage LLC	GPMT 2019-FL2, Ltd.
15	One Commerce	A-2 Participation: $23,779,823	$4,778,986	A-1 Participation: $4,778,986	A-1 Participation: TH Commercial JPM LLC	GPMT 2019-FL2, Ltd.
16	446 West 14th Street	A-2 Participation: $21,060,843	$4,439,157	A-1 Participation: $4,439,157	A-1 Participation: TH Commercial GS LLC	GPMT 2019-FL2, Ltd.
17	The Grand Hotel	A-2 Participation: $20,500,000	$7,000,000	A-1 Participation: $7,000,000	A-1 Participation: TH Commercial Mortgage LLC	GPMT 2019-FL2, Ltd.
18	Kenwood Village	A-2 Participation: $19,500,000	$1,750,000	A-1 Participation: $1,750,000	A-1 Participation: TH Commercial Mortgage LLC	GPMT 2019-FL2, Ltd.

#	Property Name	Collateral Interest Principal Balance	Companion Participation(s) Principal Balance	Outstanding Future Funding Amount	Companion Participation Holder(s)	Pari Passu Participation Holder
19	Gramercy Plaza	A-2 Participation: $18,980,249	$10,314,751	A-1 Participation: $10,314,751	A-1 Participation: TH Commercial JPM LLC	GPMT 2019-FL2, Ltd.
20	Vantage on the Park	A-2 Participation: $18,423,346	$4,276,654	A-1 Participation: $4,276,654	A-1 Participation: TH Commercial Mortgage LLC	GPMT 2019-FL2, Ltd.
21	500 EJC	A-2 Participation: $18,187,500	$3,300,000	A-1 Participation: $3,300,000	A-1 Participation: TH Commercial JPM LLC	GPMT 2019-FL2, Ltd.
22	Wilton Shoppes	A-2 Participation: $16,353,142	$6,466,986	A-1 Participation: $6,466,986	A-1 Participation: TH Commercial JPM LLC	GPMT 2019-FL2, Ltd.
23	Alpine Creek Apartments	A-2 Participation: $16,000,000	$246,500	A-1 Participation: $246,500	A-1 Participation: TH Commercial Mortgage LLC	GPMT 2019-FL2, Ltd.
24	One Pine Apartments	A-2 Participation: $13,500,000	$4,785,295	A-1 Participation: $4,785,295	A-1 Participation: TH Commercial Mortgage LLC	GPMT 2019-FL2, Ltd.
25	Plaza at Eastlake	A-2 Participation: $13,160,000	$5,797,000	A-1 Participation: $5,797,000	A-1 Participation: GP Commercial CB LLC	GPMT 2019-FL2, Ltd.

Companion Participation Holders

Name	Address	Wire Instructions
GP Commercial WF LLC	590 Madison Avenue, 38th Floor New York, New York 10022 Attention: Kevin Wachter (Wells Fargo) Phone: 212-364-3200	Bank: ########## Deposit Account Number: ########## Routing Number: ########## Deposit Account Name: ##########
TH Commercial GS LLC	590 Madison Avenue, 38th Floor New York, New York 10022 Attention: Kevin Wachter (Goldman Sachs) Phone: 212-364-3200	Bank: ########## Deposit Account Number: ########## Routing Number: ########## Deposit Account Name: ##########
GP Commercial CB LLC	590 Madison Avenue, 38th Floor New York, New York 10022 Attention: Kevin Wachter (GPMT) Phone: 212-364-3200	Bank: ########## Deposit Account Number: ########## Routing Number: ########## Deposit Account Name: ##########
TH Commercial JPM LLC	590 Madison Avenue, 38th Floor New York, New York 10022 Attention: Kevin Wachter (GPMT) Phone: 212-364-3200	Bank: ########## Deposit Account Number: ########## Routing Number: ########## Deposit Account Name: ##########
TH Commercial Mortgage LLC	590 Madison Avenue, 38th Floor New York, New York 10022 Attention: Kevin Wachter (GPMT) Phone: 212-364-3200	Bank: ########## Deposit Account Number: ########## Routing Number: ########## Deposit Account Name: ##########

EXHIBIT F

FORM OF FUTURE FUNDING MONTHLY REPORT

Period End Date		[MONTH] [DATE], 20[ ]

Loan Number	Loan Name	Advance Date	Amount
[ ]	[ ]	[ ]	$	[ ]
[ ]	[ ]	[ ]	$	[ ]
[ ]	[ ]	[ ]	$	[ ]

F-1